UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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HAYES LEMMERZ INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48168

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2007

To our Stockholders:

A special meeting of stockholders of Hayes Lemmerz International, Inc. (“Hayes” or the “Company”) will be held at the Company’s world headquarters, at 15300 Centennial Drive, Northville, Michigan 48168, on Friday, May 4, 2007, beginning at 8:00 a.m. (local time). At the meeting, the holders of our outstanding common stock, par value $0.01 per share (our “Common Stock”) will act on the following matters:

(1) A proposal to approve (i) a rights offering (the “Rights Offering”) of up to $180,000,000 to record holders of the Company’s outstanding Common Stock under which each full right will enable the holder to purchase one share of Common Stock at an exercise price of $3.25 per share (the “Exercise Price”), (ii) the sale of any Common Stock not subscribed for in the Rights Offering to Deutsche Bank Securities Inc. (the “Investor”) and SPCP Group, LLC, an affiliate of Silver Point Capital, L.P. (the “Principal Additional Investor”), (iii) at the Investor’s option, the purchase of up to 4,038,462 shares of Common Stock at the Exercise Price, resulting in additional proceeds of up to $13,125,002, and (iv) the related Amended and Restated Equity Purchase and Commitment Agreement and the other transactions contemplated thereby;

(2) A proposal to amend our Certificate of Incorporation to increase the aggregate number of our authorized shares of Common Stock from 100,000,000 to 200,000,000 and the aggregate number of our authorized shares of capital stock from 101,000,000 to 201,000,000;

(3) A proposal to amend our Certificate of Incorporation to increase the maximum number of members of the Board of Directors from nine to twelve; and

(4) Any other matters that properly come before the meeting.

All holders of record of shares of our Common Stock (NASDAQ: HAYZ) at the close of business on April 9, 2007 are entitled to vote at the meeting and any postponements or adjournments of the meeting. The enclosed proxy statement describes the proposals set forth above in more detail. We urge you to read the proxy statement carefully before you decide how to vote.

You are cordially invited to attend the meeting. Please note that space limitations make it necessary to limit attendance to stockholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:00 a.m., and seating will begin at 7:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,
Curtis J. Clawson	Patrick C. Cauley
President, Chief Executive Officer and Chairman of the Board	Vice President, General Counsel and Secretary

April 16, 2007

YOUR VOTE IS IMPORTANT

If you are unable to attend the meeting in person, you may vote on the proposals by proxy. To do so, please complete, date, sign and return the enclosed proxy card, or vote by telephone or the internet by following the instructions on the proxy card. We have enclosed a prepaid envelope to expedite the return of your proxy card. If you have voted by mail, telephone or internet and later decide to attend and vote at the meeting, you may do so.

PROXY STATEMENT, DATED APRIL 16, 2007

The Board of Directors of Hayes Lemmerz International, Inc. (“Hayes” or the “Company”) is soliciting proxies from its stockholders to be used at the special meeting of stockholders to be held on Friday, May 4, 2007, beginning at 8:00 a.m. (local time), at the Company’s world headquarters at 15300 Centennial Drive, Northville, Michigan 48168, and at any postponements, adjournments, or continuations thereof. This proxy statement contains information related to the special meeting. This proxy statement and a proxy card are being mailed to stockholders of record on or about April 19, 2007.

QUESTIONS AND ANSWERS RELATING TO THE SPECIAL MEETING

Why did I receive these materials?

Stockholders as of the close of business on April 9, 2007, which is referred to as the “Record Date,” are entitled to vote at our special meeting of stockholders, which will be held on May 4, 2007. As a stockholder, you are invited to attend the special meeting and are requested to vote on the proposals described in this proxy statement. We are required by law to distribute these proxy materials to all stockholders as of the Record Date. This proxy statement provides notice of the special meeting of stockholders, describes the proposals presented for stockholder action and includes information required to be disclosed to stockholders. The accompanying proxy card enables stockholders to vote on the matters without having to attend the special meeting in person.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the special meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of our Common Stock you own as of the Record Date. As of the Record Date, there were 39,645,682 shares of our Common Stock outstanding and eligible to vote.

Who can attend the meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:00 a.m., and seating will begin at 7:30 a.m. The meeting will begin promptly at 8:00 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

How many shares must be present or represented to conduct business at the special meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of our Common Stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. As of the Record Date, shares of Common Stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of Common Stock representing at least 19,822,842 votes will be required to establish a quorum.

Proxies received but marked as abstentions, votes withheld and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How can I vote my shares in person at the special meeting?

Shares held in your name as the stockholder of record may be voted by you in person at the special meeting. Shares held by you beneficially in “street name” through a broker, bank or other nominee may be voted by you in person at the special meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in “street name,” you may direct how your shares are voted without attending the special meeting. If you are a stockholder of record (that is, if your shares are registered directly in your name with our transfer agent, Mellon Investor Services (the “Transfer Agent”), you must complete and properly sign and date the accompanying proxy card and return it to us and it will be voted as you direct. A pre-addressed envelope is included for your use. You may also vote your shares by telephone or the internet by following the instructions on the proxy card. If you are a stockholder of record and attend the meeting, you may deliver your completed proxy card in person. If you hold shares beneficially in “street name,” you may vote by submitting voting instructions to your broker, bank or other nominee.

Can I change my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with our Corporate Secretary a written document revoking your earlier proxy, signing another proxy card with a later date and returning it to us prior to the Special Meeting, voting again by telephone or the internet prior to 11:59 p.m. on May 3, 2007, or attending the special meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who counts the votes?

Votes will be counted and certified by the Inspectors of Election, who are employees of our Transfer Agent. If you are a stockholder of record, your signed proxy card is returned directly to the Transfer Agent for tabulation. If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will return one proxy card to the Transfer Agent (or vote its shares as otherwise permitted) on behalf of its clients.

What are the Board of Directors’ recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote FOR each of the proposals.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each proposal?

Rights Offering and Related Transactions

The affirmative vote of the holders of a majority of the total votes cast in person or represented by proxy and entitled to vote on this proposal will be required for approval for (i) a Rights Offering of up to $180,000,000 to record holders of the Company’s outstanding Common Stock under which each full right will enable the holder to purchase one share of Common Stock at an Exercise Price of $3.25 per share, (ii) the sale of any Common Stock not subscribed for in the Rights Offering to the Investor and the Principal Additional Investor, (iii) at the Investor’s option, the purchase of up to 4,038,462 shares of Common Stock at the Exercise Price, resulting in additional proceeds of up to $13,125,002, and (iv) the related Amended and Restated Equity Agreement and the other transactions contemplated thereby (Proposal 1).

Amendment to Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

The affirmative vote of the holders of outstanding shares representing at least a majority of all of the shares of our Common Stock outstanding on the Record Date is required to amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock (Proposal 2).

Amendment to Certificate of Incorporation to Increase the Maximum Number of Members of the Board of Directors

The affirmative vote of the holders of outstanding shares representing at least a majority of all of the shares of our Common Stock outstanding on the Record Date is required to amend our Certificate of Incorporation to increase the maximum number of members of the Board of Directors (Proposal 3).

A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

How are votes counted?

For the foregoing proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST” Proposal 2 and Proposal 3, but will have no effect on voting with respect to Proposal 1. If you provide specific instructions with regard to certain proposals, your shares will be voted as you instruct on such proposals.

If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, then your broker, bank or other nominee is considered the stockholder of record, and you are considered the beneficial owner of your shares. We have supplied copies of our proxy statement to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send it to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares at the special meeting. The broker, bank or other nominee that is the stockholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose. If you hold your shares in a brokerage account but you fail to return your voting instruction card to your broker, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal, but will be counted in determining whether there is a quorum. The approval of the Rights Offering and related matters (Proposal 1) requires the affirmative vote of the holders of a majority of the total votes cast in person or represented by proxy at the special meeting and entitled to vote on the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved. However, broker non-votes will have the same effect as a negative vote on the proposals to amend our Certificate of Incorporation (i) to increase the number of authorized shares of Common Stock (Proposal 2) and (ii) to increase the maximum number of members of the Board of Directors (Proposal 3) because these proposals require the approval of the holders of a majority of all of the shares of our Common Stock issued and outstanding on the Record Date, regardless of whether all of such shares are present and entitled to vote at the meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

If the Rights Offering is approved by the stockholders, am I required to exercise any rights I receive in the Rights Offering?

No. You may exercise any number of your rights, or you may choose not to exercise any rights.

Where can I find the voting results of the special meeting?

We intend to announce the preliminary voting results at the special meeting and publish the final results in a Current Report on Form 8-K following the meeting.

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

PROPOSAL 1 —	A PROPOSAL TO APPROVE (I) A RIGHTS OFFERING OF UP TO $180,000,000 TO HOLDERS OF THE COMPANY’S OUTSTANDING COMMON STOCK AS OF APRIL 10, 2007, THROUGH THE ISSUANCE OF 55,384,615 RIGHTS TO PURCHASE ONE SHARE OF COMMON STOCK AT AN EXERCISE PRICE OF $3.25 PER SHARE, (II) THE SALE OF ANY COMMON STOCK NOT SUBSCRIBED FOR IN THE RIGHTS OFFERING TO THE INVESTOR AND THE PRINCIPAL ADDITIONAL INVESTOR, (III) AT THE INVESTOR’S OPTION, THE SALE OF UP TO 4,038,462 SHARES OF COMMON STOCK AT THE EXERCISE PRICE, RESULTING IN ADDITIONAL PROCEEDS OF UP TO $13,125,002, AND (IV) THE RELATED EQUITY AGREEMENT AND OTHER TRANSACTIONS CONTEMPLATED THEREBY

Background

During the past six months, the Board of Directors has considered various transactions intended to reduce the Company’s long-term indebtedness. These transactions included exchanges of equity for debt, the issuance of additional equity securities, and various rights offerings. After reviewing these transactions, the Board determined, after considering all relevant factors, including cost, terms, timing, and likelihood of success, that a rights offering made to existing stockholders in which institutional investors would “backstop” the rights offering by purchasing all of the shares of Common Stock offered in the rights offering but not purchased at its close represented the best available alternative for the Company and its stockholders. In that regard, the Company entered into an Equity Purchase and Commitment Agreement with the Investor on March 16, 2007 (the “Initial Equity Agreement”), and announced that the Board of Directors had approved a rights offering of up to $180,000,000, or up to 55,384,615 shares, of the Company’s Common Stock at a subscription price of $3.25 per share. The Initial Equity Agreement provided, among other things, that the Investor would purchase all of the shares of Common Stock offered in the Rights Offering but not purchased at the close of the Rights Offering and that the Investor would have the option to purchase up to $18,000,000, or up to 5,538,462 shares, of the Company’s Common Stock in a private purchase. If the Investor exercised all or any portion of this direct investment option, the gross proceeds to be raised from the Company’s stockholders in the Rights Offering would be reduced by the aggregate purchase price of the shares purchased by the Investor, and the subscription rights for each share of Common Stock granted to stockholders would be proportionately reduced to reflect such purchase. On March 30, 2007, the Company announced that it had set April 10, 2007, as the record date for determining the stockholders entitled to participate in the Rights Offering.

After the announcement of the Board’s approval of the transactions contemplated by the Initial Equity Agreement, the Company received unsolicited proposals from various third parties to backstop the Rights Offering or fund various transactions intended to reduce the Company’s long-term indebtedness and provide opportunities for stockholders to acquire equity in the Company at a discount to current trading prices of the Company’s Common Stock. The Board of Directors considered these proposals, and representatives of the Company also discussed these proposals with such third parties and with the Investor. As a result of these discussions, on April 16, 2007, the Company and the Investor entered into an Amended and Restated Equity Purchase and Commitment Agreement (the “Equity Agreement”) to reduce the Investor’s direct investment option to an aggregate of up to $13,125,002, or up to 4,038,462 shares, of the Company’s Common Stock (the “Direct Investment”), to provide that any such Direct Investment would be in addition to, and would not reduce, the number of shares of the Company’s Common Stock offered in the Rights Offering, and to increase the termination fee payable to the Investor under certain circumstances to 3.0% of the maximum dollar value of the Rights Offering and the Direct Investment. A description of the Equity Agreement is included elsewhere in this Proxy Statement.

Recommendation of the Board of Directors

The Board of Directors believes that it is in the best interests of the Company and its stockholders to conduct the Rights Offering and sell shares of Common Stock to the Investor to de-leverage the Company by reducing its indebtedness with the net proceeds generated by the Rights Offering. The Company will use the proceeds from the sale of shares in the Rights Offering and to the Investor to repurchase the Company’s outstanding 10 1/2% Senior Notes due 2010 (the “Notes”) in accordance with the terms of the Notes, to pay any required fees and expenses related to the Rights Offering, and for general corporate purposes. As of April 9, 2007, 21.3% and 21.2% of our Notes were held by the Investor and the Principal Additional Investor, respectively, and, as a result, approximately $72.8 million of the proceeds will be paid to the Investor and the Principal Additional Investor in order to repurchase our Notes. Such use of proceeds is subject to the amendment or refinancing of our Amended and Restated Credit Agreement dated April 11, 2005 (the “Credit Facility”) to allow for the repurchase of the Notes. The reduction of the Company’s indebtedness will strengthen its financial condition and increase its financial flexibility and cash flow. Accordingly, our Board of Directors has determined to distribute non-transferable rights (the “Rights”) to our stockholders of record as of April 10, 2007, permitting them to purchase 1.3970 shares of Common Stock for each share they owned on that date (the “Rights Ratio”) for $3.25 per share (the “Exercise Price”), for total proceeds before fees and expenses of $180,000,000.

Pursuant to the Equity Agreement, attached hereto as Appendix A, between the Company and the Investor, the Investor has agreed, subject to certain conditions and limitations, to purchase the shares of Common Stock not subscribed for in the Rights Offering at a price per share equal to the Exercise Price (the “Standby Commitment”). The Principal Additional Investor has agreed with the Investor to acquire 50% of the shares that the Investor is obligated to acquire pursuant to the Equity Agreement. Pursuant to the Equity Agreement, the Investor also has the option to purchase up to 4,038,462 shares at the Exercise Price for an aggregate purchase price of up to $13,125,002, in addition to the proceeds to be received in the Rights Offering. The matters described above as Proposal 1 are referred to collectively as the “Share Transaction” in this proxy statement and are all conditioned on approval by our stockholders at the special meeting. The Share Transaction is also conditioned on, among other things, our obtaining an amendment to or refinancing our Credit Facility to allow for the repurchase of the Notes. Unless our stockholders also approve Proposal 2 below, the amendment of our Certificate of Incorporation to increase our authorized shares of Common Stock, we will not have enough unreserved shares of Common Stock authorized in our Certificate of Incorporation to complete the Share Transaction.

The Board of Directors considered the potential dilution of the ownership of our current holders of Common Stock that could be caused by the issuance of additional shares of Common Stock pursuant to the Share Transaction. While the ownership percentage of current stockholders may decrease, the Board of Directors considered that the magnitude of this dilution would be substantially dependent upon the decision of each holder of Common Stock whether to subscribe for additional shares in the Rights Offering. In addition, the Board of Directors considered that the Share Transaction would only occur if our stockholders approved the proposed transaction. After weighing these factors and the fact that the Share Transaction would generate up to $193,125,002 in additional capital, before expenses, the Board of Directors believes that the Share Transaction is in the best interests of the Company and our stockholders.

The Rights Offering

We are distributing to the record holders of our Common Stock as of the record date of the Rights Offering non-transferable subscription rights to subscribe for and purchase shares of our Common Stock, subject to approval of the Share Transaction. The per-share purchase price for such shares will be $3.25, which is equal to a 31.8% discount to the average closing price of our Common Stock during the ten trading days preceding March 16, 2007, the date on which we entered into the Initial Equity Agreement. The Rights will entitle the holders of Common Stock to purchase an aggregate of 55,384,615 shares of Common Stock for an aggregate purchase price of up to $180,000,000.

Each holder of record of our Common Stock on the record date for the Rights Offering will receive 1.3970 Rights for each share of our Common Stock held by such holder. Each full Right will entitle the holder thereof to purchase at the Exercise Price, on or prior to the expiration time of the Rights Offering, one share of our Common Stock. Subscribers who exercise their rights in full may over-subscribe for additional shares (up to the number of shares for which such holder subscribed under his basic subscription privilege) to the extent shares are available. No fractional shares of Common Stock will be issued upon the exercise of any Rights.

This Proxy Statement is not an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities, including the Rights or any shares of Common Stock issuable upon exercise of the Rights. Offers and sales of Common Stock issuable upon exercise of the Rights will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. In connection with the Rights Offering, we have filed a Registration Statement on Form S-3 (File No. 333-141349) (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”).

Stockholders are being asked at the special meeting to approve the Rights Offering as part of the Share Transaction and the issuance of shares of our Common Stock necessary to accomplish the Share Transaction. A vote in favor of the Share Transaction will not obligate any stockholder to purchase shares in the Rights Offering.

Equity Agreement

In connection with the Rights Offering, we entered into the Equity Agreement with the Investor, a copy of which is attached to this Proxy Statement as Appendix A. The following description of the Equity Agreement is qualified in its entirety by reference to Appendix A.

Subject to the terms and conditions of the Equity Agreement, we are obligated to sell, and the Investor is obligated to purchase from us, any and all shares of our Common Stock issuable upon the exercise of any Rights remaining unsubscribed at the closing of the Rights Offering subscription period. The price per share paid by the Investor for such Common Stock will be equal to the subscription price offered in the Rights Offering. The Principal Additional Investor has agreed with the Investor to acquire 50% of the shares that the Investor is obligated to acquire pursuant to the Equity Agreement. In no event, however, will the Investor be permitted to acquire shares that would cause its beneficial ownership to exceed 45% of our issued and outstanding Common Stock, nor may the Principal Additional Investor acquire shares that would cause its beneficial ownership to exceed 30% of our issued and outstanding Common Stock. The Investor may also elect to assign some or all of its rights to purchase shares of Common Stock to such additional investors as are reasonably acceptable to the Company (the “Additional Investors”). We also agreed to grant the Direct Investment option to the Investor to purchase, concurrently with the Rights Offering, up to 4,038,462 shares of our Common Stock at a price equal to the Exercise Price for gross proceeds of up to $13,125,002. The Investor may exercise the Direct Investment option at any time before the close of business on the second business day after the expiration of the Rights Offering.

If no stockholders exercise their Rights, the Investor is obligated to purchase all 55,384,615 shares of our Common Stock offered in the Rights Offering pursuant to the Standby Commitment. In the event that no stockholders exercise their Rights, the ownership interest of the remaining stockholders could decrease to approximately 40.1%. In addition, if the Investor exercises its option to purchase 4,038,462 shares of our Common Stock pursuant to the Direct Investment and no stockholders exercise their Rights, the ownership interest of the remaining stockholders could decrease to approximately 38.4%.

As compensation to the Investor for the Standby Commitment, we agreed to pay the Investor a standby commitment fee equal to 3.00% of the maximum dollar value of the Rights Offering, of which $3.15 million has been paid and $2.25 million will be paid upon the closing of the Rights Offering. The Investor has agreed to pay 50% of this commitment fee to the Principal Additional Investor.

The obligation of the Investor to fulfill the Standby Commitment under the Equity Agreement is subject to the following conditions, among others set forth in the Equity Agreement:

•	the continued accuracy of the Company’s representations and warranties and the fulfillment of the Company’s covenants contained in the Equity Agreement;

•	since the date of the Equity Agreement, there shall not have occurred any changes or events that, individually or in the aggregate would reasonably be expected to result in any material adverse effect on the business, condition (financial or otherwise), or results of operations of the Company or its subsidiaries, taken as a whole, or any material adverse effect on the ability of the Company to consummate the transactions contemplated by the Equity Agreement;

•	no loss of a customer of the Company or any subsidiary that accounted for 4% or more of the Company’s revenues on a consolidated basis during the twelve months ended on the Company’s last full fiscal quarter immediately preceding the closing of the rights offering shall have occurred;

•	no material adverse change shall have occurred in the financial markets in the United States, and no outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial, or economic conditions shall have occurred, in each case the effect of which would make it, in the judgment of the Investor, impracticable or inadvisable to conduct the closing of the transactions contemplated by the Equity Agreement;

•	no suspension or material limitation on trading by the SEC or the Nasdaq Stock Market, Inc., shall have occurred, and no material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, and no banking moratorium by either federal or New York authorities shall have been declared;

•	the Company shall not have indebtedness in excess of $750.0 million, excluding indebtedness under securitization and other accounts receivable factoring and financing programs;

•	all governmental and third party notifications, filings, consents, waivers, and approvals required for the closing of the transactions contemplated by the Equity Agreement, including the termination or expiration of any waiting periods imposed by any governmental or regulatory authority, shall have been made or received;

•	no action shall have been taken and no statute, rule, regulation, or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree, or order of any federal, state, or foreign court shall have been issued, that prohibits the implementation of the Rights Offering or the transactions contemplated by the Equity Agreement;

•	approval of the rights offering, the transactions contemplated by the Equity Agreement, and the necessary amendments to the Company’s Certificate of Incorporation by the Company’s stockholders shall have been obtained;

•	the Standstill and Director Nomination Agreement with the Investor described below shall have been executed and delivered;

•	the registration statement for this Rights Offering and a registration statement on Form S-3 relating to the resale of any Common Stock purchased by the Investor, the Principal Additional Investor, or any Additional Investors shall have been declared effective by the SEC; and no stop order shall have been entered by the SEC with respect thereto;

•	the Company shall have complied with the requirements of the Nasdaq Stock Market, Inc., for the listing of the shares of common stock offered in the rights offering on the Nasdaq Global Market;

•	the standby commitment fee and other fees and expenses of the Investor and Principal Additional Investor shall have been paid;

•	the Company shall have provided guidance of adjusted EBITDA, minus capital expenditures, of not less than $95.0 million for the fiscal year ending January 31, 2008 (all calculations of EBITDA, adjusted EBITDA, and capital expenditures being made in a manner consistent with calculations of such items in documents filed or submitted to the SEC by the Company prior to the date of the Equity Agreement), and such guidance shall have been publicly affirmed by a method compliant with Regulation FD prior to the closing of the rights offering;

•	the Company shall have refinanced or otherwise amended the Credit Facility to permit repurchase of the Company’s Senior Notes and incremental third-party debt outside the United States in an amount of at least $125.0 million; and

•	the Company shall have furnished customary legal opinions and accounting comfort letters relating to the initial registration statement for the resale of the shares of Common Stock acquired by the Investor, the Principal Additional Investor, and any Additional Investors in the Rights Offering and pursuant to the Direct Investment option.

In the event the Investor terminates the Equity Agreement as a result of a material adverse change in the Company’s business, condition (financial or otherwise), or results of operations after April 16, 2007, the Company will be required to pay the Investor a termination fee of $1.8 million. In the event we terminate the Equity Agreement for any reason in our sole discretion (provided there was no breach by the Investor of the Equity Agreement) or the Investor terminates the Equity Agreement as a result of, among other events, an inaccuracy of our representations and warranties or failure to fulfill our covenants in the Equity Agreement, the Company’s incurring indebtedness in excess of $750.0 million, the failure of the Company to receive the approval of its stockholders for the Rights Offering and the transactions contemplated by the Equity Agreement, failure to obtain approval from the Nasdaq Global Market to list the Company’s shares of Common Stock acquired in the Rights Offering, failure to execute the Standstill and Director Nomination Agreement with the Investor, failure to pay the agreed upon fees and expenses of the Investor and the Principal Additional Investor, the failure of the Company to achieve certain financial targets and affirm its previous earnings guidance, or the failure of the Company to obtain an amendment or other refinancing of the Credit Facility, then the Company will be required to pay the Investor a termination fee of $5,793,750. In addition, unless the Investor is in breach of its obligations under the Equity Agreement, the Company will be required to pay the Investor’s and the Principal Additional Investor’s reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Equity Agreement in an amount not to exceed $1.5 million.

In addition, if we consummate the transactions contemplated by the Equity Agreement, we will be required to pay the Investor’s and the Principal Additional Investor’s reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Equity Agreement in an amount not to exceed $1.5 million. The Investor and the Principal Additional Investor have agreed not to purchase any additional shares of our Common Stock between the date of the Equity Agreement and the completion of the Rights Offering and the Investor has agreed not to take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of our Common Stock.

The Company, in its sole discretion, may terminate the Rights Offering and the Equity Agreement at any time prior to the consummation of such transactions, subject to the payment of the termination fee described above.

Registration Rights Agreement

In connection with the Equity Agreement, the Company, the Investor, and the Principal Additional Investor entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), a copy of which is attached to the Proxy Statement as Appendix B. The following description of the Registration Rights Agreement is qualified in its entirety by reference to Appendix B. Pursuant to the Registration Rights Agreement, the Company will register the resale of the shares of our Common Stock acquired by the Investor, the Principal Additional Investor and any Additional Investors in the Rights Offering and pursuant to the Direct Investment. As a result, once the registration statement with respect to such shares is declared effective by the SEC, such shares will be eligible for resale in the public market without restriction to the extent not already eligible for resale. The Company has certain other obligations under the Registration Rights Agreement relating to the rights of the Investor and the Principal Additional Investor to register shares of Common Stock for resale in the public market.

Standstill Agreements

In connection with the Equity Agreement, the Investor and the Principal Additional Investor have agreed that, upon the closing of the transactions contemplated by the Equity Agreement, they will each enter into a Standstill and Director Nomination Agreement (together, the “Standstill Agreements”) with the Company, the forms of which are attached to the Proxy Statement as Appendix C. The following description of the Standstill Agreements is qualified in its entirety by reference to Appendix C.

Pursuant to the Standstill Agreements, each of the Investor and the Principal Additional Investor will agree that neither it nor any of its affiliates will, directly or indirectly, without the prior written approval of the Company:

•	acquire, agree to acquire, or make any proposal to acquire, directly or indirectly, any shares of the Company’s outstanding Common Stock (or any securities convertible into or exchangeable for Common Stock) if, after giving effect to such acquisition, the Investor would beneficially own (as defined in Rule 13d-3 under the Exchange Act) more than 45%, or the Principal Additional Investor would beneficially own more than 30%, of the Company’s outstanding Common Stock, whether by purchase, tender offer, or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate association or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than as a result of a recapitalization of the Company or a transaction approved by a majority of the members of the Company’s Board of Directors (other than any nominee of the Investor or the Principal Additional Investor);

•	propose to enter into, directly or indirectly, any merger or similar business combination involving the Company or any of its subsidiaries;

•	propose that the Company or any of its subsidiaries enter into any plan of liquidation or dissolution or engage in any recapitalization transaction or sell all or substantially all of its assets;

•	make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote, or seek to advise or influence any person with respect to the voting of any voting securities of the Company or initiate, propose, or otherwise “solicit” stockholders of the Company for the approval of stockholder proposals, whether made pursuant to Rule 14a-8 promulgated by the SEC under the Exchange Act or otherwise, induce or attempt to induce any other Person to initiate any such stockholder proposal, or otherwise communicate with the stockholders of the Company or others pursuant to the rules governing the solicitation of proxies promulgated by the SEC under the Exchange Act with respect to any such proposal;

•	form, join, or in any way participate in a “group” with respect to any voting securities of the Company;

•	deposit any of the voting securities of the Company in any voting trust or subject any such voting securities to any agreement or other arrangement with respect to the voting of any such voting securities;

•	execute any written consent as a stockholder with respect to the voting securities of the Company;

•	otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors, or policies of the Company;

•	seek, alone or in concert with others, to call a meeting of stockholders of the Company, representation on the Board of Directors of the Company (other than as described below), or the removal of any member of the Board of Directors of the Company;

•	take any action or publicly announce any plan or intent to take any action inconsistent with the foregoing;

•	publicly request any amendment or waiver of any provision of the Standstill Agreements; or

•	advise, assist, or encourage any person in connection with any of the foregoing.

Pursuant to the Standstill Agreements, the Investor and the Principal Additional Investor may, for 90 days following the consummation of the transactions contemplated by the Equity Agreement, be entitled to designate certain individuals to fill newly-established seats on our Board of Directors, depending on the percentage ownership of our Common Stock held by the Investor and the Principal Additional Investor, as applicable, immediately following the rights offering. Such individuals must be independent within the meaning of the Nasdaq Marketplace Rules, may not be employed by or otherwise affiliated with the Investor or the Principal Additional Investor, and will be subject to the reasonable approval of our current Board of Directors. Each of the Investor and the Principal Additional Investor shall be entitled to designate one candidate (each, an Initial Director) to hold a seat on the Board of Directors if the ownership of our Common Stock by the Investor or the Principal Additional Investor, as the case may be, is equal to or greater than 15% of the total issued and outstanding shares of Common Stock following the closing of the transactions contemplated by the Equity Agreement, excluding any shares of our Common Stock held by the Investor prior to the date of the Standstill Agreements. In the event that the ownership of common stock by either the Investor or the Principal Additional Investor is equal to or greater than 30% of the total issued and outstanding shares of our common stock following the closing of the transactions contemplated by the Equity Agreement, excluding any shares of our common stock held by the Investor prior to the date of the Standstill Agreements, and the other party’s ownership is equal to or greater than 15%, then the Initial Directors shall be entitled to jointly designate one additional director. Notwithstanding the foregoing, in the event that the Investor owns 30% or more, and the Principal Additional Investor owns less than 15%, of the total issued and outstanding shares of our common stock immediately following the consummation of the transactions contemplated by the Equity Agreement, excluding any shares of our Common Stock held by the Investor prior to the date of the Standstill Agreements, the Principal Additional Investor shall have no right to designate a candidate for our Board of Directors and the Investor shall be entitled to designate one additional director. In addition, in the event that the Principal Additional Investor owns 30% or more, and the Investor owns less than 15%, of the total issued and outstanding shares of our common stock immediately following the consummation of the transactions contemplated by the Equity Agreement, excluding any shares of our common stock held prior to the date of the Standstill Agreements, the Investor shall have no right to designate a candidate for our Board of Directors and the Principal Additional Investor shall be entitled to designate one additional director. In the case of either the Investor’s or Principal Additional Investor’s right to appoint an additional director, as the case may be, each director so appointed to the Board of Directors shall serve for the remainder of the term of the class of directors for which he or she is appointed.

Pursuant to the Standstill Agreements, the Investor and the Principal Investor have each agreed to vote or cause to vote all shares that it beneficially owns in favor of the slate of directors nominated by the Board of Directors of the Company at the Company’s Annual Meetings of Stockholders to be held in 2007 and 2008, so long as the Company is not in breach of its obligations described in the immediately preceding paragraph.

The Standstill Agreements will expire upon the earliest to occur of the date:

•	that is two years and six months after the date of its execution;

•	on which the Investor or the Principal Additional Investor, as the case may be, no longer beneficially owns 15% or more of the Company’s issued and outstanding Common Stock;

•	on which a third party acquires beneficial ownership representing more than 25% of the Company’s issued and outstanding Common Stock;

•	of issuance by the Company to a third party of shares of Common Stock that, when combined with Common Stock beneficially owned by such third party, represent more than 15% of the Company’s issued and outstanding Common Stock (as determined under Rule 13d-3 under the Exchange Act), and the Company and such third party do not enter into a standstill agreement upon terms substantially similar to the Standstill Agreements;

•	of a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the company;

•	on which the Company enters into a definitive agreement that would result in a change of control (as that term is defined in the Standstill Agreements);

•	on which the Company publicly announces that it is soliciting, directly or indirectly, proposals to effect a change of control; or

•	after the expiration of certain periods, on which the Company receives a proposal relating to a change of control transaction that the Company does not reject.

Relationship with the Investor

As of the Record Date, Deutsche Bank AG, an affiliate of the Investor, beneficially owned 1,577,604 shares of Common Stock or 4.0% of the outstanding Common Stock.

We are not aware of any current plans or proposals by the Investor or the Principal Additional Investor with respect to any extraordinary corporate transactions involving us or any sale of our assets or change in our management, capitalization, dividend policy, Certificate of Incorporation or Bylaws, or any other change in our business or corporate structure or with respect to the delisting or deregistration of any of our securities. Upon on the closing of the transactions contemplated by the Equity Agreement, the Investor and the Principal Additional Investor will be subject to Standstill Agreements, which will prohibit each of them from taking certain actions. A more complete description of the Standstill Agreements with the Investor and the Principal Additional Investor is described above under the section entitled “Standstill Agreements.”

Certain Effects of the Share Transaction

To the extent that holders of our Common Stock do not exercise their Rights and shares of our Common Stock are purchased by the Investor, the Principal Additional Investor or the Additional Investors pursuant to the Rights Offering, such non-exercising holders’ proportionate equity and voting interest in the Company will be reduced. To the extent that shares of our Common Stock are purchased by the Investor, the Principal Additional Investor or the Additional Investors pursuant to the Direct Investment, each other holder’s proportionate equity and voting interest in the Company will be reduced.

Even if some stockholders other than the Investor and the Principal Additional Investor exercise their Rights, the Investor and the Principal Additional Investor could have a substantial ownership interest in the Company after the Share Transaction. As a result, subject to limitations in the Standstill Agreements described above, the Investor and the Principal Additional Investor could have the voting power to significantly influence the election of the Board of Directors and the approval of other matters presented for consideration by the stockholders.

The Share Transaction may also result in a decrease in the market value of our Common Stock. This decrease in market value may continue after the completion of the Share Transaction. Following the Share Transaction, the Investor, the Principal Additional Investor and the Additional Investors could own up to 61,000,681 shares of Common Stock. Because the Company has agreed to file registration statements with respect to all of such shares and to use its reasonable best efforts to make these registration statements effective, all of the shares acquired by the Investor, the Principal Additional Investor and any Additional Investors will be available for sale immediately after such registration statements become effective without any control over the timing or volume of sales thereof by the Company or any third party. It is possible that if the Investor, the Principal Additional Investor or any Additional Investor attempts to sell a significant percentage of such available shares within a short period of time, the market for our Common Stock may be adversely affected. It is also unclear whether the market for our Common Stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which the shares of our Common Stock might be offered. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this “market overhang” could have a negative impact on the market for our Common Stock and our ability to raise additional capital.

We currently have 100,000,000 shares of Common Stock authorized for issuance and we are seeking stockholder approval for the issuance of an additional 100,000,000 shares of Common Stock. The use of these authorized shares for the Share Transaction will reduce the number of shares available for other issuances.

Reasons for Soliciting Stockholder Approval

Our Common Stock trades on the Nasdaq Global Market. Under Nasdaq Marketplace Rules, we are required to obtain stockholder approval of the Equity Agreement and the transactions contemplated by the Equity Agreement, including the issuance of Common Stock pursuant to the Equity Agreement. The Nasdaq Global Market requires stockholder approval in a transaction (other than a public offering) involving the issuance or potential issuance of Common Stock (or securities convertible into Common Stock) equal to 20% or more of our Common Stock outstanding before the issuance for less than the greater of book or market value or if issuance of Common Stock would result in a change of control. The Exercise Price is expected to be less than the market value of our Common Stock, and it is expected that we will issue a number of shares of Common Stock pursuant to the Share Transaction that is greater than 20% of the currently outstanding shares of Common Stock. The Share Transaction could also result in a change of control of the Company as defined under Nasdaq Marketplace Rules. Accordingly, we are seeking stockholder approval of the Share Transaction.

Consequences if the Share Transaction is Not Approved by the Stockholders

If the Share Transaction is not approved by the requisite vote of our stockholders, we will cancel the Rights Offering and terminate the Equity Agreement. Under such circumstances, we would owe the Investor a fee equal to $5,793,750. In such event, we would be required to seek alternative sources of liquidity to execute our de-leveraging plan. We may not be able to obtain such an alternative source of financing on commercially reasonable terms, if at all. If we were unable to de-leverage the Company, it would have a material adverse impact on our financial condition and would adversely affect the price of our Common Stock.

Required Vote

The affirmative vote of a majority of the total votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote on this proposal is required to approve this proposal.

The Board of Directors recommends a vote FOR the proposal to approve the Share Transaction.

PROPOSAL 2	A PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AGGREGATE NUMBER OF OUR AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000 AND THE AGGREGATE NUMBER OF OUR AUTHORIZED SHARES OF CAPITAL STOCK TO FROM 101,000,000 TO 201,000,000.

The Board of Directors has adopted, by unanimous vote of the directors present at the meeting, a resolution approving, subject to stockholder approval, a proposed amendment to the Company’s Certificate of Incorporation, the form of which is attached to this Proxy Statement as Appendix D. This amendment would increase the number of shares of Common Stock which we would have authority to issue from 100,000,000 shares to 200,000,000 shares and to increase the aggregate number of shares of all classes of stock which we have authority to issue from 101,000,000 to 201,000,000. If approved by our stockholders, the increase in authorized Common Stock (and the corresponding increases in the aggregate number of shares of all classes of stock) would become effective as soon as reasonably practicable after the special meeting by the filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State of Delaware.

Our current authorized Common Stock is 100,000,000 shares. As of the Record Date, there were 39,645,682 shares of Common Stock outstanding, 4,608,075 shares of Common Stock reserved for issuance under our 2003 Long Term Incentive Plan, upon conversion of the preferred stock of HLI Operating Company, Inc. and upon exercise of the Company’s outstanding Series B Warrants. Based on the number of outstanding and reserved shares of Common Stock described above, we currently have approximately 55,746,243 shares of Common Stock remaining available for issuance.

The Share Transaction, if approved and completed, will require us to issue up to 59,423,077 shares of Common Stock, will trigger anti-dilution adjustments to the outstanding Series B Warrants, and may trigger anti-dilution adjustments to the HLI Operating Company, Inc. Series A Preferred Stock and to the options and awards granted pursuant to the Company’s 2003 Long Term Incentive Plan, which will increase the number of shares of Common Stock issuable upon exercise or conversion of such warrants, preferred stock, options and awards. Accordingly, without an increase in the authorized Common Stock, we will not have sufficient shares of Common Stock to complete the Share Transaction.

The additional shares of Common Stock authorized would also be available for other issuances for any proper corporate purpose from time to time as determined by our Board of Directors. For example, in addition to the Share Transaction, we may issue shares of Common Stock in public or private offerings for cash, or for use in our operations and for use as consideration in acquiring other companies or assets with stock.

Our Board of Directors also believes the amendment to our Certificate of Incorporation will enhance our flexibility in managing our capitalization, raising capital and structuring appropriate equity compensation. Our Board of Directors determines whether, when and on what terms to issue shares of Common Stock and preferred stock, including the additional shares proposed to be authorized.

While we do not have any current plans to issue additional equity securities (other than in connection with the Share Transaction and in connection with grants under our present and future equity compensation plans) and have not entered into any agreement to sell our equity securities at this time (other than as contemplated in connection with the Share Transaction) or to make an acquisition utilizing Common Stock, our Board of Directors is seeking approval at this time for more authorized Common Stock than is needed to complete the Share Transaction because opportunities requiring prompt action may arise in the future and our Board of Directors believes the delay and expense in seeking stockholder approval for additional authorized Common Stock could deprive us and our stockholders of the ability to benefit effectively from opportunities and/or cause the loss of attractive acquisitions or financing arrangements.

The additional shares of Common Stock to be authorized will have rights identical to the currently outstanding Common Stock. The proposed amendment will not affect the par value of our Common Stock, which will remain at $0.01 per share. Under our Certificate of Incorporation, our stockholders do not have preemptive rights to subscribe to additional securities which may be issued by us. This means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of Common Stock.

If we issue additional shares of Common Stock or other securities convertible into Common Stock in the future, it could dilute the voting rights of existing holders of Common Stock and could also dilute earnings per share.

Potential Anti-Takeover Effect of Proposed Amendment

The proposed amendment to the Certificate of Incorporation could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal, nor is it part of any plan to adopt a series of anti-takeover measures. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Although the Company has no present intention to use the additional authorized shares of Common Stock for such purposes, if the amendment is adopted, these additional shares of our Common Stock would be available for such purposes. Although the Company has adopted measures in the past that may have anti-takeover effects, the Board of Directors has no current intention to propose other anti-takeover provisions.

Our Certificate of Incorporation and Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and that may have the effect of delaying, deferring, or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board of Directors. Our Certificate of Incorporation provides for our Board of Directors to be divided into three classes, as nearly equal in number as possible, serving staggered terms. Approximately one-third of the Board of Directors will be elected each year. The provision for a classified Board of Directors could prevent a party who acquires control of a majority of the outstanding voting stock of the Company from obtaining control of the Board of Directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified Board of Directors provision could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

The Certificate of Incorporation provides that the Board of Directors may issue, without stockholder action, shares of preferred stock in one or more classes or series with voting or other rights. The issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of our incumbent management.

Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of such stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.

Consequences if the Amendment to the Certificate of Incorporation to Increase the Authorized Shares of Common Stock is Not Approved by the Stockholders

Without an increase in the authorized Common Stock, we will not have sufficient shares of Common Stock to complete the Share Transaction. In addition, if Proposal 2 is not approved by the requisite vote of the stockholders, we could be in material breach of the Equity Agreement, and the Investor could have the right to terminate the Equity Agreement. If the Investor terminates the Equity Agreement under such circumstances, we would be obligated to pay the Investor a fee equal to $5,793,750. If the Investor terminates the Equity Agreement, we would be required to seek alternative sources of financing to effect our de-leveraging plan, and the failure to obtain such financing may result in certain adverse effects as described in Proposal 1 above.

If stockholders approve Proposal 2, the amendment will become effective upon the filing of a Certificate of Amendment of our Certificate of Incorporation with the Secretary of State of Delaware, which is expected to be filed as soon as reasonably practicable after the special meeting. The proposed amendment would amend Article Fourth of the Company’s Certificate of Incorporation. The Board of Directors, however, reserves the right, notwithstanding stockholder approval of Proposal 2, and without further action by the stockholders, to determine not to proceed with the amendment of our Certificate of Incorporation at any time prior to the filing of the Certificate of Amendment.

Required Vote

The affirmative vote of the holders of outstanding shares representing at least a majority of the voting power of all of the shares of our Common Stock issued and outstanding on the Record Date will be required to approve Proposal 2.

The Board of Directors recommends a vote FOR the proposal to amend our Certificate of Incorporation to increase the number of our authorized shares of Common Stock and the aggregate number of shares of our capital stock available for issuance.

PROPOSAL 3	A PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE MAXIMUM NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS FROM NINE TO TWELVE

The Board of Directors has adopted, by unanimous vote of the directors present at the meeting, a resolution approving, subject to stockholder approval, a proposed amendment to the Company’s Certificate of Incorporation, the form of which is attached to this Proxy Statement as Appendix D. The Certificate of Incorporation currently provides that the Board of Directors shall consist of not more than nine directors. As described above, pursuant to the Standstill Agreements, the Investor and the Principal Additional Investor may be entitled to designate up to three individuals to fill newly-established seats on our Board of Directors, depending upon the percentage ownership of our Common Stock held by the Investor and the Principal Additional Investor following the Share Transaction. Such individuals must be independent within the meaning of the Nasdaq Marketplace Rules, may not be employed or otherwise affiliated with the Investor or the Principal Additional Investor, and will be subject to the reasonable approval of our current Board of Directors. In order to appoint such individuals to our Board of Directors, our Certificate of Incorporation must be amended to increase the number of directors. The Board of Directors believes this amendment is desirable to enable the Company to consummate the transactions contemplated by the Equity Agreement and to enable the Company to add qualified individuals to its Board of Directors in the future. A description of the Equity Agreement and the Standstill Agreements is set forth above in Proposal 1, and copies of the agreements are attached to this Proxy Statement as Appendices A and C, respectively.

The Certificate of Incorporation also provides for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year. The proposed amendment will not change the classification of the Board of Directors and will not affect the terms of the current members. Directors who are members of Class I will be elected at the 2007 Annual Meeting. Directors who are members of Classes II and III will continue to serve for the terms for which they were previously elected. If the Investor and the Principal Additional Investor are entitled to designate directors to be appointed to the Board of Directors, the new members will be allocated among classes such that all the classes will continue to be as close to equal in number as practicable.

Increasing the maximum number of members of the Board of Directors could, in certain circumstances, have an anti-takeover effect, although this is not the intention of the Board of Directors. For a discussion of certain measures adopted by the Company that have anti-takeover effects, see Proposal 2—“Potential Anti-Takeover Effect of Proposed Amendment.”

If our stockholders approve Proposal 3, the amendment will become effective upon the filing of a Certificate of Amendment to Certificate of Incorporation with the Secretary of State of Delaware, which would be filed as soon as reasonably practicable after the special meeting. The proposed amendment would amend Article Seventh of the Company’s Certificate of Incorporation. The Board of Directors, however, reserves the right, notwithstanding stockholder approval of Proposal 3, and without further action by the stockholders, to determine not to proceed with the amendment of our Certificate of Incorporation at any time prior to the filing of the Certificate of Amendment.

Our Bylaws contain similar provisions limiting the maximum number of members of the Board of Directors to nine. If Proposal 3 is approved by our stockholders, our Board of Directors will approve a substantially similar amendment of our Bylaws. Stockholder approval of such amendment of our Bylaws is not required.

Consequences if the Amendment to the Certificate of Incorporation to Increase the Maximum Number of Members of the Board of Directors is Not Approved by the Stockholders

If Proposal 3 is not approved by the requisite vote of the stockholders, depending on the number of shares beneficially owned by the Investor and the Principal Additional Investor following the consummation of the transactions contemplated by the Equity Agreement, we could be in material breach of the Equity Agreement, and the Investor could have the right to terminate the Equity Agreement. If the Investor terminates the Equity Agreement under such circumstances, we would be obligated to pay the Investor a fee equal to $5,793,750. If the Investor terminates the Equity Agreement, we would be required to seek alternative sources of financing to effect our de-leveraging plan, and the failure to obtain such financing may result in certain adverse effects as described in Proposal 1 above.

Required Vote

The affirmative vote of the holders of outstanding shares representing at least a majority of all of the shares of our Common Stock issued and outstanding on the Record Date will be required to approve Proposal 3.

The Board of Directors recommends a vote FOR the proposal to amend our Certificate of Incorporation to increase the maximum number of members of the Board of Directors.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the special meeting other than the proposals referred to above. If any other matter is properly brought before the special meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holders.

PROPOSALS FOR 2007 AND 2008 ANNUAL STOCKHOLDERS MEETINGS

From time to time, individual stockholders may wish to submit proposals which they believe should be voted upon by the Company’s stockholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Company’s annual proxy materials. Stockholder proposals intended to be presented at the 2007 Annual Meeting of Stockholders were required to have been received by the Secretary of the Company at its executive office, 15300 Centennial Drive, Northville, Michigan 48168, no later than January 26, 2007 (which is 120 days prior to the expected date of the 2007 Proxy Statement and which date was set forth in the Company’s 2006 Proxy Statement) in order to be eligible for inclusion in the Company’s Proxy Statement for the 2007 Annual Meeting. No such proposals were submitted for inclusion in the 2007 Annual Meeting Proxy Statement. In order to be eligible for inclusion in the Company’s Proxy Statement for the 2008 Annual Meeting, stockholder proposals will be required to be received by the Company at the address above by approximately January 25, 2008 (which is approximately 120 days prior to the expected date of the 2008 Proxy Statement). The precise date will be included in the 2007 Proxy Statement for the 2007 Annual Meeting.

In order for proposals of stockholders submitted outside the process of Rule 14a-8 under the Exchange Act to be considered timely, our By-laws require that such proposals must be submitted to our Corporate Secretary no earlier than March 16, 2007 and no later than April 17, 2007. However, if the 2007 annual meeting is called for a date earlier than June 16, 2007 or later than August 15, 2007, the stockholder proposal must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

How many shares of Common Stock do our directors, executive officers, and largest stockholders own?

Based on the most recent information made available to us, the following table sets forth certain information regarding the ownership of our Common Stock as of April 9, 2007 by: (a) each director; (b) each of the “named executive officers” who remain employees of the Company as of April 9, 2007; (c) all of our executive officers and directors as a group; and (d) each person, or group of affiliated persons, known to us to be beneficial owners of 5% or more of our Common Stock as of such date. A person generally “beneficially owns” shares if he has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, and subject to community property laws where applicable, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner(1)	Ownership(2)	of Class

5% Stockholders:
Rutabaga Capital Management(3)	4,344,835	11.0
Amalgamated Gadget, L.P.(4)	3,629,666	9.2
Credit Suisse(5)	2,291,000	5.8
Named Executive Officers and Directors:
Curtis J. Clawson	663,172	1.7
Fred Bentley	68,418	*
James A. Yost	119,022	*
Daniel M. Sandberg	64,935	*
William H. Cunningham	38,182	*
Cynthia Feldmann	0	*
George T. Haymaker, Jr.	28,182	*
Mohsen Sohi	23,587	*
Henry D. G. Wallace	25,682	*
Richard F. Wallman	18,182	*
All current directors and executive officers as a group (12 persons)	1,171,817	3.1

*	Less than one percent (1%).

(1)	Unless otherwise indicated, the address of each person named in the table is Hayes Lemmerz International, Inc., 15300 Centennial Drive, Northville, Michigan 48168. This table is based upon the Company’s books and records, information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Applicable percentages are based on 39,645,682 outstanding shares on April 9, 2007, adjusted as required by rules promulgated by the SEC.

(2)	The following table indicates those individuals named in the table above whose total number of beneficially owned shares include shares subject to options that are either currently vested or which will become exercisable within 60 days of April 9, 2007.

Shares
Subject to
Name	Options

Curtis J. Clawson	411,822
Fred Bentley	54,546
James A. Yost	78,546
Daniel M. Sandberg	59,354
William H. Cunningham	10,909
George T. Haymaker	10,909
Mohsen Sohi	8,153
Henry D. G. Wallace	10,909
Richard F. Wallman	10,909
All current directors and executive officers as a group (12 persons)	755,775

(3)	Information reflected in this table and the notes thereto with respect to Rutabaga Capital Management is based on the Schedule 13G/A, dated January 23, 2007, filed by Rutabaga Capital Management on January 23, 2007. The amount set forth consists of 4,344,835 shares with respect to which Rutabaga Capital Management has sole dispositive power, 2,710,705 shares with respect to which Rutabaga Capital Management has sole voting power and 1,634,130 shares with respect to which Rutabaga Capital Management has shared voting power. The address of Rutabaga Capital Management is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109.

(4)	Information reflected in this table and the notes thereto with respect to Amalgamated Gadget, L.P. is based on the Schedule 13G/A, dated December 31, 2006, filed by Amalgamated Gadget, L.P. on February 8, 2007, except that the preferred stock of HLI Operating Company, Inc. held by Amalgamated Gadget, L.P. was exchanged for Common Stock of the Company on April 4, 2007. The amount set forth consists of shares acquired by Amalgamated Gadget, L.P. for and on behalf of R2 Investments, LDC and with respect to which Amalgamated Gadget, L.P., Scepter Holdings, Inc. and Geoffrey Raynor have sole voting power and sole dispositive power. The number of shares reported as beneficially owned by Amalgamated Gadget, L.P. includes 89,932 shares issued upon conversion of the 15,916 shares of preferred stock of HLI Operating Company, Inc. reported as held by Amalgamated Gadget, L.P. Scepter Holdings, Inc. is the general partner of Amalgamated Gadget, L.P. and Mr. Raynor is the President and sole shareholder of Scepter Holdings, Inc. The address of Amalgamated Gadget, L.P. is 301 Commerce Street, Suite 2975, Fort Worth, Texas 76012.

(5)	Information reflected in this table and the notes thereto with respect to Credit Suisse is based on the Schedule 13G, dated December 29, 2006, filed by Credit Suisse on February 13, 2007 (the “Credit Suisse Schedule 13G”). The amount set forth consists of 2,291,000 shares with respect to which Credit Suisse has sole voting power and sole dispositive power. The address of Credit Suisse is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the principal business and office of the Reporting Person in the United States is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Credit Suisse is Credit Suisse Group (“CSG”), a corporation formed under the laws of Switzerland. CSG, for purposes of the federal securities laws, may be deemed ultimately to control Credit Suisse and its subsidiaries to the extent that they constitute the Investment Banking division, the Alternative Investments business within the Asset Management division, and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Reporting Person”). CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the Alternative Investments business) (the “Traditional AM Business”) and the Private Banking division (other than the U.S. PCS Business (the “Non-U.S. PB Business”)) may beneficially own shares to which the Credit Suisse Schedule 13G relates (the “Shares”) and such Shares are not reported in the Credit Suisse Schedule 13G. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

ADDITIONAL INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process of “householding” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker. You can notify us by sending a written request to 15300 Centennial Drive, Northville, Michigan 48168 or by calling Investor Relations at 734-737-5162.

Proxy Solicitation Costs.

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We have retained Innisfree M&A Incorporated (“Innisfree”), 501 Madison Avenue, New York, New York 10022, to aid in the solicitation. For these services, we will pay Innisfree a fee of $12,500 and reimburse it for certain reasonable out-of-pocket disbursements and expenses. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

APPENDIX A

EXECUTION COPY

AMENDED AND RESTATED EQUITY PURCHASE AND COMMITMENT AGREEMENT

THIS AMENDED AND RESTATED EQUITY PURCHASE AND COMMITMENT AGREEMENT (this “Agreement”), dated as of April 16, 2007, is made by and between Deutsche Bank Securities Inc., a Delaware corporation (the “Investor”), and Hayes Lemmerz International, Inc., a Delaware corporation (the “Company”). Capitalized terms used in this Agreement have the meanings assigned thereto in the sections indicated on Schedule 1 hereto.

WHEREAS, the Company proposes to conduct a rights offering by distributing to each holder of record (as of a certain record date) of its shares of Common Stock, par value $0.01 per share (the “Common Stock”), at no charge, non-transferable rights (the “Rights”), for each share of Common Stock held by such stockholder, to purchase shares (“Shares”) of Common Stock that have an aggregate value of $180.0 million (the “Aggregate Offering Amount”), rounded to the nearest whole share (the “Rights Offering”);

WHEREAS, each holder of a Right will be entitled to purchase up to its pro rata portion of 55,384,615 Shares (the “Basic Subscription Privilege”) at a price of $3.25 per Share (as adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event, the “Exercise Price”);

WHEREAS, each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled, on a pro rata basis, to subscribe for additional Shares at the Subscription Price (the “Over-Subscription Privilege”), to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Privileges;

WHEREAS, in order to facilitate the Rights Offering, the Investor and the Company entered into an Equity Purchase and Commitment Agreement dated March 16, 2007 (the “Original Agreement”), pursuant to which and upon the terms and subject to the conditions set forth therein, the Investor agreed to purchase at the Exercise Price, upon expiration of the Rights Offering, such number of Shares that are not purchased by stockholders pursuant to the exercise of Rights;

WHEREAS, the Company and the Investor wish to amend and restate the Original Agreement; and

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that the Rights Offering, this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1. Rights Offering.

(a) On the terms and subject to the conditions set forth herein, the Company will distribute, at no charge, 1.3970 Rights to each holder of record of Common Stock (each, an “Eligible Holder”) for each share of Common Stock held by such holder (the “Rights Ratio”) as of the close of business on April 10, 2007 (the “Record Date”), provided that no fractional Shares will be issued and the Exercise Price multiplied by the aggregate number of Shares offered shall not exceed the Aggregate Offering Amount. Each such Right shall be non-transferable. Each Right will entitle the holder to purchase at the Exercise Price, at the election of the holder thereof, one Share.

(b) The Rights (including the Basic Subscription Privilege and the Over-Subscription Privilege) may be exercised during a period (the “Rights Exercise Period”) commencing on the date on which Rights are issued to Eligible Holders (the “Rights Offering Commencement Date”) and ending at 5:00 p.m. Eastern Daylight Time on a Business Day that shall not be less than twenty (20) days after the Rights Offering Commencement Date, subject to extension at the reasonable discretion of the Board of Directors, provided, however, that the Rights Exercise Period shall not be more than thirty (30) Business Days without the prior written consent of the Investor (the “Expiration Time”). “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(c) Each Eligible Holder who wishes to exercise all or a portion of its Rights shall (i) during the Rights Exercise Period return a duly executed document to a subscription agent (the “Subscription Agent”) electing to exercise all or a portion of the Rights held by such Eligible Holder and (ii) pay an amount equal to the full Exercise Price of the number of Shares that the Eligible Holder elects to purchase pursuant to the instructions set forth in the Rights Offering Registration Statement by a specified date to an escrow account established for the Rights Offering. On the Closing Date, the Company will issue to each Eligible Holder who validly exercised its Rights the number of Shares to which such Eligible Holder is entitled based on such exercise.

(d) Each Eligible Holder who exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional Shares at the Exercise Price up to an amount equal to the number of Shares such Eligible Holder is entitled to purchase under its Basic Subscription Privilege pursuant to the instructions set forth in the Rights Offering Registration Statement to the extent that other Eligible Holders elect not to exercise all of their respective Rights in the Basic Subscription Privilege. If the number of Shares remaining after the exercise of all Basic Subscription Privilege is not sufficient to satisfy all requests for Shares under the Over-Subscription Privileges, the Eligible Holders who exercised their Over-Subscription Privileges will be allocated such remaining Shares in proportion to the number of Shares they have purchased through the Basic Subscription Privilege.

(e) If the pro rata allocation exceeds the number of Shares requested in the Over-Subscription Privilege, then each Eligible Holder only will receive the number of Shares requested, and the remaining Shares from such Eligible Holder’s pro rata allocation will be divided among other Eligible Holder exercising their Over-Subscription Privilege. If the pro rata allocation is less than the number of Shares requested in the Over-Subscription Privilege, then the excess funds paid by that Eligible Holder as the Subscription Price for the Shares not issued will be returned to such Eligible Holder without interest or deduction.

(f) The Company will pay all of its expenses associated with the Rights Offering Registration Statement, the Initial Registration Statement and the Rights Offering, including, without limitation, filing and printing fees, fees and expenses of any subscription and information agents, its counsel and accounting fees and expenses, costs associated with clearing the Shares for sale under applicable state securities laws and listing fees.

(g) The Company shall notify, or cause the Subscription Agent to notify the Investor and the Principal Additional Investor, on each Friday during the Rights Exercise Period and on each Business Day during the five Business Days prior to the Expiration Time (and any extensions thereto), or more frequently if reasonably requested by the Investor, of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

(h) The Company hereby agrees and undertakes to give the Investor and the Principal Additional Investor by electronic facsimile transmission the certification by an executive officer of the Company of either (i) the number of Shares elected to be purchased by Eligible Holders pursuant to validly exercised Rights, the aggregate Exercise Price therefor, the number of Unsubscribed Shares and the aggregate Exercise Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the commitment set forth in Section 1(k) is terminated (a “Satisfaction Notice”) as soon as practicable and, in any event, within two (2) Business Days after the expiration of the Rights Offering (the date of transmission of confirmation of a Purchase Notice or a Satisfaction Notice, the “Determination Date”).

(i) No later than twelve noon EDT on the second Business Day immediately following the Expiration Time, the Company will provide a Purchase Notice or a Satisfaction Notice to the Investor as provided above, setting forth a true and accurate determination of the aggregate number of Unsubscribed Shares, if any; provided, that on the Closing Date, on the terms and subject to the conditions in this Agreement, the Investor will purchase, and the Company will sell, only such number of Unsubscribed Shares as are listed in the Purchase Notice, without prejudice to the rights of the Investor or the Company to seek later an upward or downward adjustment if the number of Unsubscribed Shares in such Purchase Notice is inaccurate.

(j) The Investor will have the right, but not the obligation, by providing written notice to the Company at any time prior to 5:00 P.M. EDT on the second Business Day immediately following the Expiration Time, to subscribe for and purchase on the Closing Date, and the Company agrees to issue and sell on the Closing Date, up to

4,038,462 shares of Common Stock (the shares subscribed for by the Investor, the “Direct Subscription Shares”) at price equal to the Exercise Price per share. The parties acknowledge and agree that the number of Direct Subscription Shares purchased by the Investor, pursuant to this Section 1(j), shall have no effect on the Rights Ratio or the number of shares of Common Stock to be sold in the Rights Offering.

(k) The Investor shall purchase on the Closing Date, and the Company agrees to issue and sell on the Closing Date for the Exercise Price per Share (i) that number of Shares issuable pursuant to the aggregate number of Rights that were not properly exercised by the Eligible Holders thereof during the Rights Offering (such Shares in the aggregate, the “Unsubscribed Shares”) and (ii) the “Direct Subscription Shares” (such shares, together with the Unsubscribed Shares, the “Investor Shares”).

(l) The Investor shall have the right to arrange for one or more of its Affiliates (each, a “Affiliated Purchaser”) to purchase Investor Shares, by written notice to the Company at least two (2) Business Days prior to the Closing Date, which notice shall be signed by the Investor and each Affiliated Purchaser, and shall contain a confirmation by the Affiliated Purchaser of the accuracy with respect to it of the representations set forth in Section 4. In no event will any such arrangement relieve the Investor from its obligations under this Agreement. The term ”Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934 in effect on the date hereof.

(m) The Investor shall have the right, with the prior written consent of the Company, which consent may not be unreasonably withheld or delayed, to enter into one or more agreements (the “Additional Investor Agreements”) with certain persons and entities (collectively, ”Additional Investors”) pursuant to which the Investor may arrange for one or more Additional Investors to purchase certain of the Investor Shares; provided, however, that each Additional Investor Agreement shall be in a form reasonably acceptable to the Company, and provided further that without the prior written consent of the Company, no Additional Investor, other than the Principal Additional Investor (as defined below), may acquire Investor Shares that would result in such Additional Investor owning beneficially or of record more than 15% of the issued and outstanding Common Stock of the Company on the Closing Date. A single Additional Investor (the ”Principal Additional Investor”) may acquire Investor Shares pursuant to an Additional Investor Agreement, in the form of agreement annexed hereto as Exhibit C (the “Principal Additional Investor Agreement”), that would result in such Principal Additional Investor owning beneficially or of record more than 15% but, not more than 30%, of the issued and outstanding Common Stock of the Company on the Closing Date. Each Additional Investor Agreement shall contain a confirmation by such Additional Investor of (i) the accuracy with respect to it of the representations set forth in Section 4 and (ii) that it is not an “affiliate” or “associate” of the Investor or any other Additional Investor (as such terms are defined in the Exchange Act) and that it is not acting in concert with nor is it a member of a “group” which includes the Investor or any Additional Investor other than by reason of the fact that it beneficially owns securities of the Company. In no event will any such arrangement relieve the Investor from its obligations under this Agreement, nor will any breach of the Principal Additional Investor Agreement by either the Investor or the Principal Additional Investor relieve the Investor with respect to its obligations hereunder.

(n) Notwithstanding the foregoing, the Investor’s obligation to acquire and pay for Investor Shares is limited to the maximum number of shares that the Investor may acquire without acquiring beneficial ownership of more than 45% (after giving effect to the sale of all Investor Shares that the Investor has agreed to sell to the Principal Additional Investor pursuant to the terms of the Principal Additional Investor Agreement) of the issued and outstanding Common Stock of the Company on the Closing Date.

(o) The closing of the purchase of the Shares to be purchased in the Rights Offering and the Investor Shares to be purchased by the Investor hereunder will occur at 10:00 a.m., New York City time, on the fourth (4th) Business Day following the Expiration Time (the “Closing Date”), for the Exercise Price, in the manner, and on the terms and conditions of the Rights Offering as will be set forth in the Rights Offering Registration Statement. Delivery of the Investor Shares will be made by the Company to the account of the Investor (or to such other accounts, including the account of an Affiliated Purchaser or an Additional Investor, as the Investor may designate in accordance with this Agreement). The documents to be delivered on the Closing Date by or on behalf of the parties hereto and the Investor Shares will be delivered at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, on the Closing Date.

(p) All Investor Shares will be delivered with any and all issue, stamp, transfer, sales and use, or similar Taxes or duties payable in connection with such delivery duly paid by the Company.

2. The Commitment; Fees and Expenses.

(a) On the basis of the representations and warranties herein contained, the Company shall pay the following fees to the Investor, as the case may be:

(i) a stand-by commitment fee equal to $3,150,000 (the “Stand-By Commitment Fee”) which was paid to the Investor on March 16, 2007; and

(ii) a take-up commitment fee equal to $2,250,000 million (the “Take-Up Fee” and, together with the Stand-By Commitment Fee, the “Rights Offering Fees”) to be paid to the Investor on the Closing Date, if any, only if the Closing occurs.

(b) Payment of the Rights Offering Fees will be made by wire transfer of immediately available funds in U.S. dollars to the account specified by the Investor to the Company at least 24 hours prior to such payment. The Rights Offering Fees will be nonrefundable and non-avoidable when paid. The provision for the payment of the Rights Offering Fee is an integral part of the transactions contemplated by this Agreement and without this provision the Investor would not have entered into the Agreement.

(c) Unless the Investor is in breach of any of its representations, warranties or covenants in this Agreement at the date of termination, which breach had materially delayed or materially or adversely impacted, or would reasonably be expected to materially delay, or materially and adversely impact, the Investor’s performance of its obligations under this Agreement, the Company will promptly reimburse or pay, as the case may be, on the Closing Date, the out-of-pocket costs and expenses reasonably incurred by the Investor and the Principal Additional Investor to the extent incurred on or before the Closing Date (and thereafter reasonable post-closing costs and expenses relating to the closing incurred within three months of the Closing Date), including reasonable fees, out-of-pocket costs and expenses of counsel to the Investor and the Principal Additional Investor, and including, the filing fee, if any, required to be paid in connection with any filings required to be made by the Investor, the Principal Additional Investor or their Affiliates under the HSR Act or any other competition laws or regulations which shall be paid by the Company on behalf of the Investor, the Principal Additional Investor or their Affiliates, as the case may be, when filings under the HSR Act or any other competition laws or regulations are made, together with all expenses of the Investor, the Principal Additional Investor or their Affiliates incurred to comply therewith and the reasonable fees, out-of-pocket costs and expenses incurred by the Investor and the Principal Additional Investor in connection with the Rights Offering Registration Statement and the Initial Resale Registration Statement (collectively, “Transaction Expenses”); provided, that the aggregate amount of such Transaction Expenses payable by the Company shall not exceed $1.5 million. The provision for the payment of the Transaction Expenses is an integral part of the transactions contemplated by this Agreement and without this provision the Investor would not have entered into this Agreement.

3. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with the Investor, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby:

(a) Organization and Qualification.  The Company and each of its Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation or organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect” means (i) any material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, taken as a whole, or (ii) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 3(g), to consummate the transactions contemplated by this

Agreement. For the purposes of this Agreement, (x) a “Subsidiary” of any person means, with respect to such person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies, and (y) a “Significant Subsidiary” is a Subsidiary that satisfies the definition contained in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

(b) Corporate Power and Authority.  The Company has or, to the extent executed in the future, will have when executed the requisite corporate power and authority to enter into, execute and deliver this Agreement and each other agreement to which it will be a party as contemplated by this Agreement (this Agreement and such other agreements collectively, the “Transaction Agreements”) and, subject to stockholder approval, to perform its obligations hereunder and thereunder, including the issuance of the Rights and Investor Shares. The Company has taken or will take all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Rights, the Shares and Investor Shares.

(c) Execution and Delivery; Enforceability.  Each Transaction Agreement has been, or prior to its execution and delivery will be, duly and validly executed and delivered by the Company, and each such document will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d) Authorized and Issued Capital Stock.  The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, and (ii) 1,000,000 shares of preferred stock, par value $.01 per share. At the close of business on April 10, 2007 (the “Capital Structure Date”), (i) 39,645,682 shares of Common Stock were issued and outstanding, (ii) no shares of preferred stock were issued or outstanding, (iii) 957,447 shares of Common Stock were reserved for issuance upon exercise of the Company’s Series B Warrants (the “Warrants”), (iv) 683,399 shares of Common Stock were reserved for issuance upon exchange of the Series A Cumulative Redeemable Exchangeable Preferred Stock, par value $1.00 per share, of HLI Operating Company, Inc., a Delaware corporation and indirect subsidiary of the Company, (v) no shares of Common Stock were held by the Company in its treasury, and, (vi) 2,967,299 shares of Common Stock were reserved for issuance upon exercise of stock options and other rights to purchase shares of Common Stock and vesting of restricted stock units (each, an “Option” and, collectively, the “Options”) granted under any stock option or stock-based compensation plan of the Company or otherwise (the “Stock Plans”). Except with respect to Hayes Lemmerz-Inci-Jant-Sanayi, A.S., Jantas Jant Sanayi ve Ticaret A.S., Kalyani Lemmerz Limited, Siam Lemmerz Co., Ltd. and MGG Group B.V., issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any preemptive rights. Except as set forth in this Section 3(d), at the close of business on the Capital Structure Date, no shares of capital stock or other equity securities or voting interest in the Company were issued, reserved for issuance or outstanding. Since the close of business on the Capital Structure Date, no shares of capital stock or other equity securities or voting interest in the Company have been issued or reserved for issuance or become outstanding, other than shares described in this Section 3(d) that have been issued upon the exercise of outstanding Options granted under the Stock Plans or Warrants and other than the shares to be issued hereunder. Except as described in this Section 3(d) and with respect to Hayes Lemmerz-Inci-Jant-Sanayi, A.S., Jantas Jant Sanayi ve Ticaret A.S., Kalyani Lemmerz Limited, Siam Lemmerz Co., Ltd. and MGG Group B.V., neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (w) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company, (x) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (y) restricts the transfer of any shares of capital stock of the Company or (z) relates to the voting of any shares of capital stock of the Company.

(e) Issuance.  The Investor Shares to be issued and sold by the Company to the Investor or any Affiliated Purchaser or Additional Investor hereunder, when such Shares are issued and delivered against payment therefor by the Investor hereunder, will be duly and validly authorized, issued and delivered and fully paid and non-assessable, free and clear of all Taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.

(f) No Conflict.  The distribution of the Rights, the sale, issuance and delivery of the Shares upon exercise of the Rights, the consummation of the Rights Offering by the Company and the execution and delivery by the Company of the Transaction Agreements and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including compliance by the Investor with its obligations hereunder and thereunder) (i) provided that the Company amends or refinances the Credit Agreement (as defined below), will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, and (iii) will not result in any violation of, or any termination or impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in any such case described in subclause (i) and (iii) for any conflict, breach, violation, default, acceleration, lien, termination or impairment which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) Consents and Approvals.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the distribution of the Rights, the sale, issuance and delivery of Shares upon exercise of the Rights or the Investor Shares to each Investor hereunder and the consummation of the Rights Offering by the Company and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) the registration under the Securities Act of the issuance of the Rights and the Shares pursuant to the exercise of Rights, (ii) filings with respect to and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any other comparable laws or regulations in any foreign jurisdiction relating to the sale or issuance of Investor Shares to the Investor, and (iii) such consents, approvals, authorizations, registrations or qualifications (x) as may be required under state securities or Blue Sky laws in connection with the purchase of the Investor Shares by the Investor or the distribution of the Rights and the sale of Shares to Eligible Holders, (y) pursuant to the rules of the Nasdaq Stock Market, Inc., including the approval of the Company’s stockholders of the Rights Offering, including the issuance of Investor Shares to the Investor, or (z) the absence of which will not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Arm’s Length.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person or entity. Additionally, the Investor is not advising the Company or any other person or entity as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Investor shall have no responsibility or liability to the Company, its Affiliates, or their respective stockholders, directors, officers, employees, advisors or other representatives with respect thereto. Any review by the Investor of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Investor and shall not be on behalf of the Company, its Affiliates, or their respective shareholders, directors, officers, employees, advisors or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of the Investor with respect thereto.

(i) Company SEC Documents.  Since June 3, 2003, the Company has filed or submitted all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) (“Company SEC Documents”) with the Securities and Exchange Commission (the “Commission”). As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such Company SEC Documents. The Company has filed with the Commission all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents. No Company SEC Document filed after January 31, 2006, when filed, or, in the case of any Company SEC Document amended or superseded prior to the date of this Agreement, then on the date of such amending or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any future Company SEC Documents filed with the Commission prior to the Closing Date, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(j) Financial Statements.  The financial statements and the related notes of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering Prospectus, comply or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulation of the Commission thereunder (the “Exchange Act”), as applicable, and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates indicated and for the periods specified, subject, in the case of the unaudited financial statements, to absence of disclosure normally made in footnotes and to customary year end adjustments which shall not be material; such financial statements have been prepared in conformity with U.S. generally accepting accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Company SEC Documents filed prior to March 16, 2007), and the supporting schedules included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering Prospectus, present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering Prospectus, has been or will be derived from the accounting records of the Company and its Subsidiaries and presents fairly or will present fairly the information shown thereby; and the pro forma financial information and the related notes included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering Prospectus, have been or will be prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Company SEC Documents and will be set forth in the Rights Offering Registration Statement and the Rights Offering Prospectus.

(k) Rights Offering Registration Statement and Rights Offering Prospectus.  The Rights Offering Registration Statement or any post-effective amendment thereto, as of the Securities Act Effective Date, will comply in all material respects with the Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Rights Offering Prospectus and any amendment or supplement thereto and as of the Closing Date, the Rights Offering Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Distribution Date and the Expiration Date, the Investment Decision Package will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus, at the time of use thereof, when considered together with the Investment Decision Package, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Rights Offering Prospectus, at the time of filing thereof, will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation and warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to the Investor or the Additional Investors furnished to the Company in writing by the Investor or the Additional Investors expressly for use in the Rights Offering Registration Statement and the Rights Offering Prospectus and any amendment or supplement thereto.

For the purposes of this Agreement, (i) the term “Rights Offering Registration Statement” means the Registration Statement on Form S-3 initially filed with the Commission on March 16, 2007 relating to the Rights Offering, including all exhibits thereto, as amended as of the Securities Act Effective Date, and any post-effective amendment thereto that becomes effective; (ii) the term “Rights Offering Prospectus” means the final prospectus contained in the Rights Offering Registration Statement at the Securities Act Effective Date (including information, if any, omitted pursuant to Rule 430A and subsequently provided pursuant to Rule 424(b) under the Securities Act), and any amended form of such prospectus provided under Rule 424(b) under the Securities Act or contained in a post-effective amendment to the Rights Offering Registration Statement; (iii) the term “Investment Decision Package” means the Rights Offering Prospectus, together with any Issuer Free Writing Prospectus used by the Company to offer the Shares to Eligible Holders pursuant to the Rights Offering, (iv) the term “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering, (v) the term “Preliminary Rights Offering Prospectus” means each prospectus included in the Rights Offering Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Rights Offering Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities Act; and (vi) “Securities Act Effective Date” means the date and time as of which the Rights Offering Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission.

(l) Free Writing Prospectuses.  Each Issuer Free Writing Prospectus will conform in all material respects to the requirements of the Securities Act as of the date of first use or as otherwise provided for in Rule 433 under the Securities Act, and the Company will comply with all prospectus delivery and all filing requirements applicable to such Issuer Free Writing Prospectus under the Securities Act. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(m) Absence of Certain Changes.  Since January 31, 2006, other than as disclosed in the Company SEC Documents filed prior to March 16, 2007, and except for actions to be taken pursuant to the Transaction Agreements:

(i) there has not been any change in the capital stock from that set forth in Section 3(d) or any material change in long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock;

(ii) no event, fact or circumstance has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iii) neither the Company nor any of its Subsidiaries has paid, discharged, waived, compromised, settled or otherwise satisfied any material Legal Proceeding, whether now pending or hereafter brought, (A) at a cost in excess of $20 million of the amount accrued or reserved for it in the Company SEC Documents filed prior to March 16, 2007, or (B) on a basis that reveals a finding or an admission of a material violation of law by the Company or its Subsidiaries; and

(iv) other than in the ordinary course of business, neither the Company nor any of its Subsidiaries has (A) made, changed or revoked any material Tax election, (B) entered into any settlement or compromise of any material Tax liability, (C) filed any amended Tax Return with respect to any material Tax, or (D) entered into any closing agreement relating to any material Tax, in each case, which has had an adverse effect in excess of

$50 million on the amount accrued or reserved for Tax liabilities in the Company SEC Documents filed prior to March 16, 2007.

(n) Descriptions of the Transaction Agreement.  The statements in the Rights Offering Registration Statement and the Rights Offering Prospectus insofar as they purport to constitute summaries of each of the Transaction Agreements or the terms of statutes, rules or regulations, legal or governmental proceedings or contracts, will constitute accurate summaries in all material respects.

(o) No Violation or Default; Compliance with Laws.  Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or similar organizational documents. Neither the Company nor any of its Subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for any such default that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, or has been at any time since January 31, 2006, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such violation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Legal Proceedings.  Except as described in the Company SEC Documents filed prior to March 16, 2007, there are no legal, governmental or regulatory actions, suits, proceedings or, to the knowledge of the Company, investigations pending to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, has had or, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. The Company has not received written notice of any pending, threatened or contemplated investigations by any governmental or regulatory authority or by others. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Exchange Act to be described in the Company SEC Documents or the Rights Offering Registration Statement or Rights Offering Prospectus that are not or will not be so described, and there are no contracts or other documents that are required under the Exchange Act to be filed as exhibits to the Company SEC Documents or the Rights Offering Registration Statement or Rights Offering Prospectus or described in the Company SEC Documents or the Rights Offering Registration Statement or Rights Offering Prospectus that are not so filed or described.

(q) Independent Accountants.  KPMG LLP, the Company’s public accountants, are independent public accountants with respect to the Company and its Subsidiaries as required by the Securities Act.

(r) Labor Relations.  Except as set forth in the Company SEC Documents filed prior to March 16, 2007:

(i) the Company and each of its Subsidiaries is in compliance in all respects with all applicable laws (domestic and foreign), agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, and is not engaged in any material unfair labor practice as determined by the National Labor Relations Board (or any foreign equivalent) except where the failure to comply or such practice has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(ii) there are no current and, the Company has not received written notice of any threatened, organizational activities or demands for recognition by a labor organization seeking to represent employees of the Company or any Subsidiary and no such activities have occurred during the past 24 months except to the extent such activities or demands have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(s) Title to Intellectual Property.  The Company and its Subsidiaries own or possess valid and enforceable rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively,

“Intellectual Property”) used in the conduct of their respective businesses other than such rights in Intellectual Property, which the failure to own or possess, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Company SEC Documents filed prior to March 16, 2007, the registrations with and applications to governmental or regulatory authorities in respect of such Intellectual Property are valid and in full force and effect, have not, except in accordance with the ordinary course practices of the Company and its Subsidiaries, lapsed, expired or been abandoned (subject to the vulnerability of a registration for trademarks to cancellation for lack of use), except to the extent that such lapse, expiration, or abandonment has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The consummation of the transaction contemplated hereby will not result in the loss or impairment of any rights to use such Intellectual Property or obligate the Investor to pay any royalties or other amounts to any third party in excess of the amounts that would have been payable by Company and its Subsidiaries absent the consummation of this transactions. Except as set forth in the Company SEC Documents filed prior to March 16, 2007, (i) the Company and its Subsidiaries have taken reasonable security measures to protect the confidentiality and value of its and their trade secrets (or other Intellectual Property for which the value is dependent upon its confidentiality), and no such information, has been misappropriated or the subject of an unauthorized disclosure, except to the extent that such misappropriation or unauthorized disclosure has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) the Company and its Subsidiaries have not received any notice that it is or they are, in default (or with the giving of notice or lapse of time or both, would be in default) under any contract relating to Intellectual Property except to the extent that such default has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Company SEC Documents, the conduct of the businesses of the Company and its Subsidiaries will not conflict in any respect with any Intellectual Property rights of others, and the Company and its Subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others which has had or would in any such case be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(t) Title to Real and Personal Property.  The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other tangible and intangible properties (other than Intellectual Property covered by Section 3(s)) owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are imposed or otherwise permitted pursuant to the Credit Agreement or (ii) individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. All of the leases and subleases to which the Company or its Subsidiaries are a party are in full force and effect and enforceable by the Company or such Subsidiary in accordance with their terms, and neither the Company nor any Subsidiary has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased property by under any such lease or sublease, except where any such claim or failure to be enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u) Investment Company Act.  As of the date hereof, the Company is not and, after giving effect to the consummation of the transactions contemplated by this Agreement, including the offering and sale of the Investor Shares and Shares upon exercise of Rights, and the application of the proceeds thereof, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v) Licenses and Permits.  The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Documents except any such licenses, certificates, permits or authorization the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Company SEC Documents filed prior to March 16, 2007, and except as, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any knowledge that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(w) Compliance with Environmental Laws.

(i) the Company and its Subsidiaries have complied, since June 3, 2003, and are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders, including all civil and common law, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”);

(ii) the Company and its Subsidiaries have (a) received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (b) are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses or approvals, and (c) have paid all fees, assessments or expenses due under any such permits, licenses or approvals; and

(iii) the Company and its Subsidiaries have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, or for any violation of Environmental Laws.

except, in the case of each of the foregoing, as disclosed in the Company SEC Documents filed prior to March 16, 2007, as have been, as of the date of this Agreement, adequately provided for in accordance with GAAP in the financial statements of the Company included in the Company SEC Documents filed prior to March 16, 2007, or as, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(x) Tax Matters.  Except as described in the Company SEC Documents filed with the Commission prior to March 16, 2007, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i) the Company has timely filed or caused to be timely filed (taking into account any applicable extension of time within which to file) with the appropriate taxing authorities all material tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information Tax Returns) for Taxes (“Tax Returns”) that are required to be filed by, or with respect to, the Company and its Subsidiaries on or prior to the Closing Date. The Tax Returns accurately reflect all material liability for Taxes of the Company and its Subsidiaries for the periods covered thereby;

(ii) all material Taxes and Tax liabilities due by or with respect to the income, assets, payments or operations of the Company and its Subsidiaries for all taxable years or other taxable periods that end on or before the Closing Date have been or will, prior to the Closing, be timely paid in full or accrued and fully provided for in accordance with GAAP on the financial statements of the Company;

(iii) neither the Company nor any of its Subsidiaries has received any written notices from any taxing authority relating to any material issue that has not been adequately provided for in accordance with GAAP in the financial statements of the Company included in the Company SEC Documents filed prior to March 16, 2007; and

(iv) the Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the date hereof.

For purposes of this Agreement, “Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

(y) Employee Benefit Plans.

(i) For purposes of this Agreement, “Company Plan” means material domestic and foreign benefit and compensation plans, programs, contracts, commitments, practices, policies and arrangements, whether written or oral, that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its Subsidiaries, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and deferred compensation, stock option, stock purchase, restricted stock, stock appreciation rights, stock based, incentive and bonus plan.

(ii) Except as described in the Company SEC Documents filed prior to March 16, 2007: (A) each Company Plan, other than any “multiemployer plans” within the meaning of Section 3(37) of ERISA (“Multiemployer Plans”), is in substantial compliance with ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable laws; (B) each Company Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS covering all Tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination within the applicable remedial amendment period under Section 401(b) of the Code, and the Company is not aware of any circumstances likely to result in the loss of the qualification of such Company Plan under Section 401(a) of the Code; (C) no liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA (“Single-Employer Plan”) currently maintained or contributed to (or with respect to which an obligation to contribute has been undertaken), or the Single-Employer Plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a “Company ERISA Affiliate”); (D) the Company and its Subsidiaries have not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of a Company ERISA Affiliate) that has not been satisfied in full and no condition or circumstance has existed that presents a risk of the occurrence of any withdrawal from any such Multiemployer Plan; (E) no notice of a “reportable event,” within the meaning of Section 4043 of ERISA has occurred or is expected to occur for any Company Plan or by any Company ERISA Affiliate; (F) all contributions required to be made under the terms of any Company Plan have been timely made or have been reflected in the financial statements of the Company included in the Company SEC Reports filed prior to March 16, 2007; (G) there has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Plan which would increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year; (H) neither any Company Plan nor any Single-Employer Plan of a Company ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and neither the Company nor any of its Subsidiaries nor any Company ERISA Affiliate has, during its most recently completed fiscal year, applied for or obtained a funding waiver; (I) required minimum contributions to any Company Plan under Section 412 of the Code will not be materially increased by application of Section 412(l) of the Code; (J) neither the Company nor any of its Subsidiaries during the immediately preceding two year period has provided, or is required to provide, security to any Company Plan or to any Single-Employer Plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code, and any such security previously so provided has been released; (K) none of the execution or delivery of this Agreement, stockholder approval of this Agreement nor the consummation of the transactions contemplated hereby, including, without limitation, the Rights Offering (either alone or together with any additional or subsequent events), constitutes an event under any Company Plan, loan to, or individual agreement or contract with, any current or former employee or director of the Company or its Subsidiaries that may result in any material payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Company Plan, restriction or limitation on the right of the

Company and/or its Subsidiaries to merge, amend or terminate any Company Plan, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any such employee or director, or the forgiveness of any loan or other commitment of any such employees or directors; (L) no Company Plan provides for post-employment or retiree welfare benefits, except as required by Section 4980B of the Code and part 6 of subtitle B of Title I of ERISA; and (M) there are no actions, suits, arbitrations, inquiries, audits, investigations or other proceedings (other than routine claims for benefits) pending or, to the Company’s knowledge, threatened, with respect to any Company Plan, except for any of the foregoing that do not and would not reasonably be expected to result, individually or in the aggregate, in a material liability of the Company and its Subsidiaries.

(z) Internal Control Over Financial Reporting.  Except as set forth in the Company SEC Documents filed prior to March 16, 2007, the Company and its Subsidiaries (i) make and keep books and records that accurately and fairly represent the Company’s transactions, and (ii) maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s board of directors (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and the audit committee of the Company’s board of directors any material weaknesses in internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(aa) Disclosure Controls and Procedures.  Except as disclosed in the Company SEC Documents filed prior to March 16, 2007, the Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the Commission and other public disclosure documents.

(bb) Insurance.  The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for companies whose businesses are similar to the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made to continue such insurance except such capital improvements or expenditures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) No Unlawful Payments.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in each case other than clause (iii) that has been or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(dd) Compliance with Money Laundering Laws.  The Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Money Laundering Laws is pending. Neither the Company nor any of its Subsidiaries has received written notice regarding any threatened action, suit or proceeding involving the Company or any of its Subsidiaries with respect to any Money Laundering Laws.

(ee) Compliance with Sanctions Laws.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company will not directly or indirectly use the proceeds of the Rights Offering or the sale of the Investor Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, to the Company’s knowledge, is currently subject to any U.S. sanctions administered by OFAC.

(ff) No Broker’s Fees.  Except for Lazard Frères & Co. LLC, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Investor for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Investor Shares.

(gg) No Registration Rights.  Except as provided for pursuant to the Amended and Restated Registration Rights Agreements of even date herewith by and between the Company and the Investor (the “Registration Rights Agreement”), no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Rights Offering Registration Statement with the Commission or in connection with Rights Offering or the sale of the Investor Shares.

(hh) No Stabilization.  The Company has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ii) Margin Rules.  Neither the issuance, sale and delivery of the Rights or the Shares in connection with Rights Offering or the sale of the Investor Shares nor the application of the proceeds thereof by the Company as to be described in the Rights Offering Registration Statement and the Rights Offering Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(jj) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Company SEC Documents has been made or reaffirmed, and in the case of the Rights Offering Registration Statement and the Rights Offering Prospectus, will be made or reaffirmed, without a reasonable basis or has been disclosed other than in good faith.

(kk) Takeover Statutes; Charter.  The Board of Directors of the Company has taken all necessary action to approve, for purposes of Section 203(a)(i) of the General Corporation Law of the State of Delaware (“Section 203”), the acquisition of the Investor Shares by the Investor and the Principal Additional Investor pursuant to the terms of this Agreement and the Principal Additional Investor Agreement, respectively. Except for Section 203, no other “fair price,” “moratorium,” “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation (a “Takeover Statute”) is applicable to the Company, the Common Stock, the Shares, the sale and issuance of the Investor Shares or the other transactions contemplated by this Agreement and the Transaction Agreements.

(ll) No Solicitation.  Neither the Company nor any agent acting on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any Person or Persons so as to bring the sale of such Shares to the Investors within the registration provisions of the Securities Act or any state securities laws.

(mm) Disclosure of Information.  The Company has disclosed publicly any “Confidential Information” (as such term is defined in the Confidentiality Agreement, dated February 27, 2007, executed by the Investor)

previously provided to the Investor and the Principal Additional Investor that is material non-public information under the federal securities laws.

4. Representations and Warranties of the Investor.  The Investor represents and warrants and agrees with the Company as set forth below. Each such representation, warranty and agreement is made as of the date hereof and as of the Closing Date.

(a) Incorporation.  The Investor has been duly organized and, if applicable, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

(b) Corporate Power and Authority.  The Investor has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement.

(c) Execution and Delivery.  This Agreement has been duly and validly executed and delivered by the Investor and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

(d) No Registration.  The Investor understands that the Investor Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

(e) Investment Intent.  Except as provided in Sections 1(l) and 1(m) hereof, the Investor is acquiring the Investor Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

(f) Securities Laws Compliance.  The Investor Shares will not be offered for sale, sold or otherwise transferred by the Investor except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(g) Sophistication.  The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Investor Shares being acquired hereunder. The Investor is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Investor Shares for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, the Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

(h) Legended Securities.  The Investor understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under any applicable requirements of the U.S. Securities Act or applicable state securities laws, the Investor Shares shall be represented by a certificate bearing the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”;

(i) No Conflict.  The execution and delivery by the Investor of each of the Transaction Agreements to which it is a party and the compliance by the Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws or similar governance documents of the Investor, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor or any of their properties, except in any such case described in subclause (i) for any conflict, breach, violation, default, acceleration or lien which has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(j) Consents and Approvals.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Investor or any of its properties is required to be obtained or made by the Investor for the purchase of the Investor Shares hereunder and the execution and delivery by the Investor of this Agreement or the Transaction Agreements to which it is a party and performance of and compliance by the Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except filings with respect to and the expiration or termination of the waiting period under the HSR Act or any comparable laws or regulations in any foreign jurisdiction relating to the purchase of Investor Shares and except for any consent, approval, authorization, order, registration or qualification which, if not made or obtained, has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(k) Arm’s Length.  The Investor acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to the Investor with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering). Additionally, without derogating from or limiting the representations and warranties of the Company, the Investor is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, except as specifically set forth in this Agreement. Without derogating from or limiting the representations and warranties of the Company, the Investor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

(l) No Violation or Default; Compliance with Laws.  The Investor is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, individually or in the aggregate, that would prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement. The Investor is not in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such violation that has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(m) Legal Proceedings.  There are no actions, suits or proceedings to which the Investor is a party or to which any property of the Investor is the subject that, individually or in the aggregate, has or, if determined adversely to the Investor, would reasonably be expected to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement and Investor has not received written notice that any such actions, suits or proceedings are threatened by any governmental or regulatory authority or threatened by others that has or would reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(n) No Undisclosed Written Agreements.  The Investor has not entered into any material written agreements with an additional Investor directly relating to Investor Shares or the performance of the Transaction Agreements, and any such written agreement hereafter entered into will be disclosed promptly to the Company.

(o) Share Ownership.  Based on the methodology for calculating shares beneficially owned by the Investor which methodology is disclosed in its Schedule 13D filing filed with the Commission with respect to the Company’s

Common Stock on March 27, 2007, the Investor beneficially owned 1,577,604 shares of Common Stock as of March 23, 2007.

5. Additional Covenants of the Company.  Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with the Investor as set forth below.

(a) Registration Statements and Proxy Statement.

(i) As promptly as practicable following the date of this Agreement, the Company shall prepare and file (x) an amendment to the Rights Offering Registration Statement, (y) an amendment to the registration statement on Form S-3 that was filed on March 16, 2007, registering offers and sales of Investor Shares by the Investor, any Affiliated Purchasers and any Additional Investors pursuant to Rule 415 under the Securities Act (the “Initial Resale Registration Statement”), and (z) a definitive proxy statement soliciting the approval of the Company’s stockholders of this Agreement and the transactions contemplated hereby pursuant to the rules of the Nasdaq Stock Market, Inc. and certain other matters, which shall include a recommendation of the Board of Directors that the stockholders vote to approve the transactions contemplated hereby, including the Rights Offering and the issuance of Investors Shares to the Investor and the Principal Additional Investor (the “Proxy Statement”).

(ii) The definitive Proxy Statement, and the amendments to the Rights Offering Registration Statement and the Initial Resale Registration Statement (the “SEC Transaction Documents”) filed with the Commission shall be substantially consistent in all material respects with the last forms of such documents provided to the Investor and its counsel to review prior to the filing thereof. The Company shall: (x) provide the Investor with a reasonable opportunity to review any SEC Transaction Document that is amended after the date hereof prior to its filing with the SEC and shall duly consider in good faith any comments of the Investor and its counsel; (y) advise the Investor promptly of the time when each of the SEC Transaction Documents has been filed or when each of the Rights Offering Registration Statement or Initial Resale Registration Statement has become effective or any Rights Offering Prospectus or Rights Offering Prospectus supplement has been filed and shall furnish the Investor with copies thereof; and (z) advise the Investor promptly after it receives notice of any comments or inquiries by the Commission (and furnish the Investor with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any SEC Transaction Document, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing any SEC Transaction Document or for additional information, and in each such case, provide the Investor with a reasonable opportunity to review any such comments, inquiries, request or other communication from the Commission and to review any amendment or supplement to any SEC Transaction Document before any filing with the Commission, and to duly consider in good faith any comments consistent with this Agreement and any other reasonable comments of the Investor and its respective counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of an SEC Transaction Document or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(iii) The Company shall use its reasonable best efforts to have the Proxy Statement, the Rights Offering Registration Statement and the Initial Resale Registration Statement cleared or declared effective, as the case may be, by the Commission as promptly as practicable after such filing. The Company shall take all action as may be necessary or advisable so that the Rights Offering and the issuance and sale of the Investor Shares and the other transactions contemplated by this Agreement will be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or Blue Sky laws.

(iv) The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable and, in any event, within five (5) Business Days after the date hereof. Subject to applicable law, the Company shall take all action necessary, in accordance with and subject to the General Corporation Law of the State of Delaware and its certificate of incorporation and by-laws, to duly call, give notice of and convene and hold a special meeting of its stockholders to consider and vote upon the transactions contemplated hereby as promptly as practicable, to the extent required by applicable law or regulations or the rules of the Nasdaq Stock Market, Inc. The Company shall use its reasonable best efforts to obtain the requisite stockholder approval of this Agreement and the transactions contemplated hereby.

(v) If at any time prior to the Expiration Time, any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify the Investor of any such event and prepare an amendment or supplement to the Investor Decision Package that is reasonably acceptable in form and substance to the Investor that will correct such statement or omission or effect such compliance.

(b) Listing.  The Company shall use its commercially reasonable efforts to list and maintain the listing of the Common Stock on the Nasdaq Global Market.

(c) Rule 158.  The Company will generally make available to the Company’s security holders as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act.

(d) HSR.  The Company shall use its reasonable best efforts to seek all approvals or consents that are necessary or advisable under the HSR Act and any comparable laws or regulations in any foreign jurisdiction so that any applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of Investor Shares hereunder, and shall not take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement.

(e) Clear Market.  If the Investor (including any Affiliated Purchaser), the Principal Additional Investor and any other Additional Investor purchases 7,476,923 or more Shares in the aggregate (excluding the Shares purchased by the Investor or the Principal Additional Investor pursuant to Section 1(j)) on the Closing Date, for a period of 90 days after the Closing Date (the “Restricted Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for capital stock of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of capital stock of the Company or such other securities, in cash or otherwise, without the prior written consent of the Investor, except for (A) Rights and Common Stock issuable upon exercise of Rights, and (B) shares of Common Stock issued upon the exercise of any stock options outstanding as of the date hereof. Notwithstanding the foregoing, if (i) during the last 17 days of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(f) Use of Proceeds.  As promptly as practicable following the Closing Date, the Company will apply the net proceeds from the sale of the Rights and the Investor Shares, together with any other funds of the Company as may be necessary, to repurchase and cancel all of the Company’s 10 1/2% Senior Notes due 2010 using the optional redemption provision of such notes and to pay any required fees and expenses related to the transactions contemplated hereby, with any excess to be used for general corporate purposes.

(g) No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(h) Actions Regarding Conditions.  During the period from the date of this Agreement to the Closing Date, the Company shall not take any action or omit to take any action that would reasonably be expected to result in the conditions to the Agreement set forth in Section 8 not being satisfied.

(i) Access to Information.  At any time (a)(i) prior to the Closing Date, or (ii) after the Closing Date but prior to the second anniversary of the Closing Date, provided solely with respect to clause (ii) that the Investor or

Principal Additional Investor, as the case may be, holds at least 14,236,956 shares of Common Stock (excluding any shares of Common Stock held by the Investor or the Principal Additional Investor prior to the date hereof or purchased by the Investor or the Principal Additional Investor pursuant to Section 1(j) of this Agreement), and (b) provided that the Investor or Principal Additional Investor, as the case may be, has executed a confidentiality agreement mutually agreeable to the Company and the Investor or Principal Additional Investor, as the case may be, the Company shall (and shall cause its Subsidiaries to) furnish promptly to the Investor or Principal Additional Investor, as the case may be, such information concerning its business, properties and personnel as may reasonably be requested by the Investor or Principal Additional Investor, as the case may be; provided, that the Investor or the Principal Additional Investor, as the case may be, may not trade in the Company’s securities while it is in possession of material non-public information and, provided, further, that the foregoing shall not require the Company in its reasonable judgment (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would cause the Company or any of its Subsidiaries to violate any of its obligations with respect to confidentiality to a third party, (ii) to disclose any privileged information of the Company or any of its Subsidiaries, (iii) to violate any laws or (iv) to publicly disclose any such information.

(j) Amendment or Refinancing of Credit Agreement.  The Company shall use its reasonable best efforts to either (i) amend the Company’s Amended and Restated Credit Agreement, dated as of April 11, 2005 by and among HLI Operating Company, Inc., as Borrower, Hayes Lemmerz International, Inc., the Lenders and Issuers listed therein, Citicorp North America, Inc., as First Lien Agent, Second Lien Agent and Collateral Agent, Lehman Commercial Paper, Inc., as Syndication Agent, and General Electric Capital Corporation, as Documentation Agent (the “Credit Agreement”) to permit the repurchase of the Notes or (ii) refinance the Credit Agreement to permit the repurchase of the Notes, in either case, as soon as is reasonably practicable, but in no event later than Closing; provided, however, that any such amendment or refinancing of the Credit Agreement will permit incremental third-party debt outside the United States in an amount of at least $125 million.

(k) Reasonable Best Efforts.  The Company shall use its reasonable best efforts (and shall cause its Subsidiaries to use their respective reasonable best efforts) to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its or their part under this Agreement and applicable laws to cooperate with the Investor and to consummate and make effective the transactions contemplated by this Agreement, including:

(i) preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

(ii) defending any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iii) executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, a Standstill Agreement (the “Standstill Agreement”) between the Company and the Investor, in the form attached hereto as Exhibit A.

6. Additional Covenants of the Investor.  The Investor agrees with the Company:

(a) Information.  To provide the Company with such information as the Company reasonably requests regarding the Investor for inclusion in the SEC Transaction Documents.

(b) HSR Act.  To use reasonable best efforts to obtain all authorizations, approvals and consents that are necessary or advisable under the HSR Act and any comparable laws or regulations in any foreign jurisdiction so that any applicable waiting period shall have expired or been terminated thereunder and any applicable notification, authorization, approval or consent shall have been made or obtained with respect to the purchase of Investor Shares hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement;

provided, however, that notwithstanding anything to the contrary contained herein, neither the Company, the Investor nor the Principal Additional Investor (nor their respective ultimate parent entities, as such term is used in the HSR Act), shall be required to disclose to any other party to this Agreement, any information contained in its HSR Notification and Report Form which such party, in its sole and reasonable discretion, deems confidential.

(c) Reasonable Best Efforts.  The Investor shall use its reasonable best efforts to take all actions, and do all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to cooperate with the Company and to consummate and make effective the transactions contemplated by this Agreement, including executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including:

(i) preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

(ii) defending any lawsuits or other actions or proceedings to which the Investor has been named a party, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iii) executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the Standstill Agreement.

(d) No Stabilization.  The Investor will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e) Share Acquisition.  Between the date hereof and the Closing Date, the Investor shall not acquire beneficial ownership of any shares of Common Stock, other than pursuant to the transactions contemplated hereby.

7. Additional Joint Covenant of Company and the Investor.  Without limiting the generality of the undertakings pursuant to Sections 5(d) and 6(b), the Company and the Investor shall each use their respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under the HSR Act and any comparable laws or regulations in any foreign jurisdiction to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Agreements, including furnishing all information required by applicable law in connection with approvals of or filings with any governmental authority, and filing, or causing to be filed, as promptly as practicable, any required notification and report forms under other applicable competition laws with the applicable governmental antitrust authority. The parties shall consult with each other as to the appropriate time of filing such notifications and shall agree upon the timing of such filings. Subject to appropriate confidentiality safeguards, each party shall (i) respond promptly to any request for additional information made by the antitrust agency; (ii) promptly notify counsel to the other party of, and if in writing, furnish counsel to the other party with copies of (or, in the case of material oral communications, advise the other party orally of) any communications from or with the antitrust agency in connection with any of the transactions contemplated by this Agreement; (iii) not participate in any meeting with the antitrust agency unless it consults with counsel to the other party in advance and, to the extent permitted by the agency, give the other party a reasonable opportunity to attend and participate thereat; (iv) furnish counsel to the other party with copies of all correspondence, filings and communications between it and the antitrust agency with respect to any of the transactions contemplated by this Agreement; and (v) furnish counsel to the other party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the antitrust agency. The Parties shall use their reasonable best efforts to cause the waiting periods under the applicable competitions laws to terminate or expire at the earliest possible date after the date of filing.

Notwithstanding anything in this Agreement to the contrary, nothing shall require any Investor or its Affiliates or the Company or its Subsidiaries to dispose of any of its or its respective Subsidiaries’ or its Affiliates’ assets or to limit its freedom of action with respect to any of its or its respective Subsidiaries’ businesses, or to consent to any disposition of the Company’s or the Company Subsidiaries’ assets or limits on the Company’s or the Company Subsidiaries’ freedom of action with respect to any of its or the Company Subsidiaries’ businesses, or to commit or agree to any of the foregoing, and nothing in this Agreement shall authorize the Company or any Company Subsidiary to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations to remove any impediments to the transactions contemplated hereby or by any Transaction Agreement relating to antitrust or competition laws or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action relating to antitrust or competition laws.

8. Conditions to the Obligations of the Parties.

(a) The obligations of the Investor hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Investor in its sole discretion), provided that the failure of the condition set forth in Section 8(a)(xiv) to be satisfied may not be asserted by the Investor if such failure results from the failure of the Investor to provide the representation letter set forth in Section 7(h)(i) of the Registration Rights Agreement:

(i) Registration Statement Effectiveness.  The Rights Offering Registration Statement and the Initial Resale Registration Statement shall each have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(ii) Rights Offering.  The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and the Expiration Time shall have occurred.

(iii) Purchase or Satisfaction Notice.  The Investor shall have received a Purchase Notice from the Company, dated as of the Determination Date, certifying the number of Unsubscribed Shares to be purchased or a Satisfaction Notice.

(iv) Antitrust Approvals.  All terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act and any comparable regulations in any foreign jurisdiction, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any competition or antitrust authority shall have been made or obtained for the transactions contemplated by this Agreement.

(v) Consents.  All other governmental and third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.

(vi) Stockholder Approval.  All Company stockholder consents and approvals required for the consummation of the transactions contemplated by this Agreement have been received.

(vii) No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued, that prohibits the implementation of the Rights Offering or the transactions contemplated by this Agreement.

(viii) Good Standing.  The Investor shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

(ix) Representations and Warranties.  The representations and warranties of Company contained in the Original Agreement were true and correct in all material respects as of March 16, 2007, and the representations and warranties of the Company contained in this Agreement shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar qualifications, other than such qualifications contained in Sections 3(i) and 3(j)) as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby with the same effect as if made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, other than with respect to the representations in Sections 3(b), 3(c), 3(e), and 3(m)(ii) and 3(kk), which shall be true and correct in all respects.

(x) Covenants.  The Company shall have performed and complied with all of its respective covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Transaction Agreement) through the Closing Date.

(xi) Certificates.  The Company shall have furnished to the Investor a certificate, dated the Closing Date, of an officer of the Company, on behalf of the Company, confirming the matters set forth in subsections (ix) and (x).

(xii) Standstill Agreement.  The Company shall have executed and delivered to the Investor the Standstill Agreement.

(xiii) Opinion of Counsel.  The Company shall have furnished the Investor and any Affiliated Purchaser or Additional Investor with a favorable opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP and of the Company’s General Counsel or Assistant General Counsel in the form attached hereto as Exhibit B the other provisions of which shall be customary and in form and substance reasonably satisfactory to the Investor; provided that the “10b-5 statement” therein shall only be required to be furnished if the comfort letter referred to in Section 8(a)(xiv) is delivered to the Investor.

(xiv) Comfort Letter.  The Company shall have caused KPMG LLP, its independent registered public accounting firm, to have furnished the Investor and any Affiliated Purchaser or Additional Investor, with respect to the Initial Resale Registration Statement, with a comfort letter, dated the Closing Date covering such matters of the type customarily covered by comfort letters as the Investor reasonably requests.

(xv) Fees and Expenses.  The Company shall have paid all fees, costs and expenses payable to the Investor or the Principal Additional Investor, as the case may be, pursuant to Section 2.

(xvi) No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any changes or events that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

(xvii) Material Customer.  The Company shall have not lost any Material Customer during the twelve months ending on the last day of the fiscal quarter ending immediately prior to the Closing Date. For purposes of this Agreement, a “Material Customer” shall mean a customer of the Company or any Subsidiary which accounted for 4% or more of the Company’s revenues on a consolidated basis during the twelve months ended on the last full fiscal quarter immediately preceding the Closing Date.

(xviii) No Market Adverse Event.  There shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Investor, impracticable or inadvisable to conduct or close the transactions contemplated hereby, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any securities exchange or by such system or by order of the SEC, the NASD or any other governmental authority, or (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(xix) Indebtedness.  The Company shall not have in excess of $750 million of Indebtedness. For the purposes of this agreement, “Indebtedness” shall mean: all indebtedness for borrowed money or capital lease obligations that is required to be classified as debt in Company’s financial statements in accordance with

GAAP, and shall not include indebtedness under securitization and other accounts receivable factoring and financing programs.

(xx) Nasdaq.  The Company shall have complied with the requirements of the Nasdaq Stock Market, Inc., for the listing of the shares of Common Stock offered in the Rights Offering on the Nasdaq Global Select Market.

(xxi) Financial Results and Guidance.  The Company shall have provided guidance of Adjusted EBITDA minus capital expenditures of not less than $95 million for the one-year period ending January 31, 2008, and such guidance shall have been publicly affirmed by a method compliant with Regulation FD prior to the Closing Date. The calculation of Adjusted EBITDA and capital expenditures shall be consistent with the methodology previously used by the Company for the calculation of such amounts in the Company SEC Documents filed or submitted prior to the date of this Agreement.

(xxii) Refinancing.  The Company shall have refinanced or otherwise amended the Credit Agreement in accordance with Section 5(j).

(b) The obligation of the Company to issue and sell the Investor Shares are subject to the following conditions (which may be waived in whole or in part by the Company in its sole discretion), provided that the failure of a condition set forth in Sections 8(b)(v) or (b)(viii) to be satisfied may not be asserted by the Company if such failure results from a breach by the Company of an obligation hereunder:

(i) Antitrust Approvals.  All terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act and any comparable regulations in any foreign jurisdiction, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any competition or antitrust authority shall have been made or obtained for the transactions contemplated by this Agreement.

(ii) No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued, that prohibits the implementation of the Rights Offering or the transactions contemplated by this Agreement.

(iii) Representations and Warranties.  The representations and warranties of the Investor, each Affiliated Purchaser and each Additional Investor contained in this Agreement or pursuant to Sections 1(l) or 1(m) shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on the Investor’s performance of its obligations or similar qualifications) as of the date hereof and as of the Closing Date with the same effect as if made on the Closing Date (except for the representations and warranties made as of a specified date, which shall be true and correct only as such specified date), except with respect to the Investor’s representations in all Sections other than Sections 4(b) and 4(c) where the failure to be so true and correct, individually or in the aggregate, has not and would not reasonably be expected, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(iv) Covenants.  The Investor shall have performed and complied with all of its covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Transaction Agreement) through the Closing Date, including, without limitation, entering into the Standstill Agreement.

(v) Rights Offering.  The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and the Expiration Time shall have occurred.

(vi) Registration Statement Effectiveness.  The Rights Offering Registration Statement and the Initial Resale Registration Statement shall each have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(vii) Stockholder Approval.  All Company stockholder consents and approvals required for the consummation of the transactions contemplated by this Agreement have been received.

(viii) Refinancing.  The Company shall have refinanced or otherwise amended the Credit Agreement in accordance with Section 5(j).

9. Indemnification and Contribution.

(a) Whether or not the Rights Offering is consummated or this Agreement is terminated or the transactions contemplated hereby, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Investor and the Additional Investors, their respective Affiliates and their respective officers, directors, employees, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, arising out of circumstances existing on or prior to the Closing Date (“Losses”) to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding (“Proceedings”) instituted by a third party with respect to the Rights Offering, the Original Agreement, this Agreement or the other Transaction Documents, the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, any amendment or supplement thereto or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they resulted from (a) any breach by such Indemnified Person of this Agreement or the Original Agreement, (b) gross negligence or willful misconduct on the part of such Indemnified Person or (c) statements or omissions in the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Rights Offering Registration Statement, any Rights Offering Preliminary Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto. If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding section) or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Person on the other hand as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party on the one hand and all Indemnified Persons on the other hand shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to the sale of the Shares and the Investor Shares contemplated by this Agreement bears to (ii) the Rights Offering Fee and the value of the Direct Investment Option, if exercised, calculated by multiplying the maximum number of shares subject to Direct Investment Option by the difference between the Exercise Price and the closing price of the Common Stock as of the date of this Agreement paid or proposed to be paid to the Investor. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Section 9 shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.

(b) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 9.  In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the Indemnifying Party, to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any jurisdiction, approved by the Investor (or the Principal Additional Investor if the Investor is not an Indemnified Person), representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(c) The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 9.  The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

10. Survival of Representations and Warranties.  The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement, notwithstanding any investigation at any time made by or on behalf of any party hereto until the date that is thirty (30) days after the later of the filing of the Company’s Annual Report on Form 10-K for the year ending January 31, 2008 and the filing of any amendment thereto and the covenants shall survive in accordance with their specific terms; provided, however, the representations and warrants contained in Sections 3(b), (c), (e) and (g) and Sections 4(b) and (c) shall survive indefinitely.

11. Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a) by mutual written consent of the Company, on the one hand, and the Investor, on the other hand;

(b) by the Company, at any time, in its sole discretion;

(c) by the Investor,

(i) if there has been a breach of any covenant or a breach of any representation or warranty of the Company, which breach would cause the failure of any condition precedent set forth in Section 8(a), provided, that any such breach of a covenant or representation or warranty is not capable of cure on or prior to June 29, 2007;

(ii) upon the occurrence of any event which results in a failure to satisfy any of the conditions set forth in Section 8(a), which failure is not capable of cure on or prior to June 29, 2007;

(iii) if Rights Offering Registration Statement or the Initial Resale Registration Statement have not been declared effective by the Commission and the Rights Offering Commencement Date has not occurred by May 31, 2007; or

(iv) after June 29, 2007; provided, that the Closing Date has not occurred by such date.

(d) If this Agreement is terminated pursuant to:

(i) Section 11(c)(ii) in connection with the conditions set forth in Sections 8(a)(xvi), the Company shall pay to the Investor a termination fee equal to $1.8 million (the “11(c)(ii) Termination Fee”); or

(ii) (A) Section 11(b) (provided that there was no breach of any representations, warranties or covenants in this Agreement by the Investor at the date of termination, which breach had materially delayed or materially or adversely impacted, or would reasonably be expected to materially delay, or materially and adversely impact, the Investor’s performance of its obligations under this Agreement) or (B) Section 11(c)(i) or (c)(ii), other than in connection with the conditions set forth in Section 8(a)(i), (a)(iv), (a)(v), (a)(vii), (a)(xvi), (a)(xvii) or (a)(xviii), in each case, the Company shall pay to the Investor a termination fee equal to $5,793,750 (the “Termination Fee”).

In addition, if this Agreement is terminated, provided that there was no breach of any representations, warranties or covenants in this Agreement by the Investor at the date of termination which breach had materially delayed or materially or adversely impacted, or would reasonably be expected to materially delay, or materially and adversely impact, the Investor’s performance of its obligations under this Agreement, the Company shall pay to the Investor any Transaction Expenses and any other amounts certified by the Investor to be due and payable hereunder that have not been paid theretofore.

Payment of the amounts due under this Section 11(d) will be made no later than the close of business on the third (3rd) Business Day following the date of such termination by wire transfer of immediately available funds in U.S. dollars to an account specified by the Investor to the Company. The provision for the payment of the Termination Fee is an integral part of the transactions contemplated by this Agreement and without this provision the Investor would not have entered into this Agreement.

(e) Upon termination under this Section 11, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (x) nothing contained herein shall release any party hereto from liability for any willful breach and (y) the covenants and agreements made by the parties herein in Section 2, and Sections 9 through 17 will survive indefinitely in accordance with their terms. Notwithstanding the foregoing, upon termination of this Agreement in accordance with this Section 11, the Company shall not be liable for any amount in excess of the 11(c)(ii) Termination Fee or the Termination Fee, as the case may be, and the Transaction Expenses to the extent applicable.

12. Notices.  All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a) If to:

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, MI 48167
Facsimile: (734) 737-5907
Attention: James A. Yost and Patrick Cauley

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
Facsimile: (302) 651-3001
Attention: Robert B. Pincus

(b) If to:

Deutsche Bank Securities Inc.
60 Wall Street, 44th Floor
New York, NY 10005
Facsimile: (212) 797-4666
Attention: Ray Costa and Charles J. Lanktree

with a copy to:

White & Case LLP
1155 Avenue of the Americas
New York, NY 10036-2787
Facsimile: (212) 354-8113
Attention: Gerard Uzzi and Colin Diamond

13. Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except to an Additional Investor or to a Affiliated Purchaser pursuant to Sections 1(l) and 1(m).  Notwithstanding the previous sentence, subject to the provisions of Sections 1(l) and 1(m): this Agreement, or the Investor’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by any Investor to any Affiliate of such Investor over which such Investor or any of its Affiliates exercise investment authority, including, without limitation, with respect to voting and dispositive rights; provided, that any such assignee assumes the obligations of such Investor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as such Investor. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the Investor of its obligations hereunder if such assignee fails to perform such obligations. Except as provided in Section 1(g), Section 1(h), the first two sentences of Section 1(m), and Sections 2, 3(kk), 5(a), 5(d), 5(e), 5(i), 5(k), and 7 in each case, with respect to the Principal Additional Investor, and in Section 9 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. The Principal Additional Investor and any Indemnified Persons, respectively, shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement.

14. Prior Negotiations; Entire Agreement.  This Agreement (including the agreements attached as exhibits to and the documents and instruments referred to in this Agreement constitutes the entire agreement of the parties and supersedes all prior agreements (including the Original Agreement), arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

15. GOVERNING LAW; VENUE.  THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND

UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

16. Counterparts.  This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

17. Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. In addition, the Investor shall not enter into any amendment to or waiver under the Principal Additional Investor Agreement which will adversely affect the rights or obligations of the Company under this Agreement or with respect to the Principal Additional Investor Agreement, without the prior written consent of the Company, nor shall the Investor permit the termination of the Principal Additional Investor Agreement. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

18. Adjustment to Shares.  If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

19. Headings.  The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

20. Publicity.  The Company and Investor each shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement, and prior to making any filings with any third party or any governmental entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by the request of any governmental entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

HAYES LEMMERZ INTERNATIONAL, INC.

By:	/s/ James A. Yost
Name: James A. Yost

Title:	Vice President, Finance and
Chief Financial Officer

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Charles J. Lanktree
Name: Charles J. Lanktree
Title: Vice President

By:	/s/ Scott G. Martin
Name: Scott G. Martin

Title:	Managing Director

SCHEDULE I

Defined Term	Section

Additional Investors	Section 1(m)
Additional Investor Agreements	Section 1(m)
Affiliate	Section 1(l)
Affiliated Purchaser	Section 1(l)
After-Acquired Shares	Section 1(n)
Aggregate Offering Amount	Recitals
Agreement	Recitals
Basic Subscription Privilege	Recitals
Board of Directors	Recitals
Business Day	Section 1(b)
Capital Structure Date	Section 3(d)
Closing Date	Section 1(o)
Code	Section 3(y)(ii)
Commission	Section 3(i)
Common Stock	Recitals
Company	Recitals
Company ERISA Affiliate	Section 3(y)(ii)
Company Plans	Section 3(y)(i)
Company SEC Documents	Section 3(i)
Credit Agreement	Section 5(j)
Determination Date	Section 1(h)
Direct Subscription Shares	Section 1(j)
Eligible Holder	Section 1(a)
Environmental Laws	Section 3(w)(i)
ERISA	Section 3(y)(i)
Exchange Act	Section 3(j)
Exercise Price	Recitals
Expiration Time	Section 1(b)
GAAP	Section 3(j)
HSR Act	Section 3(g)
Indemnified Person	Section 9(a)
Indemnifying Party	Section 9(a)
Initial Resale Registration Statement	Section 5(a)(i)
Intellectual Property	Section 3(s)
Investment Decision Package	Section 3(k)
Investor	Recitals
Investor Shares	Section 1(k)
Issuer Free Writing Prospectus	Section 3(k)
Losses	Section 9(a)
Material Adverse Effect	Section 3(a)
Material Customer	Section 8(a)(xvii)
Money Laundering Laws	Section 3(dd)
Monthly Financial Statements	Section 5(k)
Multiemployer Plans	Section 3(y)(ii)

Defined Term	Section

OFAC	Section 3(ee)
Option	Section 3(d)
Options	Section 3(d)
Original Agreement	Recitals
Over-Subscription Privilege	Recitals
Preliminary Rights Offering Prospectus	Section 3(k)
Principal Additional Investor	Section 1(m)
Principal Additional Investor Agreement	Section 1(m)
Proceedings	Section 9(a)
Proxy Statement	Section 5(b)(i)
Purchase Notice	Section 1(h)
Record Date	Section 1(a)
Registration Rights Agreement	Section 3(gg)
Restricted Period	Section 5(e)
Rights	Recitals
Rights Exercise Period	Section 1(b)
Rights Offering	Recitals
Rights Offering Commencement Date	Section 1(b)
Rights Offering Fees	Section 2(a)(ii)
Rights Offering Prospectus	Section 3(k)
Rights Offering Registration Statement	Section 3(k)
Rights Ratio	Section 1(a)
Satisfaction Notice	Section 1(h)
SEC Transaction Documents	Section 5(a)(ii)
Section 203	Section 3(kk)
Securities Act	Section 3(a)
Securities Act Effective Date	Section 3(k)
Shares	Recitals
Significant Subsidiary	Section 3(a)
Single-Employer Plan	Section 3(z)(ii)
Stand-By Commitment Fee	Section 2(a)(i)
Standstill Agreement	Section 5(l)(iii)
Stock Plans	Section 3(d)
Subscription Agent	Section 1(c)
Subsidiary	Section 3(a)
Takeover Statute	Section 3(nn)
Take-Up Fee	Section 2(a)(ii)
Taxes	Section 3(x)
Tax Returns	Section 3(x)(i)
Termination Fee	Section 11(d)
Transaction Agreements	Section 3(b)
Transaction Expenses	Section 2(c)
Unsubscribed Shares	Section 1(k)
Warrants	Section 1(d)
11(c)(ii) Termination Fee	Section 11(d)

APPENDIX B

EXECUTION COPY

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”), dated as of April 16, 2007, is made by and among (i) Hayes Lemmerz International, Inc., a Delaware corporation (the “Company”), (ii) Deutsche Bank Securities Inc. (“DBSI”) and (iii) SPCP Group, LLC (“SP”), and any parties identified on the signature pages of any Additional Investor Agreements (as defined below) executed and delivered pursuant to Section 12.2 hereto (each, including DBSI and SP, an “Investor” and, collectively, the “Investors”).

RECITALS

WHEREAS, in connection with the consummation of the transactions contemplated by that certain Amended and Restated Equity Purchase and Commitment Agreement dated as of April 16, 2007 (the “EPCA”) by and between the Company and DBSI, DBSI has agreed to purchase shares of Common Stock (as defined below) in accordance with the provisions of the EPCA;

WHEREAS, in connection with the EPCA, DBSI and SP have entered into an amended and restated agreement (the “Principal Additional Investor Agreement”), pursuant to which SP has agreed to purchase certain shares of the Common Stock;

WHEREAS, in connection with the EPCA, DBSI and the other Investors may enter into one or more agreements (each, an “Additional Investor Agreement”), pursuant to which DBSI may arrange for one or more Investors to purchase certain shares of the Common Stock; and

WHEREAS, in consideration of the Investors’ commitment to purchase the Common Stock pursuant to and on the terms and conditions set forth in the EPCA, the Company has agreed to enter into a registration rights agreement with respect to certain shares of Common Stock to be acquired by the Investors and certain of their Affiliates (as defined below).

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and in the EPCA, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

For purposes of this Agreement, the following terms have the following meanings:

“Additional Investor Agreement” has the meaning given to such term in the recitals hereof.

“Affiliate” has the meaning given to that term pursuant to Rule 12b-2 under the Exchange Act.

“Agreement” has the meaning given to that term in the introductory paragraph hereof.

“Blackout Period” means any period during which, in accordance with Article VI hereof, the Company is not required to effect the filing of a Registration Statement or is entitled to postpone the preparation, filing or effectiveness, or suspend the effectiveness of a Registration Statement.

“Business Day” means any day, other than a Saturday or Sunday, on which national banking institutions in New York, New York, are open.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of Common Stock, par value $0.01 per share, of the Company issued on and after the date hereof and any additional shares of common stock paid, issued or distributed in respect of any such shares by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise.

“Company” has the meaning given to that term in the introductory paragraph hereof.

“control” has the meaning given to that term under Rule 405 under the Securities Act (and “controlled” and “controlling” shall have correlative meanings).

“DBSI” has the meaning given that term in the introductory paragraph hereof.

“Demand Registration” has the meaning given to that term in Section 4.1 of this Agreement.

“Demanding Holders” has the meaning given to that term in Section 4.1 of this Agreement.

“Effective Date” means each effective date or deemed effective date under the Securities Act of any Registration Statement or any post-effective amendment thereto.

“EPCA” has the meaning given that term in the recitals hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Filing Date” means (a) with respect to the Initial Registration Statement, March 16, 2007, (b) with respect to a Registration Statement to be filed on Form S-1 (or any applicable successor form), not later than 60 days after receipt by the Company of a request for such Registration Statement and (c) with respect to a Registration Statement to be filed on Form S-3 (or any applicable successor form), not later than 30 days after receipt by the Company of a request for such Registration Statement.

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act relating to the Registrable Securities included in the applicable registration.

“Holder Shelf Offering” has the meaning given to that term in Section 3.2(a) of this Agreement.

“Holders” means the Investors

“Indemnified Person” has the meaning given to that term in Section 8.3 of this Agreement.

“Indemnifying Person” has the meaning given to that term in Section 8.3 of this Agreement.

“Initial Registration Statement” means the Registration Statement on Form S-3 to be filed by the Company pursuant to Rule 415 of the Securities Act relating to the offer and sale of Registrable Securities by the Holders from time to time.

“Investor” and “Investors” have the meanings given to those terms in the introductory paragraph hereof.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Joinder Agreement” has the meaning given to that term in Section 12.2 of this Agreement.

“Lock-Up” has the meaning given to that term in Section 4.3(c) of this Agreement.

“Lock-Up Period” has the meaning given to that term in Section 4.3(c) of this Agreement.

“Majority Selling Holders” means those Selling Holders whose Registrable Securities included in a specified registration represent a majority of the Registrable Securities of all Selling Holders included therein.

“Material Adverse Effect” means a material adverse effect on the business, results of operations, properties, condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

“NASD” has the meaning given to that term in Section 7.1(m) of this Agreement.

“NASDAQ” means the NASDAQ Global Market.

“NYSE” means the New York Stock Exchange.

“Officer’s Certificate” means a certificate signed on behalf of the Company by either the Chief Executive Officer or the Chief Financial Officer of the Company.

“Other Stockholders” means any Person (other than the Holders) having rights to participate in a registration of the Common Stock.

“Permitted Free Writing Prospectus” has the meaning given to that term in Article VIII of this Agreement.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust or other entity or association, including without limitation any governmental authority.

“Piggyback Notice” has the meaning given to that term in Section 5.1 of this Agreement.

“Piggyback Registration” has the meaning given to that term in Section 5.1 of this Agreement.

“Preliminary Prospectus” means each prospectus included in a Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement, at the time of their effectiveness that omits the information required by Rule 430 of the Securities Act.

“Principal Additional Investor Agreement” has the meaning given to such term in the recitals hereof.

“Prospectus” means the prospectus relating to the Registrable Securities included in the applicable Registration Statement, and any such prospectus as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Qualified Registrable Securities” means at any time (a) shares of Common Stock purchased by a Holder pursuant to the EPCA, the Principal Additional Investor Agreement or any Additional Investor Agreement or held by an Investor as of the date of this Agreement, and (b) any additional shares of Common Stock paid, issued or distributed in respect of any shares of the types described in clause (a) of this definition by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; provided, however, that as to any Qualified Registrable Securities, such securities shall cease to constitute Qualified Registrable Securities upon the earliest to occur of: (i) the date on which the securities are disposed of pursuant to an effective registration statement under the Securities Act; (ii) the date on which the securities are disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act; and (iii) the date on which the securities cease to be outstanding.

“Questionnaire” has the meaning given to that term in Section 3.2(a) of this Agreement.

“Registrable Securities” means at any time (a) shares of Common Stock purchased by a Holder pursuant to the EPCA, the Principal Additional Investor Agreement or any Additional Investor Agreement or held by an Investor as of the date of this Agreement, (b) any other shares of Common Stock held by any of the Holders now or at any time in the future, and (c) any additional shares of Common Stock held by a Holder paid, issued or distributed in respect of any shares of the types described in clauses (a), (b) and (c) of this definition by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which the securities are disposed of pursuant to an effective registration statement under the Securities Act; (ii) the date on which the securities are disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act; and (iii) the date on which the securities cease to be outstanding.

“Registration Expenses” has the meaning given to that term in Section 7.4(a) of this Agreement.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Period” means: (i) with respect to the Initial Registration Statement, three years following the first day of effectiveness of such Registration Statement; and (ii) with respect to any other Registration Statement, 270 days following the first day of effectiveness of such Registration Statement, or with respect to clauses (i) and (ii) such shorter period of time at which all Registrable Securities registered pursuant to such Registration Statement have been disposed of or no longer constitute Registrable Securities.

“Rights Offering” shall have the meaning given to such term in the EPCA.

“Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Selling Holder” means, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.

“Selling Holder Information” has the meaning given to that term in Section 3.2(a) of this Agreement.

“SP” has the meaning given that term in the introductory paragraph hereof.

“Underwritten Registration” or “Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

ARTICLE II

Representations and Warranties of the Company

2.1 Representations and Warranties.  The Company represents and warrants to each Investor as set forth below, as of the date hereof, as of each Effective Date and during the period that any Registration Statement is available for sales by the Investors pursuant to the terms hereof as follows:

(a) Registration Statement, Preliminary Prospectus and Prospectus.  Each Registration Statement or any post-effective amendment thereto, as of its Effective Date, complied or will comply in all material respects with the Securities Act, and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date and at the time of delivery or deemed delivery of each Prospectus and any amendment or supplement thereto, such Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus will comply in all material respects with the Securities Act, will be filed in accordance with the Securities Act (to the extent required thereby) and, and at the time of filing or delivery when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, and at the Effective Date did not or will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus, at the time of filing thereof and at the time of delivery or deemed delivery, complied or will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation and warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to any Investor furnished to the Company in writing by the Investor or the

Additional Investors expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(b) Financial Statements.  Except as otherwise disclosed in the Registration Statement and the Preliminary Prospectus or any documents incorporated therein by reference, the financial statements and the related notes of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Preliminary Prospectus comply or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its subsidiaries as of the dates indicated and for the periods specified; such financial statements have been or will be prepared in conformity with U.S. generally accepting accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference therein, present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Preliminary Prospectus, has been or will be derived from the accounting records of the Company and its subsidiaries and presents fairly or will present fairly the information shown thereby; and any pro forma financial information and the related notes that may be included or incorporated by reference in the Registration Statement and the Preliminary Prospectus, has been or will be prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are or will be reasonable and are or will be set forth in or incorporated by reference in the Registration Statement and the Preliminary Prospectus.

ARTICLE III

Initial Registration

3.1 Initial Registration Statement.  Subject to the terms and conditions set forth in this Agreement, the Company has filed the Initial Registration Statement with the SEC on the Filing Date, and the Company shall use its commercially best efforts to cause it to be declared effective by the SEC as promptly as practicable thereafter, and in any event, prior to the closing of the Rights Offering. Once the Initial Registration Statement is declared effective by the SEC, the Company shall use its commercially best efforts to cause the Initial Registration Statement to remain continually effective, and supplemented and amended throughout the Required Period. The Company’s obligations under this Section 3.1 are subject to the provisions of Article VI.

3.2 Initial Registration Procedures.

(a) During the Required Period, any Holder shall be entitled, subject to the remainder of this Section 3.2, to sell all or any part of the Registrable Securities registered on behalf of such Holder pursuant to the Initial Registration Statement (“Holder Shelf Offering”). Notwithstanding any other provision of this Agreement, no Holder may include any of its Registrable Securities in a Holder Shelf Offering pursuant to this Agreement unless the Holder shall provide to the Company a fully completed notice and questionnaire in substantially the form set forth in Exhibit A hereto (the “Questionnaire”) and such other information in writing as may be reasonably requested by the Company pursuant to Section 7.2 (the “Selling Holder Information”). In order to be named as a selling securityholder in the Initial Registration Statement or Prospectus at the time it initially becomes effective under the Securities Act, each Holder must no later than three Business Days prior to the Effective Date of the Initial Registration Statement, which will be at least 20 days from the Filing Date, furnish in writing the completed Questionnaire and such other Selling Holder Information that the Company may reasonably request in writing, if any, to the Company. The Company shall use its reasonable best efforts to cause the Effective Date of the Registration Statement to occur immediately prior to the closing of the Rights Offering. The Company shall (i) include in the Initial Registration Statement the information from the completed Questionnaire and such other Selling Holder Information, if any, received by the Company at least three Business Days prior to the initial Effective Date of the Initial Registration Statement and the Prospectus, as necessary and (ii) in a manner so that upon such effectiveness of the Initial Registration Statement the Holder shall be named as a selling securityholder and be permitted to deliver (or be deemed to deliver) such Prospectus to purchasers of the Registrable Securities in accordance with applicable law. From and after the date that the Initial Registration Statement initially becomes effective, upon receipt of a completed Questionnaire (including any updated Questionnaire) and such other Selling

Holder Information (including any updated Selling Holder Information) that the Company may reasonably request in writing (including any amendments to any prior Questionnaire or Selling Holder Information), if any, but in any event within seven Business Days after the Company receives the completed Questionnaire and such other Selling Holder Information, if any, the Company shall file any amendments or supplements to the Initial Registration Statement or Prospectus or the documents incorporated by reference therein necessary for such Holder to be named as a selling securityholder and permit such Holder to deliver (or be deemed to deliver) the Prospectus to purchasers of the Registrable Securities (subject to the Company’s rights during a Blackout Period). Holders that do not deliver a completed written Questionnaire and such other information, as provided for in this Section 3.2(a), shall not be named as selling securityholders in the Prospectus until such Holder delivers such information and the appropriate notice and other periods called for by this Agreement shall have elapsed. If the Company shall file a post-effective amendment to the Initial Registration Statement, it shall use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is reasonably practicable and notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Article III. If such Selling Holder Information is delivered during a Blackout Period, the Company shall so inform the Holder delivering such Selling Holder Informa tion and shall take the actions set forth in this Section 3.2(a) upon expiration of the Blackout Period as though such Holder’s Selling Holder Information had been delivered on the expiration date of such Blackout Period.

ARTICLE IV

Demand Registration

4.1 Right to Demand Registration.

(a) If the Initial Registration Statement under Article III is no longer effective, subject to the remainder of Section 4.1(b), at any time and from time to time, (x) DBSI, provided that it “beneficially owns” (as such term is defined under and determined pursuant to Rule 13d-3 under the Exchange Act) 15% or more of the outstanding shares of the Common Stock of the Company, may request in writing that the Company effect the registration of all or part of its Registrable Securities, (y) SP, provided that it beneficially owns 15% or more of the outstanding shares of the Common Stock of the Company, may request in writing that the Company effect the registration of all or part of its Registrable Securities, and (z) any Holder or group of Holders (excluding DBSI and SP) representing at least 33 1/3% of all Qualified Registrable Securities then outstanding and provided that such Holder or group of Holders beneficially own, in the aggregate 15% or more of the outstanding shares of Common Stock of the Company, may request in writing (the “Demanding Holders”) that the Company effect the registration (a “Demand Registration”) of all or part of such Demanding Holder’s or Holders’ Registrable Securities with the SEC under and in accordance with the provisions of the Securities Act (which written request shall be addressed to the Secretary of the Company, shall state that the request is for a Demand Registration pursuant to this Section 4.1 and shall specify (i) the then current name and address of such Demanding Holder or Holders, (ii) the aggregate number of shares of Registrable Securities requested to be registered in such registration by such Holder or group of Holders, (iii) the total number of shares of Common Stock then held by such Demanding Holder or Holders, and (iv) the intended means of distribution). The Company shall notify each other Holder of such request (by delivering a copy of such request to each such other Holder) for registration and each other Holder may, by written notice to the Company given no later than 10 Business Days after the Company’s notice is given to such Holder (which notice shall specify (i) the then-current name and address of the Holder, (ii) the aggregate number of shares of Registrable Securities requested to be registered in such registration by such Holder or group of Holders, and (iii) the total number of shares of Common Stock then held by such Holder), request that all or a part of such Holder’s Registrable Securities be included in such registration. The Company shall file a Registration Statement covering such Demanding Holder’s or Holders’ Registrable Securities requested to be registered as promptly as practicable (and, in any event, by the applicable Filing Date) after receipt of such request; provided, however, that the Company shall not be required to take any action pursuant to this Article IV:

(i) (A) with respect to any request for registration by DBSI pursuant to Section 4.1(a)(x), if prior to the date of such request, the Company has effected at the request of DBSI a total of two registrations in the aggregate pursuant to Section 4.1(a)(iv) or Section 4.1(a)(v) or one registration at the request of DBSI within the 15-month period preceding the date of the request, (B) with respect to any request for registration by SP pursuant to Section 4.1(a)(y), if prior to the date of such request, the Company has effected at the request of SP a total of two registrations in the aggregate pursuant to Section 4.1(a)(iv) or Section 4.1(a)(v) or one registration at the request of SP within the 15-month period preceding the date of the request, or (C) with respect to any request for registration by any Holder or group of Holders (excluding DBSI and SP) pursuant to Section 4.1(a)(z), if prior to the date of such request, the Company has effected at the request of any Holder or group of Holders, four registrations in the aggregate pursuant to Section 4.1(a)(iv) or Section 4.1(a)(v) or one registration at the request of such Holder or group of Holders within the 15-month period preceding the date of the request; provided, however, that under no circumstances shall the Company be required to effect more than four Demand Registrations;

(ii) if within the 12-month period preceding such request the Company has effected one Demand Registration;

(iii) if within the 6-month period preceding such Demand Registration the effectiveness of a Registration Statement under this Section 4.1(a) shall have terminated;

(iv) in the case of a non-Underwritten Offering, unless the Registrable Securities requested to be registered (A) have an aggregate then-current market value, including (x) in the case of a Demand Registration by DBSI or SP, Registrable Securities of other Holders which such Holders have agreed to include in such Demand Registration and (y) in the case of a Demand Registration by other Holders, Registrable Securities of DBSI and/or SP which DBSI and/or SP have agreed to include in such Demand Registration, of $25.0 million or more (before deducting underwriting discounts and commission) or (B) constitute all of the then-outstanding Registrable Securities held by DBSI or SP, or the Demanding Holders or Holders;

(v) in the case of an Underwritten Offering, unless the Registrable Securities requested to be registered have an aggregate then-current market value at the time of the request for a Demand Registration, including (x) in the case of a Demand Registration by DBSI or SP, Registrable Securities of other Holders which such Holders have agreed to include in such Demand Registration and (y) in the case of a Demand Registration by other Holders, Registrable Securities of DBSI and/or SP which DBSI and/or SP have agreed to include in such Demand Registration, of $50.0 million or more (before deducting underwriting discounts and commissions); or

(vi) during the pendency of any Blackout Period.

(b) If at anytime there is no Company “shelf” Registration Statement outstanding with respect to Registrable Securities, the Demanding Holder or Holders making such request hereunder may specify that the requested registration be a “shelf registration” for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act; provided, that the Company shall not be required to maintain the effectiveness of any such registration statement for more than the Required Period.

(c) A Demand Registration requested pursuant to this Section 4.1 shall not be deemed to be effected by the Company for purposes of Section 4.1 if it has not (i) been declared effective by the SEC or (ii) become effective in accordance with the Securities Act and kept effective as contemplated by Section 4.2, subject to any Blackout Periods. If the Company shall have complied with its obligations under this Agreement, a right to a Demand Registration pursuant to this Section 4.1 shall be deemed to have been satisfied upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the Registration Statement, and (y) the date as of which such Demand Registration shall have been continuously effective (and not subject to any stop order, injunction or other similar order or requirement of the SEC) for the Required Period, subject to any Blackout Periods.

(d) In the event that more than one written request for a Demand Registration pursuant to Section 4.1 is received by the Company on the same day, the Holder(s) making the request that represents the largest number of shares of Common Stock shall be deemed to be the Demanding Holder(s) (or demanding holder).

4.2 Continuous Effectiveness of Registration Statement.

(a) The Company shall use its reasonable best efforts to keep a Registration Statement that has become effective as contemplated by Article III and this Article IV continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the SEC, until the earlier of (1) the expiration of the Required Period (subject to extension pursuant to Section 4.2(b) or Section 7.3) or (2) the date on which all Registrable Securities covered by such Registration Statement shall (A) have been disposed of pursuant to such Registration Statement or (B) cease to be Registrable Securities; provided, however, that in no event shall such period expire prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder.

(b) In the event of any stop order, injunction or other similar order or requirement of the SEC relating to any Registration Statement or any Blackout Period, the Required Period for such Registration Statement shall be extended by the number of days during which such stop order, injunction or similar order or requirement or Blackout Period is in effect.

4.3 Underwritten Demand Registration.

(a) In the event that a Demand Registration requested pursuant to Section 4.1 is to be an Underwritten Registration, (i) DBSI, in the case of a registration being required pursuant to Section 4.1(a)(x), and SP, in the case of a registration being required pursuant to Section 4.1(a)(y), shall in its reasonable discretion and with the consent of the Company (which consent shall not be unreasonably withheld) select an investment banking firm of national standing to be the managing underwriter for the Underwritten Offering relating thereto and (ii) if the registration is being requested pursuant to Section 4.1(a)(z), then the Majority Selling Holders of the Registrable Securities to be included in the Underwritten Offering shall in their reasonable discretion and with the consent of the Company (which consent shall not be unreasonably withheld) select an investment banking firm of national standing to be the managing underwriter for the Underwritten Offering relating thereto, provided, however, that in selecting the managing underwriting for any such offerings, DBSI, SP or the Majority Selling Holder, as the case may be, shall give due consideration in their sole discretion to any investment baking firms recommended by the Company.

(b) If so requested (pursuant to a timely written notice) by the managing underwriter for the Underwritten Offering relating thereto, the Company shall not effect any underwritten public sale or distribution of any securities for its own account or the account of any Person not a party hereto that are the same as, or similar to, the Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities, during the 15-day period prior to, and during the 90-day period after, the date a Registration Statement for such Underwritten Offering becomes effective (or if later, the date of pricing of the Underwritten Offering), as specified by the managing underwriter.

(c) If and to the extent requested by the managing underwriter for any Underwritten Offering pursuant to a demand registration hereunder, each Holder who beneficially owns 5% or more of the outstanding shares of Common Stock that is a party to this Agreement shall agree with such managing underwriter (such agreement, a “Lock-Up”), for a period (the ”Lock-Up Period”) beginning on a date not earlier than five Business Days prior to the date of pricing of such Underwritten Offering and ending not later than 90 days after the date of such pricing, to the effect that such Holder shall not directly or indirectly (i) offer, pledge, sell, contract to sell, grant any options for the sale of, seek the redemption of or otherwise transfer or dispose of (including pursuant to a registration statement) any shares of Common Stock (or securities exchangeable or exercisable for any shares of Common Stock) held by such Holder, (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock held by such Holder, whether any such aforementioned transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to make any such offer, sale, pledge, transfer or disposition, or to enter into any such transaction, swap, hedge or other arrangement, so long as the directors and executive officers of the Company agree to such limits, except for any Holder that, not later than 5 days following receipt of written notice from the Company that the Company will be filing a Registration Statement within 15 days of such notice pursuant to a Demand Registration with respect to an Underwritten Offering, shall have irrevocably agreed by delivery of written notice to the Company to terminate all of its rights under this Agreement, including under any outstanding shelf Registration Statement; provided, that neither this Section 4.3(c) nor any Lock-Up shall prohibit a Holder from exercising rights or complying with agreements entered into by such Holder prior to the commencement of such Lock-Up Period; and provided further, that with respect to any Holder that is a broker-dealer or an affiliate of a broker-dealer, the provisions of any

Lock-Up shall not apply to any transactions effected for or on behalf of any bona fide customer or client of such Holder (other than a customer or client who is a beneficial owner of the Registrable Securities held by such Holder).

4.4 Priority on Demand Registrations.

(a) No securities to be sold for the account of any Person (including the Company) other than a Holder shall be included in a Demand Registration pursuant to Section 4.1 if, in the case that such registration is to be an Underwritten Registration, the managing underwriter of the Underwritten Offering relating thereto advises the Demanding Holders (or, in the case that such registration is not to be an Underwritten Registration, the Demanding Holders requesting registration determine in good faith) that the total amount of Registrable Securities requested to be registered is such as to adversely affect the successful marketing (including the pricing) of the securities included in such offering, then the Company shall include in such registration all Registrable Securities requested to be included therein, up to the full amount that, in the view of such managing underwriter or such Demanding Holders requesting registration, as the case may be, can be sold without adversely affecting the success of such offering, before including any securities of any Person (including the Company) other than the Demanding Holders and the other Holders. If the number of shares to be included in any such offering is less than the aggregate number of Qualified Registrable Securities requested by Demanding Holders and the other Holders to be included therein, then the Registrable Securities to be included in such offering shall be allocated pro rata among such Demanding Holders and the other Holders on the basis of the number of Qualified Registrable Securities requested by Demanding Holders and the other Holders to be included therein.

(b) Notwithstanding the foregoing, if, as a result of such pro-ration, the Demanding Holder or Holders shall not be entitled to include in a registration all Registrable Securities of the class that such Demanding Holder or Holders had requested to be included, then any Demanding Holder or group of Demanding Holders representing a majority of the number of Registrable Securities of Demanding Holders may elect to withdraw such request to include such Registrable Securities in such Demand Registration and reimburse the Company for all out-of-pocket costs incurred in connection therewith (in which case such Demand Registration shall not count as a registration in accordance with Section 4.1(a)(i), (ii), (iii), (iv) or (v)).

4.5 Revocation of Demand Registration.

(a) (i) DBSI, if a registration is requested pursuant to Section 4.1(a)(x), (ii) SP, if a registration is requested pursuant to Section 4.1(a)(y), or (iii) the Holders of at least a majority of the Registrable Securities to be included in a Registration Statement pursuant to Section 4.1, if a registration is requested pursuant to Section 4.1(a)(y), may, at any time prior to the Effective Date of the Registration Statement relating to such registration, revoke their request to have Registrable Securities included therein by providing a written notice to the Company and, if the Company receives such written notice, subject to Section 4.5(b), it shall not cause such Registration Statement to become effective under the Securities Act.

(b) Notwithstanding Section 4.5(a) above, in the event DBSI, SP or such Holders of Registrable Securities (excluding DBSI or SP, as the case may be) revoke their request pursuant to Section 4.5(a), at the election of DBSI, SP or such Holders, as the case may be, either (a) the Holders of Registrable Securities who revoke such request shall reimburse the Company for all of its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement or (b) the requested registration that has been revoked shall be deemed to have been effected for purposes of Section 4.1.

4.6 Withdrawal by the Holders.

(a) If (a) a Blackout Period occurs after a request for a Demand Registration pursuant to Section 4.1 hereof but before the Registrable Securities of the Demanding Holder or Holders covered by such request are sold, transferred, exchanged or disposed of in accordance with such request, (b) the Demanding Holder or Holders requesting such Demand Registration are not entitled to include all of such Registrable Securities requested by such Demanding Holder or Holders in any offering, or (c) the Company has breached its obligations hereunder, then in any of such cases the Demanding Holder or Holders requesting such registration may elect to withdraw from or revoke such offering by giving written notice to the Company and the underwriter, to the extent applicable, of such Demanding Holder’s or Holders’ request to withdraw or revoke prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the Holder or Holders requesting such registration withdraw from or revoke the proposed offering relating to a Demand Registration in accordance with the previous sentence, then (x) such Holders shall have no further rights to include their Registrable Securities in such Demand Registration, (y) the Company shall cease all efforts to secure registration, and (z) in the case of clause (a) or (c) above, the Company shall reimburse such Holder or Holders for all of their out-of-pocket expenses incurred in connection with such cancelled registration through the date of the written notice of withdrawal or revocation; provided, however, that any such Demand Registration Statement withdrawn or revoked by the Demanding Holder or Holders shall not affect the calculations under Section 4.1(a)(i), (ii), (iii), (iv) or (v).

ARTICLE V

Piggyback Registration

5.1 Right to Piggyback.  If the Company at any time proposes to file a registration statement under the Securities Act with respect to an offering of any of its Common Stock (other than a registration statement (a) on Form S-8 or any successor form thereto, (b) on Form S-4 or any successor form thereto or (c) relating solely to a transaction under Rule 145 under the Securities Act), whether or not for its own account, on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give prompt written notice (the “Piggyback Notice”) of such proposed filing to each Holder that beneficially owns 15% or more of the Common Stock of the Company at least 10 Business Days before the anticipated filing date. The Piggyback Notice shall include the number of shares of Common Stock proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution, any proposed managing underwriter and a good faith estimate by the Company of the proposed maximum offering price as such price is proposed to appear on the facing page of such registration statement. Subject to Section 5.2, the Company shall use its reasonable best efforts to register such amount of Registrable Securities as each such Holder that beneficially owns 15% or more of the Common Stock of the Company may specify on the same terms and conditions as the registration of the Company’s or Other Stockholders’ securities, as the case may be (a “Piggyback Registration”). The Company shall use its reasonable best efforts to include in such Piggyback Registration all Registrable Securities for which the Company has received written requests for inclusion within 5 Business Days after delivery of the Piggyback Notice, subject to Section 5.2 and Section 7.2.  The Company’s obligations under this Section 5.1 are subject to the provisions of Article VI.

5.2 Priority on Piggyback Registrations.  If the Piggyback Registration is an Underwritten Offering, the Company shall use its reasonable best efforts to cause the managing underwriter of that proposed offering to permit the Holders that have requested Registrable Securities to be included in the Piggyback Registration to include all such Registrable Securities on the same terms and conditions as the registration of the Company’s securities. Notwithstanding the foregoing, if the managing underwriter of such Underwritten Offering advises the Company and the Selling Holders in writing that, in its view, the total amount of shares of Common Stock that the Company, such Holders and any Other Stockholders propose to include in such offering is such as to adversely affect the successful marketing (including the pricing) of the securities included in such Underwritten Offering, then:

(i) if such Piggyback Registration is a primary registration by the Company for its own account, the Company shall include in such Piggyback Registration: (A) first, up to the full amount of securities to be offered by the Company; (B) second, up to the full amount of Qualified Registrable Securities requested to be included in such Piggyback Registration by the Holders pursuant to Section 5.1 hereof, allocated pro rata among the participating Holders, on the basis of the number of Registrable Securities requested to be included therein by each such Holder; (C) third, up to the full amount of any other Registrable Securities held by any Holders requested to be included therein allocated pro rata among the Holders participating in such Piggyback Registration, on the basis of the number of Registrable Securities requested to be included therein by each such Holder; and (D) fourth, up to the full amount of securities requested to be included in such Piggyback Registration by any Other Stockholders in accordance with the priorities, if any, then existing among the Company and the Other Stockholders so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the view of such managing underwriter, can be sold without adversely affecting the successful marketing (including pricing) of the securities included in such Underwritten Offering; and

(ii) if such Piggyback Registration is an underwritten secondary registration for the account of holders of securities of the Company, the Company shall include in such registration: (A) first, up to the full amount of securities of the Persons exercising “demand” registration rights requested to be included therein; (B) second, up to the full amount of Qualified Registrable Securities requested to be included in such Piggyback Registration by the participating Holders pursuant to Section 5.1 hereof, allocated pro rata among such Holders on the basis of the number of Registrable Securities requested to be included herein by each such Holder; (C) third, up to a full amount of any other Registrable Securities held by any Holders requested to be included therein allocated pro rata among the Holders participating in such Piggyback Registration, on the basis of the number of Registrable Securities requested to be included herein by each such Holder; (D) fourth, up to the full amount of securities proposed to be included in the registration by the Company; and (E) fifth, up to the full amount of securities requested to be included in such Piggyback Registration by the Other Stockholders in accordance with the priorities, if any, then existing among the Company and the Other Stockholders so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the view of such managing underwriter, can be sold without adversely affecting the success of such Underwritten Offering.

5.3 Withdrawal of Piggyback Registration.

(a) If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with the Piggyback Registration, the Company determines for any reason not to register or to delay the Piggyback Registration, the Company may, at its election, give notice of its determination to all Holders, and in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with the abandoned Piggyback Registration, without prejudice, provided, however, that such Registration Statement shall not be counted for purposes of Section 4.1.

(b) Any Holder of Registrable Securities requesting to be included in a Piggyback Registration may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw from that registration, provided, however, that (i) the Holder’s request shall be made in writing and (ii) the withdrawal shall be irrevocable and, after making the withdrawal, a Holder shall no longer have any right to include its Registrable Securities in that Piggyback Registration.

(c) An election by the Company to withdraw a Piggyback Registration under this Section 5.3 shall not be deemed to be a breach of the Company’s obligations with respect to such Piggyback Registration.

ARTICLE VI

Blackout Period and Hold-Back

6.1 Initial Registration, Demand and Piggyback Blackout.  Notwithstanding any other provision of this Agreement to the contrary, if the Board of Directors of the Company determines in good faith that the registration and distribution of Registrable Securities (a) would materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger, corporate reorganization or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its Subsidiaries, or (b) would require disclosure of non-public material information, the disclosure of which would materially and adversely affect the Company, the Company shall (i) be entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement and/or the use of any resale Prospectus for a reasonable period of time not to exceed 60 days and (ii) promptly give the Holders written notice of such postponement or suspension (which notice need not specify the nature of the event giving rise to such suspension); provided, however, that the Company shall not be permitted under any circumstances to delay the filing or effectiveness of the Initial Registration Statement.

6.2 Blackout Period Limits.  Notwithstanding anything contained in this Article V to the contrary, the Company shall not be entitled to more than two Blackout Periods during any consecutive 12-month period, and in no event shall the number of days included in all Blackout Periods during any consecutive 12-month period exceed an aggregate of 90 days and in no event shall the Company be entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement and/or the use of any resale Prospectus included in a Registration Statement pursuant to this Article VI unless it postpones or suspends during the Blackout Period the effectiveness of any registration statements required pursuant to the registration rights of the Other Stockholders; provided, however, that notwithstanding anything contained in this Agreement to the contrary, the Company shall not effect any Blackout Period during the 90-day period subsequent to the closing of the Rights Offering. In the event of the occurrence of any Blackout Period during any Required Period, the Required Period shall be extended by the number of days during which such Blackout Period is in effect.

6.3 Hold-Back.  Each Investor agrees not to effect any sale or distribution of securities of the Company under any Registration Statement or otherwise into the public market, during the period commencing on the date the Company notifies each Investor that it reasonably expects a Registration Statement with respect to an offering to become effective within 15 days, and ending 90 days after the effective date of the Registration Statement for such offering, or if such Registration Statement fails to go effective within 15 days after the date of such notice, ending on the 15th day after such notice, but commencing again on the date such Registration Statement is declared effective by the SEC and ending 90 days after the effective date of such Registration Statement. The foregoing provision shall not restrict the rights of each Investor to include Registrable Securities in any Registration Statement pursuant to Article V.  Notwithstanding, the foregoing, the Company shall not be permitted to provide a notice pursuant to this Section 6.3 more than one time in any 15-month period.

ARTICLE VII

Procedures and Expenses

7.1 Registration Procedures.  In connection with the Company’s registration obligations pursuant to Articles III, IV and V, the Company shall use its commercially best efforts to effect such registrations to permit the sale of Registrable Securities by a Selling Holder in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as promptly as reasonably practicable:

(a) prepare and file with the SEC a Registration Statement on an appropriate form under the Securities Act available for the sale of the Registrable Securities by the Selling Holders in accordance with the intended method or methods of distribution thereof; provided, however, that the Company shall (i) before filing, furnish to one firm of counsel for the Selling Holders (selected by (A) DBSI with respect to the Initial Registration Statement or if DBSI requests a registration pursuant to Section 4.1(a)(x), (B) SP if SP requests a registration pursuant to Section 4.1(a)(y), or (C) by a Majority of the Majority Selling Holders in connection with a request pursuant to Section 4.1(a)(z) or a Piggyback Registration) and the managing underwriter, if any, within a reasonable period of time (but in any event within three Business Days) prior to the filing thereof with the SEC to afford to such counsel, the Selling Holders, the managing underwriter and its counsel a reasonable opportunity for review, copies of the Registration Statement or Prospectus proposed to be filed, and (ii) consider in good faith such written comments as such counsel to the Selling Holders and the managing underwriter may reasonably propose;

(b) furnish, at its expense, to the Selling Holders such number of conformed copies of the Registration Statement and each amendment thereto, of the Prospectus and each supplement thereto, and of such other documents as the Selling Holders reasonably may request in writing from time to time;

(c) subject to Section 4.2 and Article VI, prepare and file with the SEC any amendments and post-effective amendments to the Registration Statement as may be necessary and any supplements to the Prospectus as may be required or appropriate, in the view of the Company and its counsel, by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act to keep the Registration Statement effective until the earlier of (i) such time as all shares of Common Stock covered by the Registration Statement cease to be Registrable Securities and (ii) the termination of the Required Period (giving effect to any extensions thereof pursuant to Section 4.2(b), Section 6.2 or Section 7.3);

(d) promptly following its actual knowledge thereof (but in any event within two Business Days), notify the Selling Holders and the managing underwriter, in writing, if any:

(i) when a Registration Statement, Prospectus, Issuer Free Writing Prospectus or any supplement or amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective;

(ii) of any request by the SEC or any other governmental authority for amendments or supplements to a Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information;

(iii) of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) of the occurrence of any event during the period a Registration Statement is effective which makes any statement made in the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement, Prospectus or Issuer Free Writing Prospectus so that such Registration Statement, Prospectus or Issuer Free Writing Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this Section 7.1(d)(v) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or an appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading); and

(vi) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be required by applicable law (in which case the Company shall file the same as soon as practicable after such determination and use its reasonable best efforts to cause the same to become effective as soon as practicable following filing);

(e) use its reasonable best efforts to prevent the issuance of or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable date or, if any such order or suspension is made effective during any Blackout Period, at the earliest practicable date after the Blackout Period;

(f) prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify, or cooperate with the Majority Selling Holders, or counsel retained by the Selling Holders’ in accordance with Section 7.4, the managing underwriter, if any, and its counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as such counsel for the Selling Holders covered by a shelf Registration Statement or the managing underwriter of an Underwritten Offering of Registrable Securities reasonably requests in writing and do such other acts and things as may be reasonably necessary to maintain each such registration or qualification (or exemption therefrom) effective during the Required Period for such Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction in which it is not then so qualified or take any action which would subject it to general service of process or taxation in any jurisdiction in which it is not then so subject;

(g) subject to Section 4.2 and Article VI, as promptly as reasonably practicable after the occurrence of any event contemplated by Sections 7.1(d)(v) or 7.1(d)(vi) hereof, use its reasonable best efforts to prepare (and furnish at its expense, subject to any notice by the Company in accordance with Section 7.1(d), to the Selling Holders a reasonable number of copies of) a supplement or post-effective amendment to the applicable Registration Statement or a supplement to the related Prospectus (including by means of an Issuer Free Writing Prospectus), or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus or Issuer Free Writing Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h) enter into such agreements (including an underwriting agreement), in usual and customary form, and take such other actions as may be reasonably requested by the Selling Holders or the managing underwriter, if any, to expedite the offer for sale or disposition of the Registrable Securities, and in connection therewith, upon such request and upon the date of closing of any sale of Registrable Securities in such Underwritten Registration:

(i) subject to the Selling Holders to whom the comfort letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company in form and substance reasonably satisfactory to such accountants, use its reasonable best efforts to obtain customary “comfort” letters from such accountants (to the extent deliverable in accordance with their professional standards) addressed to the Selling Holder (to the extent consistent with Statement on Auditing Standards No. 100 of the American Institute of Certified Public Accountants) and the managing underwriter, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with Underwritten Offerings;

(ii) use its reasonable best efforts to obtain opinions of counsel to the Company (such counsel being reasonably satisfactory to the managing underwriter, if any) and updates thereof covering matters customarily covered in opinions of counsel in connection with Underwritten Offerings, addressed to each Selling Holder and the managing underwriter, provided, that the delivery of any “10b-5 statement” may be conditioned on the prior or concurrent delivery of a comfort letter pursuant to subsection (i) above; and

(iii) provide officers’ certificates and other customary closing documents customarily delivered in connection with Underwritten Offerings and reasonably requested by the managing underwriter, if any;

provided that the Company shall only be required to comply with this clause (h): in connection with (x) the Effective Date of the Initial Registration Statement, (y) upon five (5) Business Day’s prior written notice of a proposed sale of Registrable Securities other than pursuant to an Underwritten Offering, and (z) an Underwritten Offering; provided, further, that the Company shall not be required to comply with clause (h) pursuant to subsection (y) and (z) more than twice in any consecutive twelve month period.

(i) upon reasonable notice and at reasonable times during normal business hours, make reasonably available for inspection by a representative of each Selling Holder, one firm of counsel for the Selling Holders retained in accordance with Section 7.4, the managing underwriter, if any, participating in any disposition of Registrable Securities and its counsel and any single accountant retained by any Selling Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties (including site visits) of the Company, and cause the appropriate officers, directors and employees of the Company to be available to respond to questions and to make reasonably available for such inspection all such relevant information reasonably requested in writing by them in connection with the Registration Statement, each of the foregoing, as is customary for “due diligence” investigations; provided, however, that prior to the closing of the Rights Offering, that certain confidentiality agreement, dated February 27, 2007 signed by DBSI and that certain confidentiality agreement, dated February 27, 2007 signed by SP, shall govern such information, and after the closing of the Rights Offering any such Persons shall first enter into a confidentiality agreement with the Company providing that any information that is reasonably designated by the Company as confidential at the time of delivery shall be kept confidential by such Persons and shall be used solely for the purposes of exercising rights under this Agreement and such Persons shall not engage in trading any securities of the Company until such material non-public information becomes properly available, except nothing in such writing shall restrict (i) disclosure of such information if it is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information if it is required by law (including any disclosure requirements pursuant to federal or state securities laws in connection with any disposition of Registrable Securities), (iii) sharing information with other underwriters, agents or dealers participating in the disposition of any Registrable Securities, subject to the execution by such other underwriters, agents or dealers of reasonable non-disclosure agreements with the Company, (iv) using any such documents or other information in investigating or defending itself against claims made or threatened by purchasers, regulatory authorities or others in connection with the disposition of any Registrable Securities, (v) disclosure of such information if it becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such Person or (vi) disclosure of such information if it becomes available to any such Person from a source other than the Company and such source is not bound by a confidentiality agreement or confidentiality obligations or duties; and provided, further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Selling Holders and the other parties entitled thereto by the counsel to the Selling Holders retained in accordance with Section 7.4 or the counsel to the managing underwriter; and provided, further, that after the closing of the Rights Offering, the rights granted pursuant to this subsection may only be used in connection with a registration set forth in the proviso to Section 7.1(h) and subject to the limitations on frequency set forth therein;

(j) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act; provided that the Company shall be deemed to have complied with this Section 7.1(j) if it has satisfied the provisions of Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act);

(k) use reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement if the Common Stock is then listed on the NYSE or quoted on the NASDAQ to continue to be so listed or quoted following the offering;

(l) use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities;

(m) the Company shall use its reasonable best efforts to provide such information as may be reasonably required for any filings required to be made by the Selling Holders or managing underwriter, if any, with the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the offering under any Registration Statement of the Registrable Securities (including, without limitation, such as may be required by NASD Rule 2710 or 2720), and, upon the written request of the Majority Selling Holders, shall use reasonable best efforts to cooperate in connection with any filings required to be made with the NASD in that regard on or prior to the filing of any Registration Statement; and

(n) use reasonable best efforts to have officers of the Company attend “road shows” for Underwritten Offerings and analyst or investor presentations and such other selling or informational activities as are customary for transactions similar to the planned disposition of securities requested by the Majority Selling Holders or the managing underwriter for such offerings); provided, however, that in no event shall the Company be required to comply with this clause (n) more than once in any consecutive twelve month period.

7.2 Information from Holders; Holders’ Obligations.

(a) It shall be a condition precedent to the obligations of the Company to include the Registrable Securities of any Selling Holder in any Registration Statement or Prospectus, as the case may be, that such Selling Holder shall take the actions described in this Section 7.2.

(b) Each Selling Holder that has requested inclusion of its Registrable Securities in any Registration Statement shall furnish to the Company (as a condition precedent to such Holder’s participation in such registration) a Questionnaire. Each Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder, in light of the circumstances under which it was made, not misleading, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Prospectus or Registration Statement under applicable law or pursuant to SEC comments and any information otherwise reasonably required by the Company to comply with applicable law or regulations.

(c) Each Selling Holder shall promptly (i) following its actual knowledge thereof, notify the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, Issuer Free Writing

Prospectus or other Free Writing Prospectus regarding such Selling Holder untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or Free Writing Prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus.

(d) With respect to any Registration Statement for an Underwritten Offering, the inclusion of a Holder’s Registrable Securities therein shall be conditioned, at the managing underwriter’s request, upon the execution and delivery by such Holder of an underwriting agreement; provided that the underwriting agreement is in customary form and reasonably acceptable to Company and the Majority Selling Holders of the Registrable Securities to be included in the Underwritten Offering.

(e) Each Selling Holder shall use reasonable best efforts to cooperate with the Company in preparing the applicable registration statement.

(f) Each Selling Holder agrees that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto unless such Holder has furnished the Company with the Questionnaire and Selling Holder Information relating to such Holder.

7.3 Suspension of Disposition.

(a) Each Selling Holder agrees by acquisition of a Registrable Security that, upon receipt of any written notice from the Company of the occurrence of any event of the type described in Sections 7.1(d)(ii), 7.1(d)(iii), 7.1(d)(iv), 7.1(d)(v) or 7.1(d)(vi), such Holder shall discontinue disposition of Registrable Securities covered by a Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 7.1(g) or until it is advised by the Company in writing that the use of the applicable Prospectus or Free Writing Prospectus may be resumed and until such Holder has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Free Writing Prospectus. In the event the Company shall give any such notice, the period of time for which a Registration Statement must remain effective pursuant to this Agreement shall be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each Selling Holder of Registrable Securities covered by such Registration Statement has received (i) the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 7.1(g) or (ii) the advice referenced in this Section 7.3(a).

(b) Each Selling Holder shall be deemed to have agreed that, upon receipt of any notice from the Company contemplated by Section 6.1, such Selling Holder shall discontinue disposition of Registrable Securities covered by a Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until the earlier to occur of the Holder’s receipt of (i) copies of a supplemented or amended Prospectus or Issuer Free Writing Prospectus and (ii)(A) written notice from the Company that the use of the applicable Prospectus or Issuer Free Writing Prospectus may be resumed and (B) copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Issuer Free Writing Prospectus; provided, however, that in no event shall the number of days during which the offer and sale of Registrable Securities is discontinued pursuant to this Section 7.3(b) during any consecutive 12-month period, together with any other Blackout Periods in such consecutive 12-month period, exceed an aggregate of ninety (90) days. In the event the Company gives any such notice contemplated by Section 6.1, the period of time for which a Registration Statement must remain effective pursuant to this Agreement shall be extended by the number of days during the time period from and including the date of giving of such notice to and including the date when each Selling Holder of Registrable Securities covered by such Registration Statement receives (i) the supplemented or amended Prospectus or Issuer Free Writing Prospectus or (ii) written notice from the Company that use of the applicable Prospectus or Issuer Free Writing Prospectus may resume.

(c) If so requested by the Company, each Holder shall deliver to the Company all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession or as may be required to be retained in accordance with applicable law, of the Prospectus covering such Registrable Securities that was current at the time of receipt of notice from the Company of any suspension contemplated by this Section 7.3.

7.4 Registration Expenses.

(a) All fees and expenses incurred by the Company in complying with Articles III, IV and V and Section 7.1 (“Registration Expenses”) shall be borne by the Company.

These fees and expenses shall include without limitation: (i) all registration, filing and qualification fees, including fees incurred with the NASD, (ii) printing, duplicating and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and expenses of complying with state securities or “blue sky” laws (including the reasonable, documented fees and expenses of the counsel specified in Section 7.4(b) in connection therewith), (v) fees and disbursements of all independent certified public accountants referred to in Section 7.1(h)(ii) (including the expenses of any special audit and “comfort” letters required by or incident to such performance) and (vi) fees and expenses in connection with listing the Registrable Securities on the NYSE or quoting the Registrable Securities on the NASDAQ or any other exchange or automated trading system in accordance with the other terms of this Agreement.

(b) The Company shall also reimburse or pay, as the case may be, the reasonable fees and reasonable out-of-pocket expenses of one law firm retained by the Holders (selected by (A) DBSI with respect to the Initial Registration Statement or if DBSI requests a registration pursuant to Section 4.1(a)(x), (B) SP if SP requests a registration pursuant to Section 4.1(a)(y), or (C) by a Majority of the Majority Selling Holders in connection with a request pursuant to Section 4.1(a)(z) or a Piggyback Registration), considered collectively, within 30 days of presentation of an invoice approved by DBSI, SP, as the case may be, or such Holders holding at least a majority of the Registrable Securities included in any applicable registration, as the case may be; provided, however, that in no event shall the Company be responsible for fees and expenses of any Holder’s counsel to the extents such fees and expenses are incurred with respect to such Holder’s role as an underwriter in connection with a registration pursuant to Article III, IV or V hereof.

(c) Notwithstanding the foregoing, the Company’s liability for all Transaction Expenses under the EPCA, together with all Registration Expenses pursuant to clause (a) above and counsel fees pursuant to clause (b) above incurred in connection with the Initial Registration Statement shall not exceed $1,500,000.

(d) Notwithstanding anything contained herein to the contrary, all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities shall be borne by the Holder owning such Registrable Securities.

ARTICLE VIII

Indemnification

8.1 Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Holder owning Registrable Securities registered pursuant to this Agreement, such Holder’s Affiliates, and their respective officers, directors, employees and agents, and each Person, if any, who controls any such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Article VII as a “Holder”), from and against any and all losses, claims, damages and liabilities (including without limitation, subject to Section 8.3, the reasonable legal fees and other reasonable out-of-pocket expenses incurred in investigating, responding to or defending against any claim, challenge, litigation, investigation or proceeding, including without limitation, all out-of-pocket expense of appearing as a witness in any claim, challenge, litigation, investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which any Registrable Securities were registered under the Securities Act, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus, or any amendment thereof or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary, in the case of any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made, to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, amendment, supplement or Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such participating Holder or any other Person who participates as an underwriter in the offering or sale of such securities, in either case specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any participating Holder or any such underwriter or controlling Person and shall survive the transfer of such securities by the Holder.

8.2 Indemnification by Holders.  Each Holder agrees, severally and not jointly, to indemnify and hold harmless, the Company, the directors, and officers of the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity contained in Section 8.1 from the Company to the Holders, as incurred, but only with respect to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus, or any amendment or supplement thereto. Notwithstanding the provisions of this Section 8.2 or Section 8.4 below, in no event shall any Holder be required to indemnify any person pursuant to this Article VIII or to contribute pursuant to Section 8.4 below in any amount in excess of the amount by which the amount received by such Holder with respect to its sale of Registrable Securities pursuant to any Registration Statement exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission made in connection with such sale.

8.3 Conduct of Indemnification Proceedings.  If any claim, challenge, litigation, investigation or proceeding (including any governmental or regulatory investigation) shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of Section 8.1 or Section 8.2, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Person”) in writing; provided that (i) the omission to so notify the Indemnifying Person shall not relieve it from any liability that it may have hereunder except to the extent it has been prejudiced by such failure and (ii) the omission to so notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Article VIII. In case any such claim, challenge, litigation, investigation or proceeding is brought against any Indemnified Person and it notifies the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof and retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person as contemplated by the preceding sentence or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Holders and such control Persons of the Holders shall be designated in writing by DBSI and any such separate firm for the Company, the directors and officers of the Company and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any pending or threatened proceeding effected without its prior written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify in accordance with, and subject to the limitations of, Section 8.1 and Section 8.2 above, as the case may be, any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld), effect any settlement of any pending proceeding in respect of which any Indemnified Person is a party or of any threatened proceeding in respect of which any Indemnified Person could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

8.4 Contribution, etc.

(a) If the indemnification provided for in this Article VIII is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and such Holder on the other shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder and the parties’ relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission.

(b) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to in this Section 8.4.  The amount paid or payable by an Indemnified Person as a result of losses, claims, damages and liabilities referred to in this Section 8.4 shall be deemed to include, subject to the limitations set forth in Sections 8.1, 8.2 and 8.3 above, any reasonable legal or other reasonable out-of-pocket expenses incurred by such Indemnified Person not otherwise reimbursed in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, in no event shall any Holder be required to contribute any amount in excess of the amount by which the amount received by such Holder with respect to its sale of Registrable Securities pursuant to any Registration Statement exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(c) The remedies provided for in this Article VIII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(d) The indemnity and contribution agreements contained in this Article VIII shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, the officers or directors of each of the Company or any other Person controlling the Company and (iii) the sale by a Holder of Registrable Securities covered by any Registration Statement.

ARTICLE IX

Free Writing Prospectuses

Except as contemplated hereby, each Holder represents and agrees that it (i) shall not make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, and (ii) has not distributed and will not distribute any written materials in connection with the offer or sale of Common Stock, in each case without the prior written consent of the Company and, in connection with any Underwritten Offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted

Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping. The Company represents and agrees that it shall not make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus in connection with the offer or sale of Registrable Securities without the prior written consent of DBSI and SP, or if DBSI and SP is not requesting registration of any of its Registrable Securities, then the Majority Selling Holders of Registrable Securities that are registered under the Registration Statement at such time as the approval of counsel for the holders of Registrable Securities (selected in accordance with Section 7.4 of the Agreement) to be included in an Underwritten Offering and, in connection with any Underwritten Offering, the underwriters.

ARTICLE X

Rule 144

With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of Registrable Securities to the public without registration, the Company agrees to (a) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; (b) upon written request of any Holder of Registrable Securities, furnish to such Holder promptly a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and such other reports and documents as any Holder reasonably may request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration; and (c) take such other actions as may be reasonably required by the Company’s transfer agent to consummate any distribution of Registrable Securities that may be permitted in accordance with the terms and conditions of Rule 144.

ARTICLE XI

Private Placement

The Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act.

ARTICLE XII

Miscellaneous

12.1 Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given by (and shall be deemed to have been duly given) as follows: (i) at the time delivered by hand, if delivered personally; (ii) when sent via facsimile (with confirmation); (iii) five Business Days after being deposited in the mail, if sent postage prepaid, by registered or certified mail (return receipt requested); or (iv) on the next Business Day, if timely delivered to an express courier guaranteeing overnight delivery (with confirmation). Notices shall be directed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to:

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, MI 48167
Facsimile: (734) 737-5907
Attention: James A. Yost and Patrick Cauley

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
Facsimile: (302) 651-3001
Attention: Robert B. Pincus

(b) If to:

Deutsche Bank Securities Inc.
60 Wall Street, 44th Floor
New York, New York 10005
Facsimile: (212) 797-4666
Attention: Ray Costa and Charles J. Lanktree

with a copy to:

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036-2787
Facsimile: (212) 354-8113
Attention: Gerard Uzzi and Colin Diamond

(c) If to:

SPCP Group, LLC
Two Greenwich Plaza
First Floor
Greenwich, CT 06830-6353
Facsimile: (203) 542-4300 and (203) 542-4141
Attention: Jeff Forlizzi and Vick Sandhu, Esq.

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Facsimile: (212) 806-6006
Attention: Brett Lawrence

(d) If to any Investor (other than DBSI and SP) to the address and facsimile number set forth on the signature pages hereto, or the signature page of any joinder agreement executed and delivered pursuant to Section 12.2.

12.2 Additional Investors.  Each Person who is a party to any Additional Investor Agreement executed prior to the consummation of the transactions contemplated by the EPCA, shall be deemed to be an Investor upon execution and delivery of a joinder agreement in the form of Exhibit B (the “Joinder Agreement”). Only Persons (other than the initial signatories hereto) that execute a Joinder Agreement shall be deemed to be Investors. Except to the extent limited in any other joinder agreement, each Person that so becomes an Investor after the date hereof shall be entitled to all rights and privileges of an Investor as if such Investor had been an original signatory to this Agreement.

12.3 Other Registration Rights.  [INTENTIONALLY LEFT BLANK]

12.4 Severability.  If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

12.5 Assignment.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by a Holder to any third party who purchases Registrable Securities from the Holder, provided, however, that this Agreement and the rights, interests and obligations hereunder may be assigned, transferred or delegated by an Investor to any Affiliate of such Investor (provided, further, that any such transferee or assignee assumes the obligations of such Investor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Investor pursuant to a properly completed agreement substantially in the form of Exhibit C). Notwithstanding the foregoing, DB and SP may each assign the rights, interests and obligations under this Agreement to one third party (who may be a different third party with respect to a sale by DB and a sale by SP) who purchases no less than 10 million Qualified Registrable Securities from either of such Persons provided that (i) such transferee of the Qualified Registrable Securities that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of Exhibit C), and (ii) the Holder selling the Qualified Registrable Securities shall have delivered to the Secretary of the Company written notice of such transfer setting forth the name of such Holder, the name and address of the transferee and the number of Registrable Securities that shall have been so transferred. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the parties hereto and any Indemnified Person, each of which is an intended third-party beneficiary hereof.

12.6 Entire Agreement.  This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, including the registration rights agreement among the parties hereto dated April   , 2007. Notwithstanding the foregoing, the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties shall continue in full force and effect.

12.7 Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument, (A) signed by (i) the Company, and (ii) holders of a majority of the Registrable Securities; provided that without the consent of DBSI and SP, no provision of this Agreement relating to the rights of DBSI and SP, respectively, with respect to registration of its Registrable Securities hereunder, including without limitation its rights under Section 4.1(a)(x) or 4.1 (a)(y), shall be modified or amended or (B) in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

12.8 Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

12.9 Governing Law; Venue.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH PARTY TO THIS AGREEMENT IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE DISTRICT COURTS OF THE UNITED STATES SITTING IN THE STATE OF DELAWARE OR THE COURTS OF THE STATE OF DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

12.10 Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.11 Specific Performance.  The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.

12.12 Termination.  This Agreement may be terminated at any time by a written instrument signed by the parties hereto and shall also terminate automatically and be of no further force and effect in the event that the EPCA is terminated in accordance with its terms. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than the first proviso in Section 7.1(i), Section 7.4, Article VIII and Article XI hereof) shall terminate (i) if at any time after the date hereof, there are no Qualified Registrable Securities outstanding and (ii) with respect to any particular Holder, at such time when all of the Qualified Registrable Securities held by that Holder can be sold during a three-months period under Rule 144. In connection with any sales of Common Stock pursuant hereto, each Holder shall be deemed to have sold Qualified Registrable Securities prior to any sales of Registrable Securities.

The parties hereto agree that, in the event that neither DBSI nor SP acquires more than fifteen percent (15%) of the then outstanding voting securities of the Company in connection with the transactions contemplated by the EPCA, the parties shall enter into a new registration rights agreement on substantially the terms set forth on Appendix I hereto and upon execution and delivery of such agreement by the parties hereto, this Agreement shall automatically terminate and be of no further force or effect.

12.13 No Conflicting Rights.  The Company shall not, on or after the date hereof, grant any registration or similar rights to any Person or amend any existing registration or similar rights previously granted by the Company, if such grant or amendment would conflict with or impair in any material respect the rights granted hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

HAYES LEMMERZ INTERNATIONAL, INC.

By:	/s/ James A. Yost
Name: James A. Yost

Title:	Vice President, Finance and Chief Financial Officer

INVESTORS
DEUTSCHE BANK SECURITIES INC.

By:	/s/ Charles J. Lanktree
Name: Charles J. Lanktree

Title:	Vice President

By:	/s/ Scott G. Martin
Name: Scott G. Martin

Title:	Managing Director

SPCP GROUP, LLC

By:	/s/ Edward A. Mulé
Name: Edward A. Mulé

Title:	Authorized Person

Each Investor party to any Additional Investor
Agreement who shall sign a Joinder Agreement
pursuant to Section 12.2 hereof.

APPENDIX C

FORM OF STANDSTILL AND DIRECTOR NOMINATION AGREEMENT

THIS STANDSTILL AND DIRECTOR NOMINATION AGREEMENT (this ‘‘Agreement”), dated as of          , 2007, is made by and between Hayes Lemmerz International, Inc., a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc., a Delaware corporation (“DBSI”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the EPCA (as defined below).

RECITALS

WHEREAS, DBSI and the Company have entered into that certain Amended and Restated Equity Purchase and Commitment Agreement, dated as of April 16, 2007 (the ‘‘EPCA”);

WHEREAS, DBSI has entered into an Amended and Restated Principal Additional Investor Agreement with SPCP Group, LLC, a Delaware limited liability company (the “Principal Additional Investor”) which obligates the Principal Additional Investor to purchase fifty percent (50%) of the aggregate amount of the Unsubscribed Shares to be purchased pursuant to the EPCA; and

WHEREAS, as a condition to the closing of the EPCA, DBSI is required to enter into this Agreement and the Principal Additional Investor is required to enter into a Standstill and Director Nomination Agreement, in each case, with the Company (the “Principal Additional Investor Standstill Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and in the EPCA, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share or any other class of capital stock of the Company which is issued with respect to the Common Stock or in substitution thereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust or an incorporated organization.

“SEC” shall mean the Securities and Exchange Commission.

“Shares of Then Outstanding Capital Stock” shall mean, at any time, the issued and outstanding shares of the Common Stock of the Company at such time.

ARTICLE II

RESTRICTIONS ON ACQUISITIONS AND DISPOSITIONS

Section 2.1  Standstill.  For the period commencing on the date hereof and ending on the date which is two years and six months from the date hereof, subject to earlier termination pursuant to Section 2.2 hereof (the

“Standstill Period”), neither DBSI nor any of its controlled Affiliates shall, without the prior written consent of the Company:

(a) directly or indirectly, acquire, agree to acquire or make any proposal to acquire beneficial ownership of Shares of Then Outstanding Capital Stock or any securities convertible into or exchangeable for Shares of Then Outstanding Capital Stock, if after giving effect to such acquisition, DBSI would beneficially own (as defined in Rule 13d-3 under the Exchange Act) more than forty-five percent (45%) of the Shares of Then Outstanding Capital Stock, whether by purchase, tender offer or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate association or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act); provided, however, notwithstanding the provisions of this Section 2.1(a), DBSI shall not be required to dispose of any of its holdings of Shares of Then Outstanding Capital Stock if (i) the number of shares constituting Shares of Then Outstanding Capital Stock is reduced or if the aggregate ownership of DBSI is increased solely as a result of a recapitalization of the Company and as a result of such transaction, DBSI’s ownership exceeds forty-five percent (45%) of the Shares of Then Outstanding Capital Stock or (ii) a majority of the members of the Board of Directors of the Company (other than any director appointed pursuant to Article III hereof) approve a transaction pursuant to which DBSI’s ownership exceeds forty-five percent (45%) of the Shares of Then Outstanding Capital Stock;

(b) propose to enter into, directly or indirectly, any merger or similar business combination involving the Company or any of its subsidiaries;

(c) propose that the Company or any of its subsidiaries enter into any plan of liquidation or dissolution or engage in any recapitalization transaction or sell all or substantially all of its assets;

(d) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC or consents to vote, or seek to advise or influence any Person with respect to the voting of any voting securities of the Company or initiate, propose or otherwise “solicit” shareholders of the Company for the approval of shareholder proposals, whether made pursuant to Rule 14a-8 under the Exchange Act or otherwise, induce or attempt to induce any other Person to initiate any such shareholder proposal, or otherwise communicate with the shareholders of the Company or others pursuant to the rules governing the solicitation of proxies promulgated by the SEC under the Exchange Act with respect to any such proposal;

(e) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company;

(f) deposit any of the voting securities of the Company in any voting trust or subject any such voting securities to any agreement or other arrangement with respect to the voting of any such voting securities;

(g) execute any written consent as a stockholder with respect to the voting securities of the Company;

(h) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company;

(i) seek, alone or in concert with others, (I) to call a meeting of stockholders of the Company, (II) representation on the Board of Directors of the Company except as provided in Article III hereof, or (III) the removal of any member of the Board of Directors of the Company;

(j) take any action or publicly announce any plan or intent to take any action, inconsistent with the foregoing;

(k) publicly request any amendment or waiver of any provision of this Agreement; or

(l) advise, assist or encourage any Person in connection with any of the foregoing.

provided that the mere voting, tender or exchange of any Shares of Then Outstanding Capital Stock held by the Investor shall not constitute a violation of any of clauses (a) through (l) above.

Section 2.2  Termination of Standstill.  The restrictions contained in Section 2.1 shall terminate upon the earliest to occur of (i) the public announcement by the Company to the effect that it is soliciting, directly or indirectly, proposals to effect a change of control transaction; (ii) the acquisition by any third Person or group other than DBSI or the Principal Additional Investor or any of their Affiliates or associates (an “Offeror”) of beneficial ownership of Shares of Then Outstanding Capital Stock, which, when combined with all other Shares of Then Outstanding Capital Stock beneficially owned by the Offeror, represents more than twenty-five percent (25%) of the voting power represented by all Shares of Then Outstanding Capital Stock; (iii) the entry by the Company into a definitive agreement with any Offeror with respect to a transaction which, if consummated, would result in a “change of control,” (iv) the issuance by the Company to an Offeror of Shares of Then Outstanding Capital Stock, which, when combined with all other Shares of Then Outstanding Capital Stock beneficially owned by such Offeror, represents more than fifteen percent (15%) of the voting power represented by all Shares of Then Outstanding Capital Stock, if the Company and such Offeror do not enter into a standstill agreement for a time period and upon terms substantially similar to the provisions of Section 2.1; (v) a sale of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary of the Company); (vi) a liquidation or dissolution of the Company; (vii) receipt by the Company of a bona fide proposal from an Offeror with respect to a change of control transaction, which is not made in violation of Section 2.1 hereof and which the Company’s Board of Directors does not reject within (A) 10 business days following commencement of any tender or exchange offer with respect to a proposal subject to Section 14(d) of the Exchange Act or (B) 30 business days, with respect to any other proposal; or (viii) at such time as DBSI beneficially owns less than fifteen percent (15%) of the Shares of Then Outstanding Capital Stock; provided, however, that the restrictions contained in Section 2.1 shall not terminate pursuant to this subsection (viii) unless and until DBSI shall have furnished to the Company a certificate of a duly authorized officer of DBSI certifying that as of the date thereof, DBSI beneficially owns less than fifteen percent (15%) of the Shares of Then Outstanding Capital Stock and setting forth therein, the number of Shares then beneficially owned by DBSI and a calculation of the percentage of the Shares of Then Outstanding Capital Stock represented by such amount.

Section 2.3  Voting Agreement.  During the Standstill Period and so long as the Company is not in breach of its obligations under Article III hereof, DBSI shall vote or cause to be voted all shares of Common Stock which it beneficially owns in favor of the slate of directors nominated by the Board of Directors at the Annual Meetings of the Company’s Stockholders to be held in 2007 and 2008.

Section 2.4  Change of Control.  For purposes this Agreement, a “change of control” shall mean (i) a merger or consolidation to which the Company is a party and as a result of which the Persons who were stockholders of the Company immediately prior to the effective date of such merger or consolidation beneficially own (as defined in Rule 13d-3 under the Exchange Act) less than fifty percent (50%) of the voting stock of the surviving parent entity outstanding immediately following the effectiveness of such merger or consolidation; (ii) a sale of all or substantially all of the Company’s assets (other than to a wholly-owned subsidiary of the Company); or (iii) a liquidation or dissolution of the Company.

ARTICLE III

BOARD REPRESENTATION

Section 3.1  Number of Board Members.  The Company shall use its commercially reasonable efforts to cause its Certificate of Incorporation to be amended to increase the number of members on the Board of Directors of the Company to accommodate any additional directors, including, without limitation, the Investor Nominee, to be designated by DBSI pursuant to the terms hereof and/or the Principal Additional Investor pursuant to the Principal Additional Investor Standstill Agreement.

Section 3.2  Board Appointment Rights.  (a) In the event that immediately following the consummation of the transactions contemplated by the EPCA, DBSI and its Affiliates beneficially own fifteen percent (15%) or more (excluding any shares of Common Stock held by DBSI and its Affiliates prior to the date hereof) of the Shares of Then Outstanding Capital Stock, DBSI shall have the right to designate a nominee (the “DBSI Nominee”) to serve on the Board of Directors of the Company; provided, however, such DBSI Nominee must be (i) “independent”, as defined within the meaning of the NASDAQ Marketplace Rules, (ii) not employed by or affiliated with DBSI or the Principal Additional Investor and (iii) approved by a majority of the members of the Board of Directors of the

Company. The Board of Directors of the Company shall promptly appoint such DBSI Nominee to serve as a director of the Company for the remainder of the term of such class of directors in which such nominee is appointed.

(b) In the event that immediately following the consummation of the transactions contemplated by the EPCA, either (i) DBSI and its Affiliates or (ii) the Principal Additional Investor and its Affiliates beneficially own thirty percent (30%) or more (excluding any shares of Common Stock held by DBSI and its Affiliates or the Principal Additional Investor and its Affiliates prior to the date hereof) of the Shares of Then Outstanding Capital Stock, the DBSI Nominee and the Silver Point Nominee (as defined in the Principal Additional Investor Standstill Agreement) shall jointly have the right to designate an additional nominee who meets the requirements set forth in the proviso to Section 3.2(a) above (the “Investor Nominee”) to serve on the Board of Directors of the Company. Notwithstanding the foregoing, in the event that the Principal Additional Investor owns less than fifteen percent (15%) of the Shares of Then Outstanding Capital Stock immediately following the consummation of the transactions contemplated by the EPCA, such Investor Nominee shall be designated by DBSI, subject to the proviso set forth in Section 3.2(a) above. The Board of Directors of the Company shall promptly appoint such Investor Nominee to serve as a director of the Company for the remainder of the term of such class of directors in which such nominee is appointed.

(c) The provisions of this Article III shall be of no further force or effect (A) with respect to the right to designate any Nominee, unless (x) the identity of the Nominee and (y) all reasonable information concerning the Nominee requested by the Company is provided to the Company no earlier than 75 days nor later than 90 days following the date hereof and (B) on and after the date that all Nominees which are entitled to be appointed to the Board pursuant to this Article III have been so appointed.

ARTICLE IV

MISCELLANEOUS

Section 4.1  Notices.  All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Company:

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, MI 48167
Facsimile: (734) 737-2069
Attention: James A. Yost and Patrick C. Cauley

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
Facsimile: (302) 651-3001
Attention: Robert B. Pincus

If to DBSI:

Deutsche Bank Securities Inc.
60 Wall Street, 44th Floor
New York, New York 10005
Facsimile: [          ]
Attention: Matthew Doheny and Charles J. Lanktree

with a copy to:

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036-2787
Facsimile: (212) 354-8113
Attention: Gerard Uzzi and Colin Diamond

Section 4.2  Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party hereto. This agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

Section 4.3  Prior Negotiations; Entire Agreement.  This Agreement (including the agreements attached as exhibits to and the documents and instruments referred to in this Agreement constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

Section 4.4  GOVERNING LAW; VENUE.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE CHANCERY COURT IN AND FOR NEW CASTLE COUNTY IN THE STATE OF DELAWARE AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 4.5  Specific Performance.  DBSI acknowledges that the Company would not have an adequate remedy at law for money damages in the event that the agreements and covenants set forth herein were not performed in accordance with their terms and therefore agrees that the Company shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of the terms hereof, in addition to any other remedy or relief available at law or in equity.

Section 4.6  Counterparts.  This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

Section 4.7  Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

Section 4.8  Headings.  The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

HAYES LEMMERZ INTERNATIONAL, INC.

By:
Name:

Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:

Title:

By:
Name:

Title:

FORM OF STANDSTILL AND DIRECTOR NOMINATION AGREEMENT

THIS STANDSTILL AND DIRECTOR NOMINATION AGREEMENT (this “Agreement”), dated as of          , 2007, is made by and between Hayes Lemmerz International, Inc., a Delaware corporation (the “Company”), and SPCP Group, LLC, a Delaware limited liability company (“Silver Point”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the EPCA (as defined below).

RECITALS

WHEREAS, Deutsche Bank Securities, Inc., a Delaware corporation (“DBSI”) and the Company have entered into that certain Amended and Restated Equity Purchase and Commitment Agreement, dated as of April 16, 2007 (the “EPCA”);

WHEREAS, DBSI has entered into an Amended and Restated Principal Additional Investor Agreement with Silver Point which obligates Silver Point to purchase fifty percent (50%) of the aggregate amount of the Unsubscribed Shares to be purchased pursuant to the EPCA; and

WHEREAS, as a condition to the closing of the EPCA, Silver Point is required to enter into this Agreement and DBSI is required to enter into a Standstill and Director Nomination Agreement, in each case, with the Company (the “DSBI Standstill Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and in the EPCA, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

‘‘Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share or any other class of capital stock of the Company which is issued with respect to the Common Stock or in substitution thereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust or an incorporated organization.

“SEC” shall mean the Securities and Exchange Commission.

“Shares of Then Outstanding Capital Stock” shall mean, at any time, the issued and outstanding shares of the Common Stock of the Company at such time.

ARTICLE II

RESTRICTIONS ON ACQUISITIONS AND DISPOSITIONS

Section 2.1  Standstill.  For the period commencing on the date hereof and ending on the date which is two years and six months from the date hereof, subject to earlier termination pursuant to Section 2.2 hereof (the “Standstill Period”), neither Silver Point nor any of its controlled Affiliates shall, without the prior written consent of the Company:

(a) directly or indirectly, acquire, agree to acquire or make any proposal to acquire beneficial ownership of Shares of Then Outstanding Capital Stock or any securities convertible into or exchangeable for Shares of

Then Outstanding Capital Stock, if after giving effect to such acquisition, Silver Point would beneficially own (as defined in Rule 13d-3 under the Exchange Act) more than thirty percent (30%) of the Shares of Then Outstanding Capital Stock, whether by purchase, tender offer or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate association or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act); provided, however, notwithstanding the provisions of this Section 2.1(a), Silver Point shall not be required to dispose of any of its holdings of Shares of Then Outstanding Capital Stock if (i) the number of shares constituting Shares of Then Outstanding Capital Stock is reduced or if the aggregate ownership of Silver Point is increased solely as a result of a recapitalization of the Company and as a result of such transaction, Silver Point’s ownership exceeds thirty percent (30%) of the Shares of Then Outstanding Capital Stock or (ii) a majority of the members of the Board of Directors of the Company (other than any director appointed pursuant to Article III hereof) approve a transaction pursuant to which Silver Point’s ownership exceeds thirty percent (30%) of the Shares of Then Outstanding Capital Stock;

(b) propose to enter into, directly or indirectly, any merger or similar business combination involving the Company or any of its subsidiaries;

(c) propose that the Company or any of its subsidiaries enter into any plan of liquidation or dissolution or engage in any recapitalization transaction or sell all or substantially all of its assets;

(d) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC or consents to vote, or seek to advise or influence any Person with respect to the voting of any voting securities of the Company or initiate, propose or otherwise “solicit” shareholders of the Company for the approval of shareholder proposals, whether made pursuant to Rule 14a-8 under the Exchange Act or otherwise, induce or attempt to induce any other Person to initiate any such shareholder proposal, or otherwise communicate with the shareholders of the Company or others pursuant to the rules governing the solicitation of proxies promulgated by the SEC under the Exchange Act with respect to any such proposal;

(e) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company;

(f) deposit any of the voting securities of the Company in any voting trust or subject any such voting securities to any agreement or other arrangement with respect to the voting of any such voting securities;

(g) execute any written consent as a stockholder with respect to the voting securities of the Company;

(h) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company;

(i) seek, alone or in concert with others, (I) to call a meeting of stockholders of the Company, (II) representation on the Board of Directors of the Company except as provided in Article III hereof, or (III) the removal of any member of the Board of Directors of the Company;

(j) take any action or publicly announce any plan or intent to take any action, inconsistent with the foregoing;

(k) publicly request any amendment or waiver of any provision of this Agreement; or

(l) advise, assist or encourage any Person in connection with any of the foregoing.

provided that the mere voting, tender or exchange of any Shares of Then Outstanding Capital Stock held by the Investor shall not constitute a violation of any of clauses (a) through (l) above.

Section 2.2  Termination of Standstill.  The restrictions contained in Section 2.1 shall terminate upon the earliest to occur of (i) the public announcement by the Company to the effect that it is soliciting, directly or indirectly, proposals to effect a change of control transaction; (ii) the acquisition by any third Person or group other than Silver Point or DBSI or any of their Affiliates or associates (an “Offeror”) of beneficial ownership of Shares of Then Outstanding Capital Stock, which, when combined with all other Shares of Then Outstanding Capital Stock beneficially owned by the Offeror, represents more than twenty-five percent (25%) of the voting power represented by all Shares of Then Outstanding Capital Stock; (iii) the entry by the Company into a definitive agreement with any Offeror with respect to a transaction which, if consummated, would result in a “change of control,” (iv) the issuance by the Company to an Offeror of Shares of Then Outstanding Capital Stock, which, when combined with all other Shares of Then Outstanding Capital Stock beneficially owned by such Offeror, represents more than fifteen percent (15%) of the voting power represented by all Shares of Then Outstanding Capital Stock, if the Company and such Offeror do not enter into a standstill agreement for a time period and upon terms substantially similar to the provisions of Section 2.1; (v) a sale of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary of the Company); (vi) a liquidation or dissolution of the Company; (vii) receipt by the Company of a bona fide proposal from an Offeror with respect to a change of control transaction, which is not made in violation of Section 2.1 hereof and which the Company’s Board of Directors does not reject within (A) 10 business days following commencement of any tender or exchange offer with respect to a proposal subject to Section 14(d) of the Exchange Act or (B) 30 business days, with respect to any other proposal; or (viii) at such time as Silver Point beneficially owns less than fifteen percent (15%) of the Shares of Then Outstanding Capital Stock; provided, however, that the restrictions contained in Section 2.1 shall not terminate pursuant to this subsection (viii) unless and until Silver Point shall have furnished to the Company a certificate of a duly authorized officer of Silver Point certifying that as of the date thereof, Silver Point beneficially owns less than fifteen percent (15%) of the Shares of Then Outstanding Capital Stock and setting forth therein, the number of Shares then beneficially owned by Silver Point and a calculation of the percentage of the Shares of Then Outstanding Capital Stock represented by such amount.

Section 2.3  Voting Agreement.  During the Standstill Period and so long as the Company is not in breach of its obligations under Article III hereof, Silver Point shall vote or cause to be voted all shares of Common Stock which it beneficially owns in favor of the slate of directors nominated by the Board of Directors at the Annual Meetings of the Company’s Stockholders to be held in 2007 and 2008.

Section 2.4  Change of Control.  For purposes this Agreement, a “change of control” shall mean (i) a merger or consolidation to which the Company is a party and as a result of which the Persons who were stockholders of the Company immediately prior to the effective date of such merger or consolidation beneficially own (as defined in Rule 13d-3 under the Exchange Act) less than fifty percent (50%) of the voting stock of the surviving parent entity outstanding immediately following the effectiveness of such merger or consolidation; (ii) a sale of all or substantially all of the Company’s assets (other than to a wholly-owned subsidiary of the Company); or (iii) a liquidation or dissolution of the Company.

ARTICLE III

BOARD REPRESENTATION

Section 3.1  Number of Board Members.  The Company shall use its commercially reasonable efforts to cause its Certificate of Incorporation to be amended to increase the number of members on the Board of Directors of the Company to accommodate any additional directors, including, without limitation, the Silver Point Nominee, to be designated by Silver Point pursuant to the terms hereof and/or DBSI pursuant to the DBSI Standstill Agreement.

Section 3.2  Board Appointment Rights.  (a) In the event that immediately following the consummation of the transactions contemplated by the EPCA, Silver Point and its Affiliates beneficially own fifteen percent (15%) or more (excluding any shares of Common Stock held by Silver Point and its Affiliates prior to the date hereof) of the Shares of Then Outstanding Capital Stock, Silver Point shall have the right to designate a nominee (the “Silver Point Nominee”) to serve on the Board of Directors of the Company; provided, however, such Silver Point Nominee must be (i) “independent”, as defined within the meaning of the NASDAQ Marketplace Rules, (ii) not employed by or affiliated with Silver Point or DBSI and (iii) approved by a majority of the members of the Board of Directors of the Company. The Board of Directors of the Company shall promptly appoint such Silver Point Nominee to serve as a director of the Company for the remainder of the term of such class of directors in which such nominee is appointed.

(b) In the event that immediately following the consummation of the transactions contemplated by the EPCA, either (i) Silver Point and its Affiliates or (ii) DBSI and its Affiliates beneficially own thirty percent (30%) or more (excluding any shares of Common Stock held by Silver Point and its Affiliates or DBSI and its Affiliates prior to the date hereof) of the Shares of Then Outstanding Capital Stock, the Silver Point Nominee and the DBSI Nominee (as defined in DBSI Standstill Agreement) shall jointly have the right to designate an additional nominee who meets the requirements set forth in the proviso to Section 3.2(a) above (the “Investor Nominee”) to serve on the Board of Directors of the Company. Notwithstanding the foregoing, in the event that DBSI owns less than fifteen percent (15%) of the Shares of Then Outstanding Capital Stock immediately following the consummation of the transactions contemplated by the EPCA, such Investor Nominee shall be designated by Silver Point, subject to the proviso set forth in Section 3.2(a) above. The Board of Directors of the Company shall promptly appoint such Investor Nominee to serve as a director of the Company for the remainder of the term of such class of directors in which such nominee is appointed.

(c) The provisions of this Article III shall be of no further force or effect (A) with respect to the right to designate any Nominee, unless (x) the identity of the Nominee and (y) all reasonable information concerning the Nominee requested by the Company is provided to the Company no later than 90 days following the date hereof and (B) on and after the date that all Nominees which are entitled to be appointed to the Board pursuant to this Article III have been so appointed.

ARTICLE IV

MISCELLANEOUS

Section 4.1  Notices.  All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Company:

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, MI 48167
Facsimile: (734) 737-2069
Attention: James A. Yost and Patrick C. Cauley

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
Facsimile: (302) 651-3001
Attention: Robert B. Pincus

If to Silver Point:

SPCP Group, LLC
Two Greenwich Plaza
First Floor
Greenwich, CT 06830-6353
Attention: Jeff Forlizzi
Vick Sandhu, Esq.
Telecopy No. (203) 542-4300 and (203) 542-4141

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention: Brett Lawrence, Esq.
Telecopy No.: (212) 806-6006

Section 4.2  Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party hereto. This agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

Section 4.3  Prior Negotiations; Entire Agreement.  This Agreement (including the agreements attached as exhibits to and the documents and instruments referred to in this Agreement constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

Section 4.4  GOVERNING LAW; VENUE.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE CHANCERY COURT IN AND FOR NEW CASTLE COUNTY IN THE STATE OF DELAWARE AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 4.5  Specific Performance.  Silver Point acknowledges that the Company would not have an adequate remedy at law for money damages in the event that the agreements and covenants set forth herein were not performed in accordance with their terms and therefore agrees that the Company shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of the terms hereof, in addition to any other remedy or relief available at law or in equity.

Section 4.6  Counterparts.  This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

Section 4.7  Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

Section 4.8  Headings.  The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

HAYES LEMMERZ INTERNATIONAL, INC.

By:
Name:

Title:

SPCP Group, LLC, as Principal Additional Investor

By:
Name: Edward A. Mulé

Title: Authorized Person

APPENDIX D

CHARTER AMENDMENT
FORM OF
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
HAYES LEMMERZ INTERNATIONAL, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware (“DGCL”)

Hayes Lemmerz International, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST:  Article FOURTH of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as set forth below:

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 201,000,000 of which the Corporation shall have authority to issue 200,000,000 shares of Common Stock, each having a par value of $0.01 per share, and 1,000,000 shares of Preferred Stock, each having a par value of $0.01 per share.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by two-thirds or more of the members of the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

SECOND:  Section (3) of Article SEVENTH of the Certificate of Incorporation of the Corporation is amended and restated in its entirety as set forth below:

(3) The Board of Directors shall consist of not less than 3 nor more than 12 members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. Election of directors need not be by written ballot unless the By-Laws so provide.

THIRD:  The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

[SIGNATURE PAGE FOLLOWS]

D-1

IN WITNESS WHEREOF, Hayes Lemmerz International, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this           day of          , 2007.

HAYES LEMMERZ INTERNATIONAL, INC.

By:
Name:

Title:

D-2

PROXY
HAYES LEMMERZ INTERNATIONAL, INC.
Special Meeting of Stockholders - May 4, 2007
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Patrick C. Cauley and Steven Esau, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hayes Lemmerz International, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the company to be held May 4, 2007 or at any adjournment or postponement thereof, with all powers which the undersigned would possess, if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.
A proposal to approve (i) a rights offering (the “Rights Offering”) of up to $180,000,000 to record holders of the Company’s outstanding Common Stock under which each full right will enable the holder to purchase one share of common stock at an exercise price of $3.25 per share (the “Exercise Price”), (ii) the sale of any Common Stock not subscribed for in the Rights Offering to Deutsche Bank Securities, Inc. (the “Investor”) and SPCP Group, LLC, an affiliate of Silver Point Capital, L.P. (the “Principal Additional Investor”), (iii) at the Investor’s option, the purchase of up to 4,038,462 shares of Common Stock at the Exercise Price and (iv) the related Amended and Restated Equity Purchase and Commitment Agreement and the other transactions contemplated thereby.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.
A proposal to amend the Company’s Certificate of Incorporation to increase the aggregate number of authorized shares of Common Stock from 100,000,000 to 200,000,000 and the aggregate number of authorized shares of capital stock from 101,000,000 to 201,000,000.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	A proposal to amend the Company’s Certificate of Incorporation to increase the maximum number of members of the Board of Directors from nine to twelve.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲FOLD AND DETACH HERE▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.proxyvoting.com/hayz
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
You can view the Annual Report and Proxy Statement
on the internet at www.hayes-lemmerz.com/investor_kit